Registration No. 333- __________

   As filed with the Securities and Exchange Commission on December 6, 2001
    ========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                               -------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

SOUTHERN UNION COMPANY                   Delaware            75-0571592
SOUTHERN UNION FINANCING II              Delaware            application pending
SOUTHERN UNION FINANCING III             Delaware            application pending

(Exact name of Registrant as         (State or other         (I.R.S. Employer
specified in its Charter)            Jurisdiction of         Identification
                                     Incorporation           Number)
                                     or Organization)

                          504 Lavaca Street, Suite 800
                               Austin, Texas 78701
                                 (512) 477-5852
    (Address,   including zip code, and telephone number, including area code, of each registrant's principal executive offices)
                               ------------------

         Dennis K. Morgan, Esq.                         With a copy to:
Executive Vice President- Administration,           Stephen A. Bouchard, Esq.
     General Counsel and Secretary                 Fleischman and Walsh, L.L.P.
        Southern Union Company                     1600 Sixteenth Street, N. W.
     504 Lavaca Street, Suite 800                           Suite 600
         Austin, Texas 78701                         Washington, D. C.  20036
           (512) 477-5852                                 (202) 939-7911

            (Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)
                            ------------------------

          Approximate Date of Commencement of Proposed Sale to Public:
         From time to time after the effective date of the Registration
        Statement, as determined by market conditions and other factors.
                            ------------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|


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         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

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                         CALCULATION OF REGISTRATION FEE


                                            Proposed     Proposed
                                            Maximum      Maximum
                                            Offering     Aggregate
    Title of Each Class     Amount to be     Price       Offering     Amount of
    of Securities to be      Registered     Per Unit       Price    Registration
        Registered               (1)       (1)(2)(3)    (1)(2)(3)      Fee (2)
--------------------------------------------------------------------------------
Trust Preferred Securi-
  ties of Southern
  Union Financing II

Trust Preferred Securi-
  ties of Southern
  Union Financing III

Guarantees of Southern
  Union Company with
  respect to Trust
  Preferred Securities
  of Southern Union
  Financing II and
  Southern Union
  Financing III (4)

Subordinated Debt
  Securities of
  Southern Union
  Company

-----------------------     ------------   ---------  ------------  ------------
       Total                $200,000,000      100%    $200,000,000    $47,800

(1) Such indeterminate principal amount of trust preferred securities of Southern Union Financing II and Southern Union Financing III, as may from time to time be issued at indeterminate prices. Subordinated debt securities of Southern Union Company would be issued and sold to Southern Union Financing II and Southern Union Financing III, and such subordinated debt securities may later be distributed to the holders of such trust preferred securities upon a dissolution of Southern Union Financing II or Southern Union Financing III and the distribution of the assets thereof.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the trust preferred securities of Southern Union Financing II or Southern Union Financing III sold by such trusts, and subordinated debt securities of Southern Union Company sold to such trusts, and registered hereby, will not exceed $200,000,000.

(3)  Exclusive of accrued interest and distributions, if any.

(4)  No separate consideration will be received for any guarantees.

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


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

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED __________, 200_

PROSPECTUS
                                  $200,000,000
                             SOUTHERN UNION COMPANY
                          Subordinated Debt Securities
                                   Guarantees
                                       and
                           SOUTHERN UNION FINANCING II
                          SOUTHERN UNION FINANCING III

                           Trust Preferred Securities
                  guaranteed to the extent described herein and in the accompanying Prospectus Supplement by
                             Southern Union Company


     Southern Union Company may offer, on one or more occasions:

     o unsecured subordinated debt securities consisting of notes or other evidence of indebtedness; and

     o guarantees of Southern Union Company with respect to trust preferred securities of Southern Union Financing II and Southern Union Financing III.

     Southern Union Financing II and Southern Union Financing III, which are Delaware business trusts whose assets will consist solely of unsecured subordinated debt securities issued by Southern Union Company, may offer:

     o trust preferred securities, representing preferred undivided beneficial interests in their assets.

     For each type of security listed above, the amount, price and terms will be determined at or prior to the time of sale.

     Each time we offer any of these securities, we will provide the specific terms of these securities in one or more supplements to this prospectus. The prospectus supplement or supplements also will set forth the names of any underwriters, dealers or agents involved in the offering of the securities, the compensation of these parties and any other special terms of the offering and sale. You should carefully read this prospectus and the accompanying prospectus supplement or supplements before you invest.

     This prospectus may not be used to consummate sales of any of these securities unless accompanied by a prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is _________, 200__.



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

                                TABLE OF CONTENTS

                                                                            Page
                                                                          Number
                                                                         ------

About this Prospectus.................................................      1
Cautionary Statement Regarding Forward-Looking Statements.............      1
Where You Can Find More Information ..................................      2
Incorporation by Reference ...........................................      2
Southern Union Company................................................      4
The Trusts............................................................      4
Use of Proceeds.......................................................      6
Ratio of Earnings to Fixed Charges ...................................      7
Unaudited Pro Forma Combined Condensed Statement of Operations........      8
Description of the Trust Preferred Securities.........................     11
Description of the Trust Guarantees...................................     15
Description of the Subordinated Debt Securities ......................     18
Plan of Distribution..................................................     29
Legal Matters.........................................................     30
Experts  .............................................................     30

































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                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell different types of securities described in this prospectus in one or more offerings up to the total offering amount set forth on the cover page of this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

         You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate after the date of the applicable document. Southern Union's business, financial condition, results of operations and prospects may have changed since that date.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         We have made statements in this prospectus and the documents that we incorporate by reference that constitute forward-looking statements. These statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of Southern Union's operations. These statements may relate to, but are not limited to, information or assumptions about earnings per share, capital and other expenditures, dividends, financing plans, capital structure, cash flow, pending legal proceedings and claims, including environmental matters, future economic performance, operating income, cost savings, management's plans, goals and objectives for future operations and growth, and the market for Southern Union's common stock. These forward-looking statements generally are accompanied by words such as "intend," "anticipate," "believe," "plan," "estimate," "expect," "should" or similar expressions. You should understand that these forward-looking statements are necessarily estimates reflecting the best judgment of Southern Union's senior management, not guarantees of future performance. They are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.

         Important factors that could cause Southern Union's actual results to differ materially from estimates or projections contained in forward-looking statements include, among others, the following:

         o general economic, financial and business conditions; o competition in the energy services sector; o the availability of natural gas and oil;
         o development and operating costs; o the availability and terms of capital; o unanticipated environmental liabilities; o the impacts of unusual items resulting from ongoing evaluations of business strategies and asset valuations;
         o      changes in business strategy;
         o the application of newly adopted Generally Accepted Accounting Principles;
         o      the timing and extent of changes in commodity prices;
         o      gas sales volumes;
         o weather conditions and other natural phenomena in Southern Union's service territories;
         o the purchase and implementation of new technologies for enhancing customer service and/or operating efficiencies;
         o impact of relations with labor unions of bargaining-unit employees;
         o      the receipt of timely and adequate rate relief;
         o      the outcome of pending and future litigation;

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

         o governmental regulations and proceedings affecting Southern Union's operating divisions including the restructuring of the natural gas industry in Massachusetts, Rhode Island, Pennsylvania, Texas and Missouri;
         o the nature and impact of any extraordinary transactions such as any acquisition or divestiture of a business unit or any assets; and
         o the risk that the businesses of Pennsylvania Enterprises, Inc. ("PEI"), Fall River Gas Company ("Fall River Gas"), Providence Energy Corporation ("ProvEnergy"), Valley Resources, Inc. ("Valley Resources") and any other businesses or investments that Southern Union recently acquired or in the future may acquire may not be successfully integrated with the businesses of Southern Union.

         These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions, and general economic conditions, including interest rate fluctuations, federal, state and local laws and regulations affecting the retail gas industry or the energy industry generally, and other factors.

         Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the documents that we incorporate by reference. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or, in the case of documents incorporated by reference, the date of those documents.

         All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We will not release publicly any revisions to these forward-looking statements reflecting events or circumstances after the date of this prospectus or reflecting the occurrence of unanticipated events, unless the securities laws require us to do so.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement with the SEC under the Securities Act of 1933 that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities being offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

         In addition, Southern Union files annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at, and you may also obtain copies of this information by mail from, the SEC's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including Southern Union, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about Southern Union at the offices of The New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York 10005.

                           INCORPORATION BY REFERENCE

         The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by subsequently incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.

         We incorporate by reference the documents listed below that Southern Union has previously filed with the SEC. They contain important information about Southern Union and its financial condition.


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

           SEC Filings (File No. 1-6407)                        Date Filed
           -----------------------------                        ----------

Quarterly Report on Form 10-Q for the quarter ended
  September 30, 2001                                        November 14, 2001

Annual Report on Form 10-K for the year ended
  June 30, 2001                                              October 1, 2001

Current Report on Form 8-K                                    August 9, 2001

Current Report on Form 8-K                                     July 18, 2001

         We are also incorporating by reference additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this Prospectus until the termination of the offering of the securities offered by this prospectus. These documents include periodic reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         You can obtain any of the documents incorporated by reference in this document through us or from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following address:

                         Attention: Richard N. Marshall
                  Director of Investor Relations and Treasurer
                             Southern Union Company
                                 One PEI Center
                        Wilkes-Barre, Pennsylvania 18711
                          Telephone No.: (570) 829-8600

         Separate financial statements of the trusts have not been included in this prospectus. Southern Union and the trusts do not consider such financial statements to be helpful because:

         o Southern Union beneficially owns directly or indirectly all of the undivided beneficial interests in the assets of the trusts (other than the beneficial interests represented by the trust preferred securities). See "The Trusts," "Description of the Trust Preferred Securities" and "Description of the Trust Guarantees."

         o Southern Union will guarantee the trust preferred securities such that the holders of the trust preferred securities, with respect to the payment of distributions and amounts upon liquidation, dissolution and winding-up, are in the same position with regard to assets of Southern Union as a holder of the subordinated debt securities to be issued by Southern Union.

         o In future filings under the Securities Exchange Act of 1934, an audited footnote to Southern Union's annual financial statements will state that all common securities issued by the trusts are owned by Southern Union, that the sole assets of the trusts are the subordinated debt securities of Southern Union having a specified total principal amount, and that, considered together, Southern Union's obligations under the subordinated debt securities and the related agreements, including the guarantees, constitute a full and unconditional guarantee by Southern Union of the trusts' obligations under the trust preferred securities.

         o Each trust is a special purpose entity, has not engaged in any activity since its creation, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than as described under "The Trusts."


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

                             SOUTHERN UNION COMPANY

         Southern Union's principal line of business is the distribution of natural gas as a public utility in Texas, Missouri, Pennsylvania, Rhode Island and Massachusetts. Southern Union's principal operating divisions are:

         o Southern Union Gas, headquartered in Austin, Texas, serves approximately 535,000 customers in Texas (including Austin, Brownsville, El Paso, Galveston, Harlingen, McAllen and Port Arthur).
         o Missouri Gas Energy, headquartered in Kansas City, Missouri, serves approximately 498,000 customers in central and western Missouri (including Kansas City, St. Joseph, Joplin and Monett).
         o PG Energy, headquartered in Wilkes-Barre, Pennsylvania, serves approximately 156,000 customers in northeastern and central Pennsylvania (including Wilkes-Barre, Scranton and Williamsport).
         o The New England Division (created through the acquisitions in September 2000 of ProvEnergy, Valley Resources and Fall River Gas) serves approximately 292,000 customers in Rhode Island and Massachusetts (including Providence, Newport and Cumberland, Rhode Island and Fall River, North Attleboro and Somerset, Massachusetts).

         The diverse geographic area of Southern Union's natural gas distribution systems should reduce the overall sensitivity of Southern Union's operations to weather risk and local economic conditions.

         Southern Union has created subsidiaries to support and expand its natural gas and other energy sales and to capitalize on its energy expertise. Southern Union's subsidiaries market natural gas to end-users, operate natural gas pipeline systems, generate electricity and distribute propane. Central to all of Southern Union's present businesses and strategies are the sale and transportation of natural gas.

         Southern Union is a sales and market-driven energy company whose management is committed to achieving profitable growth of its utility divisions in an increasingly competitive business environment and partnering with companies which complement Southern Union's existing customer service and core utility business. Southern Union's strategies for achieving these objectives principally consist of:

         o promoting new sales opportunities and markets for natural gas; o enhancing financial and operating performance; and o expanding Southern Union through development of existing utility businesses and selective acquisition of new utility businesses.

         Southern Union's management develops and continually evaluates these strategies and their implementation by applying its experience and expertise in analyzing the energy industry, technological advances, market opportunities and general business trends. Each of these strategies, as implemented throughout Southern Union's existing businesses, reflects its commitment to its core gas utility business.

         Southern Union's corporate headquarters are located at 504 Lavaca Street, Suite 800, Austin, Texas 78701, and its telephone number is (512) 477-5852.

                                   THE TRUSTS

         Southern Union Financing II and Southern Union Financing III are each a statutory business trust created under Delaware law through the execution of a trust agreement and the filing of a certificate of trust with the Delaware Secretary of State on March 28, 1995. At the time of public issuance of trust preferred securities by a trust, the related trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement which includes this prospectus. The amended and restated trust agreement is referred to as the "trust agreement." Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Each trust exists for the exclusive purposes of:

         o issuing and selling to the public the trust preferred securities, representing undivided beneficial interests in the assets of the trust;


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         o    issuing and selling to Southern Union common securities, repre-
              senting undivided beneficial interests in the assets of the trust;

         o investing the gross proceeds from the sale of the trust preferred securities and the common securities in subordinated debt securities issued by Southern Union;

         o distributing the cash payments it receives from the subordinated debt securities owned by it to the holders of the trust preferred securities and the common securities; and

         o engaging in those other activities necessary or incidental to these purposes.

         Each trust has a term of approximately 55 years from formation, but may terminate earlier as provided in the trust agreement.

         The proceeds from the offering and the sale of the common securities and the trust preferred securities will be used by each trust to purchase from Southern Union subordinated debt securities in a total principal amount equal to the total liquidation preference of the common securities and the trust preferred securities. The subordinated debt securities will bear interest at an annual rate equal to the annual distribution rate of the common securities and the trust preferred securities and will have certain redemption terms which correspond to the redemption terms for the common securities and the trust preferred securities. The subordinated debt securities will rank subordinate in right of payment to all of Southern Union's senior indebtedness (as defined in this prospectus). Distributions on the common securities and the trust preferred securities issued by a trust may not be made unless the trust receives corresponding interest payments from Southern Union on the subordinated debt securities held by it. Southern Union will irrevocably guarantee, on a subordinated basis and to the extent set forth in the guarantee, with respect to each of the common securities and the trust preferred securities, the payment of distributions, the redemption price, including all accrued or deferred and unpaid distributions, and payment on liquidation, but only to the extent of funds on hand at the trust. Each guarantee will be unsecured and will be subordinate to all senior indebtedness of Southern Union. Upon the occurrence of certain events (subject to the conditions to be described in an accompanying prospectus supplement), each trust may be liquidated and the holders of the common securities and trust preferred securities could receive subordinated debt securities in lieu of any liquidating cash distribution.

         All of the trust common securities will be owned by Southern Union. Southern Union will, directly or indirectly, in connection with an offering of trust preferred securities by a trust, purchase common securities of the trust in an aggregate liquidation amount equal to 3% of the total capital of the trust.

         Each trust will initially have four trustees. Two of the trustees will be persons who are employees or officers of or who are affiliated with Southern Union and will be referred to as the administrative trustees. The third trustee will be a financial institution that is unaffiliated with Southern Union, which trustee will serve as property trustee under the applicable trust agreement and as indenture trustee for the purpose of compliance with the provisions of the Trust Indenture Act of 1939. Wilmington Trust Company will be the property trustee until removed or replaced by the holder of the common securities. Wilmington Trust Company will also act as the Delaware trustee, the fourth trustee, for the purposes of the Delaware Business Trust Act, until removed or replaced by the holder of the common securities. Wilmington Trust Company will also act as guarantee trustee under each trust guarantee. See "Description of the Trust Guarantees."

         The property trustee will hold title to the subordinated debt securities for the benefit of the holders of the common securities and the trust preferred securities. The property trustee will have the power to exercise all rights, powers and privileges under the applicable indenture as the holder of the subordinated debt securities. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the subordinated debt securities for the benefit of the holders of the common securities and the trust preferred securities. The property trustee will make payments of the distributions and payments on liquidation, redemption and otherwise to the holders of the common securities and the trust preferred securities out of funds from the segregated non-interest bearing bank account. The guarantee trustee will hold the guarantees for the benefit of the holders of the common securities and the trust preferred securities.


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

         Southern Union, as the holder of all the common securities, will have the right to appoint, remove or replace any of the trustees. Southern Union will also have the right to increase or decrease the number of trustees, as long as the number of trustees shall be at least three, a majority of which shall be administrative trustees. Southern Union will pay all fees and expenses related to the trusts and the offering of the common securities and the trust preferred securities.

         The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, are set forth in the applicable trust agreement, the Delaware Business Trust Act and the Trust Indenture Act of 1939.

         The office of the Delaware trustee for each trust is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The address for each trust is c/o Southern Union Company, 504 Lavaca Street, Suite 800, Austin, Texas 78701, telephone (512) 477-5852.

                                 USE OF PROCEEDS

         The proceeds received by each of the trusts from the sale of its trust preferred securities and common securities will be invested in subordinated debt securities issued by Southern Union.

         The net proceeds received by Southern Union from the issuance of the subordinated debt securities will be used for general corporate purposes, including:

         o repurchases of outstanding long-term debt securities and redemp-tions of other outstanding trust preferred securities and guarantees;

         o repayment of other borrowings, including short-term borrowings under bank credit agreements; and

         o    as otherwise disclosed in any supplement to this prospectus.

         The prospectus supplement for a particular offering will provide a more detailed description of the use of the net proceeds from such offering. Southern Union may invest any funds it does not require immediately in marketable securities and short-term investments.

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                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the ratio of earnings to fixed charges on an historical basis for each of the five years in the period ended June 30, 2001, and for the three-month period ended September 30, 2001, and on a pro forma basis for the year ended June 30, 2001. For the purpose of calculating such ratios, "earnings" consist of income from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest expense, amortization of debt discount or premium and an estimate of interest implicit in rentals.


                                                      Year Ended June 30,
                                            ------------------------------------
                        Three Months Ended
                        September 30, 2001  2001    2000    1999    1998    1997
                        ------------------  ----    ----    ----    ----    ----

Ratio of Earnings to
  Fixed Charges                - (a)        1.80    1.29    1.36    1.42    1.67
                               =====        ====    ====    ====    ====    ====

Pro Forma - Ratio of
  Earnings to Fixed
  Charges                                   1.52(b)
                                            =======

--------------------

(a) The earnings were inadequate to cover fixed charges by approximately $47.0 million for the three-month period ended September 30, 2001. The three-month period ended September 30, 2001 was impacted by a pre-tax charge for business restructuring of approximately $32.7 million. Due to the seasonal nature of the gas utility business, the three-month period ending September 30 is typically a loss period.

(b) This pro forma ratio gives effect as of the beginning of the period presented to the acquisitions of ProvEnergy, Valley Resources and Fall River Gas, which were primarily financed through a term note. These acquisitions were assumed to occur as of the beginning of the period presented, as reflected on the Unaudited Pro Forma Condensed Statement of Operations. See "Unaudited Pro Forma Combined Condensed Statement of Operations."


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         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

The following Unaudited Pro Forma Combined Condensed Statement of Operations presents the combined results of operations of Southern Union, ProvEnergy, Valley Resources and Fall River Gas, including their respective subsidiaries, after giving effect to the merger of each of them into Southern Union. The Valley Resources merger completed on September 20, 2000 and the Fall River Gas and ProvEnergy mergers completed on September 28, 2000 were each accounted for as a purchase. The Unaudited Pro Forma Combined Condensed Statement of Operations also gives effect to Southern Union's issuance of term note financing for its acquisitions of ProvEnergy, Valley Resources and Fall River Gas, and the assumption by Southern Union of certain debt of the acquired companies.

The Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended June 30, 2001 gives effect to the previously identified acquisitions and financing transactions as if they had occurred at the beginning of the period presented.

The fiscal year of Southern Union ends on June 30. The fiscal years of ProvEnergy and Fall River Gas ended on September 30. The fiscal year of Valley Resources ended on August 31. Accordingly, the Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended June 30, 2001 has been prepared using comparable financial statement periods of ProvEnergy, Valley Resources and Fall River Gas. The following Unaudited Pro Forma Combined Condensed Statement of Operations has been prepared from, and should be read in conjunction with, the historical financial statements and related notes thereto of Southern Union, ProvEnergy, Valley Resources and Fall River Gas.

The historical statements of operations of the acquired companies that appear in or were used for the Unaudited Pro Forma Combined Condensed Statement of Operations required certain reclassifications to conform to Southern Union's presentation. These reclassifications have no impact on net income.

The following Unaudited Pro Forma Combined Condensed Statement of Operations is presented in accordance with the assumptions set forth below for purposes of illustration only and is not necessarily indicative of the operating results that would have occurred if the previously identified acquisitions and financing transactions had been consummated at the beginning of the periods for which they are being given effect nor is it necessarily indicative of the future operating results of the combined enterprise. The Unaudited Pro Forma Combined Condensed Statement of Operations does not contain any adjustments to reflect cost savings or other synergies that may occur as a result of the mergers.



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                                        8

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        For The Year Ended June 30, 2001


                           Historical
              -------------------------------------
                           Provi-
              Southern     dence     Fall    Valley
                Union      Energy    River     Re-          Pro Forma
                           Corpo-     Gas    sources  --------------------------
               Company     ration   Company    Inc.   Adjustments    Combined
             -----------  --------  -------  -------  -----------   ------------
                 (thousands of dollars, except shares and per share amounts)

Operating
 revenues... $ 1,932,813  $ 31,669  $ 3,945  $ 8,046  $   --        $ 1,976,473
Cost of gas
 and other
 energy.....   1,374,750    18,765    1,565    4,139      --          1,399,219
             -----------  --------  -------  -------  ----------    -----------
  Operating
  margin....     558,063    12,904    2,380    3,907      --            577,254

Operating
 expenses:
  Operating,
   mainte-
   nance and
   general..     239,554    15,150    3,133    3,922      --            261,759
  Deprecia-
   tion and
   amorti-
   zation...      86,985     6,118      163      177     2,252 (A)       95,695
  Taxes,
   other
   than on
   income...      98,661     2,921       93      799      --            102,474
             -----------  --------  -------  -------  --------      -----------
    Total
     operat-
     ing ex-
     penses.     425,200    24,189    3,389    4,898     2,252          459,928
             -----------  --------  -------  -------  --------      -----------
    Net
     operat-
     ing
     reve-
     nues...     132,863   (11,285)  (1,009)    (991)   (2,252)         117,326

Other income
 (expenses):
  Interest..    (103,519)   (2,929)    (368)  (1,975)  (10,141) (B)    (117,019)
                                                         1,913  (C)
  Dividends
   on pre-
   ferred
   securi-
   ties.....      (9,480)    --       --       --        --              (9,480)
  Other,
   net......      76,819     1,126      225      309     --              78,479
             -----------  --------  -------  -------  --------      -----------
    Total
     other
     ex-
     penses,
     net....     (36,180)   (1,803)    (143)  (1,666)   (8,228)         (48,020)
             -----------  --------  -------  -------  --------      -----------
Earnings
 (loss) be-
 fore income
 taxes
 (benefit)..      96,683   (13,088)  (1,152)  (2,657)  (10,480)          69,306
Federal and
 state in-
 come taxes
 (benefit)..      40,000    (1,609)    (478)    (876)   (2,880)(D)       34,157
             -----------  --------  -------  -------  --------      -----------
Net earn-
 ings (loss)
 available
 for common
 stock...... $    56,683  $(11,479) $  (674) $(1,784) $ (7,600)     $    35,149
             ===========  ========  =======  =======  ========      ===========

Net earn- ings per share:
  Basic..... $      1.09                                            $      0.67
             ===========                                            ===========
  Diluted... $      1.03                                            $      0.64
             ===========                                            ===========

Weighted
 average
 shares
 out-
 standing:
  Basic.....  52,068,814                               330,453 (E)   52,399,267
             ===========                              ========     ============
  Diluted...  54,960,595                               330,453 (E)   55,291,048
             ===========                              ========     ============








        See accompanying notes to Unaudited Pro Forma Combined Condensed
                            Statement of Operations.

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                                        9

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS


Adjustments to the Unaudited Pro Forma Combined Condensed Statement of
Operations

(A) Reflects amortization of the estimated excess purchase price over the historical cost of the regulated net assets and the estimated fair value of the non-regulated net assets of ProvEnergy, Valley Resources and Fall River Gas on a straight-line basis over a 40-year period. For the year ended June 30, 2001, the pro forma adjustment reflects only three months of amortization of additional purchase cost related to the acquisitions of ProvEnergy, Valley Resources and Fall River Gas, as nine months of actual are included in Southern Union's historical balances due to the completion of the Valley Resources acquisition on September 20, 2000 and the ProvEnergy and Fall River Gas acquisitions on September 28, 2000 (together, the "New England Acquisitions").

(B) Reflects interest expense on the term note financing for the New England Acquisitions at an annual interest rate of 7.50%. The proceeds from the term note were utilized: to finance the cash portion of the purchase of ProvEnergy, Valley Resources and Fall River Gas and the cash out of any respective stock options; to refinance certain debt of Valley Resources and Southern Union; to pay various professional fees incurred in connection with the New England Acquisitions; and to make certain payments under change of control agreements that were triggered by the New England Acquisitions.

(C) Reflects the elimination of historical interest expense of Valley Resources as a result of refinancing certain debt in connection with the New England Acquisitions. See Note (B).

(D) Reflects the income tax consequences at the federal statutory rate of the pro forma adjustments after excluding nondeductible goodwill amortization.

(E) The year ended June 30, 2001 reflects the issuance of 1,370,629 shares of Southern Union common stock in the acquisition of Fall River Gas.



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                                       10

                  DESCRIPTION OF THE TRUST PREFERRED SECURITIES

      The following is a summary of the material terms and provisions of the trust preferred securities and the trust agreements. It summarizes only those portions of the trust preferred securities and the trust agreements which we believe will be most important in your decision to invest in the trust preferred securities. You should keep in mind, however, that it is the trust agreements, and not this summary, that define your rights. There may be other provisions in the trust agreements which are also important to you. You should read the trust agreements themselves for a full description of their terms. A form of each trust agreement is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the form of each trust agreement.

      Each trust may issue one series of trust preferred securities having terms described in the prospectus supplement for that series. The trust agreement of each trust authorizes the establishment of no more than one series of trust preferred securities, which will represent undivided beneficial interests in the assets of the trust. The terms of the trust preferred securities, including distribution, redemption, voting and liquidation rights and any other preferred, deferred or other special rights or restrictions, will be described in the trust agreement or made part of the trust agreement by the Trust Indenture Act. The prospectus supplement for each specific series of trust preferred securities will state the terms for the trust preferred securities of that series, including:

      o  the distinctive designation of the trust preferred securities;

      o  the number of trust preferred securities to be issued;

      o the annual distribution rate (or method of determining such rate) and the date or dates upon which such distributions will be payable;

      o whether distributions on the trust preferred securities will be cumulative, and, if so, the date or dates or method of determining the date or dates from which distributions on trust preferred securities will be cumulative;

      o the amount or amounts which will be paid out of the assets of the trust to the holders of the trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

      o the obligation, if any, of the trust to purchase or redeem the trust preferred securities following an exercise by Southern Union of an option under the corresponding subordinated debt securities, and the terms and conditions of such purchases or redemptions;

      o the period or periods, if any, within which the terms and conditions, including the price or prices or the rate or rates of conversion or exchange and the terms and conditions of any adjustments, upon which the trust preferred securities shall be convertible or exchangeable at the option of the holder thereof into other property or cash;

      o the voting rights, if any, of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of the trust preferred securities for specified actions or amendments to the trust agreement;

      o the additional payments, if any, which the trust will pay as a distribution as necessary so that the net amounts reserved by the trust and distributable to the holders of the trust preferred securities, after all taxes, duties, assessments or governmental charges of whatever nature have been paid will not be less than the amount that would have been reserved and distributed by the trust, and the amount the holders of the trust preferred securities would have reserved, had no such taxes, duties assessments or governmental charges been imposed;

      o the terms and conditions, if any, upon which the subordinated debt securities held by the trust may be distributed to the holders of the trust preferred securities; and


--------------------------------------------------------------------------------

      o any other relevant rights, powers, preferences, privileges, limitations or restrictions of the trust preferred securities consistent with the trust agreement and applicable law.

      All trust preferred securities offered by this prospectus will be guaranteed by Southern Union on a subordinated basis and to the extent described under "Description of the Trust Guarantees." Certain United States federal income tax considerations applicable to any offering of the trust preferred securities will be described in the prospectus supplement relating thereto.

      In connection with the issuance of trust preferred securities by a trust, that trust will issue one series of common securities having such terms, including distribution, redemption, voting and liquidation rights and such other preferred, deferred or other rights or restrictions as will be described in the trust agreement. Except as described below, the terms of the common securities issued by a trust will be substantially identical to the terms of the trust preferred securities issued by that trust. The common securities will rank equally with, and payments will be made on the common securities pro rata with, the related trust preferred securities except that, upon an event of default under the trust agreement, the rights of the holders of the common securities to payments in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities will have the right to vote and the right to appoint, remove or replace any of the trustees of the related trust. All common securities will be directly or indirectly owned by Southern Union.

Effect of Obligations Under the Subordinated Debt Securities and the Guarantees

      The purpose of each trust is to issue the common securities and the trust preferred securities and to use the proceeds from such issuance to acquire subordinated debt securities from Southern Union.

      As long as payments of interest and other payments on the subordinated debt securities are made when due, such payments will be sufficient to cover distributions and payments due on the common securities and the trust preferred securities because of the following factors:

         o the total principal amount of the subordinated debt securities will be equal to the sums of the total stated liquidation amount of the common securities and the trust preferred securities;

         o the interest rate and the interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the common securities and the trust preferred securities;

         o Southern Union will pay all, and no trust shall be obligated to pay any, of the trusts' costs, expenses, debts and liabilities (other than with respect to the common securities and the trust preferred securities); and

         o the trustees may not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the trust.

         Payments of distributions and other payments due on the trust preferred securities (to the extent funds for distributions and other payments are available to the trust) are guaranteed by Southern Union as and to the extent discussed under "Description of the Trust Guarantees" below. If Southern Union does not make interest payments on the subordinated debt securities purchased by a trust, it is expected that that trust will not have sufficient funds to pay distributions on the trust preferred securities. The Southern Union guarantees, which are for the purpose of ensuring that each trust performs its obligations to pay distributions on the trust preferred securities, do not apply to any payment of distributions unless and until the trusts have sufficient funds for the payment of distributions and other payments on the trust preferred securities. Each trust will have sufficient funds only if and to the extent that Southern Union has made a payment of interest or principal on the subordinated debt securities held by the trust as its sole asset. The Southern Union guarantee for a trust, when taken together with Southern Union's obligations under the subordinated debt securities held by that trust and the related indenture, and Southern Union's obligations under the applicable trust agreement, including its obligations to pay costs, expenses, debts and liabilities of the trust (other than with respect to

--------------------------------------------------------------------------------
the common securities and the trust preferred securities), provides a full and unconditional guarantee of amounts due on the trust preferred securities issued by that trust.

         If Southern Union fails to make interest or other payments on the subordinated debt securities issued by a trust when due (taking account of any extension period), the applicable trust agreement provides a mechanism whereby the holders of the trust preferred securities may direct the property trustee to enforce its rights under the subordinated debt securities held by the trust. If a property trustee fails to enforce its rights under the subordinated debt securities, a holder of related trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against Southern Union to enforce the property trustee's rights under the subordinated debt securities without first instituting any legal proceeding against the property trustee or any other person or entity. Notwithstanding the foregoing, if an event of default has occurred and is continuing under a trust agreement, and such event is attributable to the failure of Southern Union to pay interest or principal on the related subordinated debt securities on the date such interest or principal is otherwise payable (or, in the case of redemption, on the redemption date), then a holder of the related trust preferred securities may institute legal proceedings directly against Southern Union to obtain payment. If Southern Union fails to make payments under any guarantee, that guarantee provides a mechanism whereby the holders of the related trust preferred securities may direct the guarantee trustee to enforce its rights thereunder. Any holder of trust preferred securities may institute a legal proceeding directly against Southern Union to enforce the guarantee trustee's rights under a related guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

Book-Entry Only Issuance -- The Depository Trust Company

         If specified in the applicable prospectus supplement, the trust preferred securities will be subject to the procedures and provisions described below.

         The trust preferred securities will be book-entry securities. Upon issuance, each series of trust preferred securities will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company, referred to as "DTC," and registered in the name of Cede & Co., the nominee of DTC.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the trust preferred securities as represented by a global certificate.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in the accounts of the DTC participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of the DTC participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

         Purchases of trust preferred securities within the DTC system must be made by or through DTC participants, which will receive a credit for the trust preferred securities on DTC's records. The ownership interest of each actual purchaser of a trust preferred security, referred to as a "beneficial owner," is in turn to be recorded on the participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchased trust preferred securities. Transfers of ownership interests in the trust preferred securities are to be accomplished by entries made on the books of participants

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                                       13
acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the trust preferred securities, except in the event that use of the book-entry system for the trust preferred securities is discontinued.

         To facilitate subsequent transfers, all trust preferred securities deposited by participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of trust preferred securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the trust preferred securities. DTC's records reflect only the identity of the DTC participants to whose accounts such trust preferred securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants and by participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

         Redemption notices shall be sent to Cede & Co. If less than all of the trust preferred securities are being redeemed, DTC will reduce the amount of the interest of each DTC participant in such trust preferred securities in accordance with its procedures.

         Neither DTC nor Cede & Co. will consent or vote with respect to trust preferred securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the applicable trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co's consenting or voting rights to those DTC participants to whose accounts the trust preferred securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Southern Union and the trusts believe that the arrangements among DTC, the DTC participants, the indirect participants and the beneficial owners will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a trust preferred security.

         Payments on the trust preferred securities will be made to DTC. DTC's practice is to credit DTC participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such participant and not of DTC, the trusts or Southern Union, subject to any statutory or regulatory requirements that may be in effect from time to time. Southern Union or the applicable trust will be responsible for the payment of distributions to DTC. DTC will be responsible for the disbursement of such payments to DTC participants, and the participants will be responsible for the disbursement of such payments to the beneficial owners.

         Except as provided herein, a beneficial owner in a global certificate will not be entitled to receive physical delivery of trust preferred securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the trust preferred securities.

         DTC may discontinue providing its services as securities depositary with respect to the trust preferred securities at any time by giving reasonable notice to Southern Union or the applicable trust. Under such circumstances, in the event that a successor securities depositary is not obtained, we will print and deliver to you certificates representing your trust preferred securities certificates. Additionally, we may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the trust preferred securities. In that event, we will print and deliver to you certificates representing your trust preferred securities.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Southern Union and the trusts believe to be reliable, but neither Southern Union nor the trusts takes responsibility for the accuracy thereof.



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                                       14

                       DESCRIPTION OF THE TRUST GUARANTEES


         At the same time as a trust issues trust preferred securities, Southern Union will execute and deliver a trust guarantee for the benefit of the holders of the trust preferred securities. Each trust guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as the indenture trustee, or guarantee trustee, under the trust guarantee.

         The following is a summary of the material terms and provisions of the trust guarantees. It summarizes only those portions of the trust guarantees which we believe will be most important to your decision to invest in the trust preferred securities. You should keep in mind, however, that it is the trust guarantees, and not this summary, which define your rights. There may be other provisions in the trust guarantees which are also important to you. You should read the trust guarantees themselves for a full description of their terms. A form of the trust guarantees is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the form of the trust guarantees.

General

         Under each trust guarantee, Southern Union will irrevocably and unconditionally agree, to the extent set forth therein, to pay the trust guarantee payments described below to the holders of the related trust preferred securities in the event they are not paid by or on behalf of the trust when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert other than the defense of payment.

         The following payments (referred to as trust guarantee payments) to the extent not paid by the related trust when due, will be subject to the related trust guarantee:

         o any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds available for payment at that time;

         o the redemption price of any trust preferred securities called for redemption, to the extent that the trust has funds avail-able for payment at that time; and

         o upon voluntary or involuntary dissolution, winding-up or termination of the trust (other than in connection with the distribution of the subordinated debt securities to the holders of trust preferred securities or the redemption of all trust preferred securities), the lesser of:

                  o the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities, to the extent that the trust has funds available for payment at that time; and

                  o the amount of assets of the trust remaining available for distribution to holders of its trust preferred securities.

         Southern Union's obligation to make a trust guarantee payment will be satisfied by direct payment of the required amounts to the holders of the trust preferred securities or by causing the trust to pay the required amounts to the holders.

         Each trust guarantee will be a full, unconditional and irrevocable guarantee on a subordinated basis of the trust's obligations under the trust preferred securities, but will apply only to the extent that the trust has funds sufficient to make these payments. If Southern Union does not make interest payments on the subordinated debt securities purchased by a trust, that trust will not be able to pay distributions on the trust preferred securities issued by it and will not have funds available for such payment.

         Southern Union will, for each trust, through the trust guarantee, the trust agreement, the subordinated debt securities and the indenture, taken together, fully, irrevocably and unconditionally guarantee all of the trust's obligations under the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents will constitute such guarantee. It is only the combined operation of these documents that will

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                                       15
have the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities.

         Southern Union has also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the trust guarantees, except that upon the occurrence and during the continuation of an event of default under the trust agreement, holders of trust preferred securities will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of Southern Union

         In each trust guarantee, Southern Union will covenant that it will not, if (1) there shall have occurred any event of which Southern Union has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an event of default under the related indenture and (b) in respect of which Southern Union shall not have taken reasonable steps to cure,
(2) Southern Union shall be in default with respect to its payment of any obligations under the trust guarantee, or (3) Southern Union shall have given notice of its selection of an extension period as provided in the related indenture and shall not have rescinded such notice, or such extension period, or any extension thereof, shall be continuing:

         o declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Southern Union's capital stock or capital stock of any of its subsidiaries that are not wholly-owned (other than any stock dividend paid by Southern Union or any of its subsidiaries where the dividend stock is of the same type as that on which the dividend is bring paid); or

         o make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of Southern Union that rank equal or junior to the subordinated debt securities (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by Southern Union where the payment is made by way of securities (including capital stock) that rank equal with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) payments under the trust guarantees, (c) as a result of a reclassifica-tion of Southern Union's capital stock or the exchange or conversion of one series or class of Southern Union's capital stock for another series or class of Southern Union's capital stock, and (d) the purchase of fractional interest in shares of Southern Union's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

Modification of the Trust Guarantees; Assignment

         Except with respect to any changes which do not materially adversely affect the rights of holders of trust preferred securities, in which case no vote will be required, no trust guarantee may be amended without the prior approval of the holders of not less than 662/3% in liquidation amount of the related outstanding trust preferred securities. The manner of obtaining this approval of holders of the trust preferred securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in a trust guarantee will bind the successors, assigns, receivers, trustees and representatives of Southern Union and will inure to the benefit of the holders of the trust preferred securities then outstanding.

Events of Default

         An event of default under a trust guarantee will occur upon Southern Union's failure to perform any of its payment or other obligations thereunder. The holders of a majority in liquidation amount of the trust preferred securities to which the trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust guarantee.


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                                       16

         If the guarantee trustee fails to enforce the trust guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against Southern Union to enforce the guarantee trustee's rights under the trust guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity. In addition, any holder of trust preferred securities shall have the right, which is absolute and unconditional, to proceed directly against Southern Union to obtain guarantee payments, without first waiting to determine if the guarantee trustee has enforced a guarantee or instituted a legal proceeding against the trust, the guarantee trustee or any other person or entity. Southern Union has waived any right or remedy to require that any action be brought just against the trust, the guarantee trustee or any other person or entity before proceeding directly against Southern Union.

         Southern Union will be required to provide annually to the guarantee trustee a statement as to the performance by it of certain of its obligations under each of the trust guarantees and as to any default in such performance. Southern Union will required to file annually with the guarantee trustee an officer's certificate as to its compliance with all conditions under each of the trust guarantees.

Termination

         Each trust guarantee will terminate and be of no further force and effect upon the first to occur of:

         o full payment of the redemption price of all related trust preferred securities;

         o distribution of the subordinated debt securities to the holders of the related trust preferred securities in exchange for all the related trust preferred securities; or

         o full payment of the amounts payable upon liquidation of the related trust.

         Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

Status of the Trust Guarantees

         The trust guarantees will constitute unsecured obligations of Southern Union and will rank:

         o subordinate and junior in right of payment to all senior indebtedness of Southern Union in the same manner as the subordinated debt securities (See "Description of the Subordinated Debt Securities -- Subordination"); and

         o equally with the related subordinated debt securities and any other subordinated debt securities and related trust guarantees now or hereafter issued by Southern Union.

         The terms of the trust preferred securities provide that each holder thereof, by acceptance of the trust preferred securities, agrees to the subordination provisions and other terms of the related trust guarantee.

         The trust guarantees will constitute a guarantee of payment and not of collection. Accordingly, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the trust guarantee without first instituting a legal proceeding against any other person or entity. The guarantees will be held for the benefit of the holders of the trust preferred securities. The guarantees will not be discharged except by payment of the guarantee payments in full to the extent not paid by the related trust or upon distribution of the subordinated debt securities to the holders of the trust preferred securities. The guarantees do not place a limitation on the amount of additional indebtedness that may be incurred by Southern Union.


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Information Concerning the Guarantee Trustee

         Prior to the occurrence of a default with respect to a trust guarantee and after the curing or waiving of all events of default with respect to that trust guarantee, the guarantee trustee undertakes to perform only those duties as are specifically set forth in that trust guarantee. In case an event of default has occurred and has not been cured or waived, the guarantee trustee will exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to these provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a trust guarantee at the request of any holder of trust preferred securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities which might be incurred through the exercise of those powers.

         Southern Union and certain of its affiliates may, from time to time, maintain a banking relationship with the guarantee trustee.

Governing Law

         The trust guarantees will be governed by, and interpreted in accordance with, the laws of the State of New York.

                 DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

General Summary

         Southern Union will only issue subordinated debt securities under this registration statement to a trust in connection with the sale of trust preferred securities. The subordinated debt securities may be issued in one or more series. Only one series of subordinated debt securities will be issued to a particular trust, or the property trustee of such trust. That trust will hold all of the subordinated debt securities of that series.

         Each series of subordinated debt securities will be issued under the Subordinated Debt Securities Indenture, dated as of May 10, 1995, between Southern Union and JP Morgan Chase Bank, as the subordinated debt securities trustee, as supplemented by a supplemental indenture for such series. The subordinated debt securities indenture, as so supplemented, will be called the "indenture."

         The following is a summary of the material terms and provisions of the subordinated debt securities and the indenture. It summarizes only those portions of the subordinated debt securities and indenture which we believe will be most important to your decision to invest in the trust preferred securities. You should keep in mind, however, that it is the indenture, and not this summary, that defines your rights. There may be other provisions in the indenture which are also important to you. You should read the indenture itself for a full description of its terms. Both the indenture and a form of the supplemental indenture will be filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the form of the indenture and form of supplemental indenture.

         Each series of subordinated debt securities will be direct, unsecured obligations of Southern Union. The subordinated debt securities will have a junior position to all of Southern Union's senior debt securities.

         The subordinated debt securities are issued to a trust or the property trustee of such trust in connection with the issuance of trust securities by such trust, such subordinated debt securities may be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the prospectus supplement relating to such trust preferred securities.

         The prospectus supplement with respect to the issuance of trust preferred securities will include a description of the specific terms of the subordinated debt securities issued to the trust. These terms will include some or all of the following:

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                                       18

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         o        the title and type of the subordinated debt securities;

         o        the total principal amount and the currency, if other than
                  U. S. dollars, in which such subordinated debt securities are denominated;

         o the percentage of the principal amount at which the sub-ordinated debt securities will be issued and any payments due if the maturity is accelerated;

         o the date on which the principal will be payable and the terms on which any such maturity date may be extended;

         o        the interest rate and the interest payment dates;

         o        any optional redemption provisions;

         o any sinking fund or other provisions that would obligate Southern Union to repurchase or otherwise redeem some or all of the subordinated debt securities;

         o        any changes to or additional events of default or covenants;

         o any special tax implications of the subordinated debt securities, including provisions for original issue discount securities, if offered;

         o restrictions on the declaration of dividends on Southern Union's capital stock (other than dividends in such stock) or requiring the maintenance of any asset ratio or the creation or maintenance of reserves; and

         o the rights, if any, to defer payments of interest on the sub-ordinated debt securities by extending the interest payment period, and the duration of such extensions;

         o the subordination terms of the subordinated debt securities of such series;

         o any deletions from, modifications of or additions to the events of default or covenants with respect to such subordinated debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants described in this prospectus; and

         o        any other terms of such subordinated debt securities.

         For a description of the terms of any series of the subordinated debt securities, you should refer to the applicable prospectus supplement.

         The indenture does not limit the aggregate principal amount of subordinated debt securities that Southern Union may issue pursuant to that indenture. The indenture does not contain any provisions that would limit Southern Union's ability to incur debt. The indenture does not contain any provisions that protect the holders of the subordinated debt securities in the event that Southern Union engages in a highly leveraged transaction or other transaction in connection with a takeover attempt. Such a transaction could result in a decline in the credit rating of the subordinated debt securities.

         Under the indenture, Southern Union has the ability to issue debt securities with terms different from any debt securities it has already issued, without the consent of the holders of any previously issued series of subordinated debt securities.


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                                       19

Denominations

         Subordinated debt securities issued to a trust will be issued as registered securities in denominations and integrals thereof, as will be set forth in the applicable prospectus supplement.

Subordination

         The subordinated debt securities will be subordinated and junior in right of payment to the following indebtedness of Southern Union, whether outstanding on the date of execution of the subordinated debt indenture or thereafter incurred, created or assumed:

         o indebtedness of Southern Union for money borrowed by Southern Union or evidenced by securities, debentures (other than the subordinated debt securities), bonds or similar instruments issued by Southern Union, including any of Southern Union's mortgage bonds;

         o        capital lease obligations of Southern Union;

         o obligations of Southern Union incurred for deferring the purchase price of property, with respect to conditional sales, or under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

         o obligations of Southern Union with respect to letters of credit, banker's acceptances, security purchase facilities or similar credit transitions; and

         o all indebtedness of others of the type referred to in the four preceding clauses assumed by or guaranteed in any manner by Southern Union or in effect guaranteed by Southern Union.

Covenants

         Under the indenture, Southern Union will:

         o pay the principal of, and interest and any premium on, the subordinated debt securities when due;

         o        maintain a place of payment;

         o deliver a report to the subordinated debt securities trustee at the end of each fiscal year reviewing its obligations under the indenture; and

         o deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

         For as long as any trust preferred securities are outstanding of either trust that holds, directly or indirectly through a property trustee of such trust, any subordinated debt securities, Southern Union will:

         o directly or indirectly maintain 100% ownership of the common securities of such trust; provided, however, that certain successors that are permitted under the indenture may succeed to Southern Union's ownership of such common securities; and

         o cause such trust to remain a statutory business trust, except in connection with the distribution of subordinated debt securities to the holders of trust preferred securities in liquidation of such trust, the redemption of all of the trust preferred securities of the trust, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement; and


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                                       20

         o use its reasonable efforts to cause such trust to continue to be classified as a grantor trust for United States federal income tax purposes.

Consolidations, Mergers and Sales

         The indenture provides that Southern Union will not consolidate with or merge with or into any other entity, or convey, transfer or lease, or permit one or more of its subsidiaries to convey, transfer or lease, all or substantially all of their properties and assets on a consolidated basis to any other entity, unless Southern Union is the surviving corporation or:

         o such other entity assumes by supplemental indenture all of Southern Union's obligations under the indenture and the sub-ordinated debt securities;

         o no default or event of default is existing immediately after the transaction;

         o the surviving entity is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia; and

         o        certain other conditions are met.

Liens

         Pursuant to the indenture, Southern Union will not, and will not permit any of its subsidiaries to, create, incur, issue or assume any debt secured by any lien on any property or assets owned by Southern Union or any of its subsidiaries, and Southern Union will not, and will not permit any of its subsidiaries to, create, incur, issue or assume any debt secured by any lien on any shares of stock or debt of any subsidiary (such shares of stock or debt of any subsidiary being called "restricted securities"), unless

         o in the case of new debt which is expressly by its terms subordinate or junior in right of payment to the subordinated debt securities, the subordinated debt securities are secured by a lien on such property or assets that is senior to the new lien with the same relative priority as such subordinated debt has with respect to the subordinated debt securities; or

         o in the case of liens securing new debt that is ranked equally with the subordinated debt securities, the subordinated debt securities are secured by a lien on such property or assets that is equal and ratable with the new lien, except that any lien securing such subordinated debt securities may be junior to any lien on Southern Union's accounts receivable, inventory and related contract rights securing debt under Southern Union's revolving credit facility.

These restrictions do not prohibit Southern Union from creating any of the following liens:

         (1)      liens which secure senior indebtedness of Southern Union;

         (2) any liens on any of Southern Union's property, assets or restricted securities or those of any subsidiary existing as of the date of the issuance by Southern Union of the subordinated debt securities issued, subject to the provisions of paragraph (9) below;

         (3) liens on any property or assets or restricted securities of any corporation existing at the time such corporation becomes a subsidiary, or arising after such time (a) otherwise than in connection with the borrowing of money arranged after the corporation became a subsidiary and (b) pursuant to contractual commitments entered into prior to and not in contemplation of such corporation becoming a subsidiary;

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

         (4) liens on any of Southern Union's property, assets or restricted securities or those of any subsidiary existing at the time of acquisition thereof or securing the payment of all or any part of the purchase price or construction cost thereof, or securing any debt incurred prior to, at the time of or within 120 days after, the later of the acquisition of such property, assets or restricted securities or the completion of any such construction, for the purpose of financing all or any part of the purchase price or construction cost;

         (5) liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets or to secure debt incurred by Southern Union or any of its subsidiaries prior to, at the time of or within 120 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any related costs;

         (6) liens in favor of the subordinated debt securities trustee for the benefit of the holders and subsequent holders of the subordinated debt securities securing the subordinated debt securities;

         (7) liens secured by any of Southern Union's property or assets or those of any subsidiary that comprise no more than 20% of Consolidated Net Tangible Assets (as defined under " -- Certain Definitions" below);

         (8) liens which secure debt owing by a subsidiary to Southern Union or to another subsidiary;

         (9) any extension, renewal, substitution or replacement in whole or in part, of any of the liens referred to in paragraphs (2) through (8) above or the debt secured by the liens; provided that:

                  (a) such extension, renewal, substitution or replacement lien will be limited to all or any part of the same property, assets or restricted securities that secured the prior lien plus improvements on such property and plus any other property or assets not then owned by Southern Union or one of its subsidiaries or constituting restricted securities; and

                  (b) in the case of paragraphs (2) through (4) above, the debt secured by such lien at such time is not increased.

         If Southern Union gives a guarantee that is secured by a lien on any property or assets or restricted securities, or creates a lien on any property or assets or restricted securities to secure debt that existed prior to the creation of such lien, the indenture will deem that Southern Union has created debt in an amount equal to the principal amount guaranteed or secured by such lien. The amount of debt secured by liens on property, assets and restricted securities will be computed without cumulating the indebtedness with any guarantee or lien securing the same indebtedness.

Election to Defer Payments or Interest

         Southern Union has the right, at any time during the term of subordinated debt securities, to defer payment of interest by extending the interest payment period of the subordinated debt securities for up to 20 consecutive quarters. If Southern Union has given notice of its election to defer payments or interest on subordinated debt securities issued to a trust or a related subordinated debt securities trustee by extending the interest payment period as provided in the indenture, then:

         (1) Southern Union will not, and will cause any subsidiary that is not its wholly-owned subsidiary not to, declare or pay dividends on, or make a distribution with respect to or redeem, purchase or acquire, or make a liquidation payment with respect to, any of Southern Union's capital stock or the capital stock of any such subsidiary; and


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                                       22

         (2) Southern Union will not make any payment of interest, principal or premium, on or repay, repurchase or redeem any subordinated debt securities issued by Southern Union that rank equally with or junior to such subordinated debt securities.

The restriction in paragraph (1) above does not apply to any stock dividends paid by Southern Union, or any of its subsidiaries, where the dividend stock is the same as the stock on which the dividend is being paid.

Events of Default

         The indenture provides that any one of the following events is an event of default:

         o failure to pay any interest due on any subordinated debt security for 10 days;

         o failure to pay the principal of, or any premium on, any sub-ordinated debt security when due, whether at maturity, by acceleration, upon redemption, by declaration or otherwise;

         o failure to perform any other covenant or agreement in the indenture, which continues for 60 days after written notice is given to Southern Union by the subordinated debt securities trustee or the holders of at least 25% of the outstanding subordinated debt securities of that series;

         o failure to pay principal of, or premium on, any indebtedness of Southern Union or any of its subsidiaries in excess of 10% of Southern Union's consolidated net worth (the sum of stockholder's equity, preferred stock and minority interests), provided that (i) the indebtedness has already become due and payable at its stated maturity or (ii) the failure results in the acceleration of the maturity of the indebtedness;

         o the voluntary or involuntary dissolution, winding-up or termination of the applicable trust, except in connection with the distribution of the related subordinated debt securities to the holders of the common securities and the trust preferred securities in liquidation or redemption of the common securities and trust preferred securities, the redemption of all of the related trust preferred securities or certain mergers, consolidations or amalgamations permitted by the trust agreement;

         o certain events in any bankruptcy, insolvency or reorganization of Southern Union or its assets; or

         o any other event of default listed in the supplemental indenture for a series of subordinated debt securities.

         Southern Union is required to file annually with the subordinated debt securities trustee an officer's certificate as to its compliance with all conditions and covenants under the indenture. The indenture permits the subordinated debt securities trustee to withhold notice to the holders of subordinated debt securities of any default, except in the case of a failure to pay the principal of (or premium, if any), or interest on, such subordinated debt securities if the subordinated debt securities trustee considers it in the interest of the holders of subordinated debt securities to do so.

         If an event of default, other than certain events with respect to Southern Union's bankruptcy, insolvency and reorganization, or the dissolution, winding-up or termination of the applicable trust, occurs and is continuing with respect to the subordinated debt securities, the subordinated debt securities trustee or the holders of at least 25% in principal amount of the outstanding subordinated debt securities of that series may declare the outstanding subordinated debt securities of that series due and payable immediately. If Southern Union's bankruptcy, insolvency or reorganization, or the dissolution, winding-up or termination of the applicable trust, causes an event of default for subordinated debt securities of a particular series, then the principal of all the outstanding subordinated debt securities of that series, and accrued and unpaid interest thereon, will automatically be due and payable without any act on the part of the subordinated debt securities trustee or any holder.


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                                       23

         If an event of default with respect to a particular series of subordinated debt securities occurs and is continuing, the subordinated debt securities trustee will be under no obligation to exercise any of its rights or powers under the subordinated debt securities indenture at the request or direction of any of the holders of subordinated debt securities of such series (other than certain duties listed in the indenture), unless such holders offer to the subordinated debt securities trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by the subordinated debt securities trustee to comply with the holders' request. If they provide this indemnity to the subordinated debt securities trustee, the holders of a majority in principal amount of the outstanding subordinated debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt securities trustee under the indenture, or exercising any trust or power given to the subordinated debt securities trustee with respect to the subordinated debt securities of that series. The subordinated debt securities trustee may refuse to follow directions in conflict with law or the indenture that may subject the subordinated debt securities trustee to personal liability or may be unduly prejudicial to holders not joining in such directions.

         The holders of not less than a majority in principal amount of any series of the outstanding subordinated debt securities may, on behalf of the holders of all the subordinated debt securities of such series waive any past default under indenture with respect to such series and its consequences (other than defaults resulting from Southern Union's bankruptcy, insolvency or reorganization, or the dissolution, winding-up or termination of the applicable trust, which may be waived by the holders of not less than a majority in principal amount of all securities outstanding under the indenture), except a default:

         o in the payment of the principal of (or premium, if any) or interest on any subordinated debt security of any series unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any subordinated debt securities premium has been deposited with the subordinated debt securities trustee; or

         o in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding subordinated debt security of such series affected by the modification or amendment.

Modification or Waiver

         Southern Union and the subordinated debt securities trustee may modify and amend the indenture with the consent of the holders of not less than a majority in principal amount of all outstanding subordinated debt securities or any series of subordinated debt securities that is affected by such modification or amendment. The consent of the holder of each outstanding subordinated debt security of a series is required in order to:

         o change the stated maturity of the principal of (or premium, if any), or any installment of principal or interest on any sub-ordinated debt security of such series;

         o reduce the principal amount or the rate of interest on or any additional amounts payable, or any premium payable upon the redemption of such series;

         o change Southern Union's obligation to pay additional amounts in respect of any subordinated debt security of such series;

         o reduce the amount of principal of a subordinated debt security that is an original issue discount security and would be due and payable upon a declaration of acceleration of the maturity of that subordinated debt security;

         o adversely affect any right of repayment at the option of the holder of any subordinated debt security of such series;


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

         o change the place or currency of payment of principal of, or any premium or interest on, any subordinated debt security of such series;

         o impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the subordinated debt security or any redemption date or repayment date for the subordinated debt security;

         o reduce the percentage of holders of outstanding subordinated debt securities of such series necessary to modify or amend the indenture or to consent to any waiver under the indenture or reduce the requirements for voting or quorum described below;

         o        modify the change of control provisions, if any;

         o reduce the percentage of outstanding subordinated debt securities of such series necessary to waive any past default; or

         o        modify any of the above requirements.

         Southern Union and the subordinated debt securities trustee may modify and amend the indenture without the consent of any holder for the following purposes:

         o to evidence the succession of another entity to Southern Union as obligor under the indenture;

         o to add to Southern Union's covenants for the benefit of the holders of all or any series of subordinated debt securities;

         o to add events of default for the benefit of the holders of all or any series of subordinated debt securities;

         o to add or change any provisions of the subordinated debt securities indenture to facilitate the issuance of bearer securities;

         o to change or eliminate any provisions of the indenture but only if any such change or elimination will become effective only when there are no outstanding subordinated debt securities of any series created prior to the change or elimination that is entitled to the benefit of such provision;

         o to establish the form or terms of subordinated debt securities of any other series;

         o        secure the subordinated debt securities;

         o to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee; and

         o to change the indenture with respect to the authentication and delivery of additional series of subordinated debt securities, in order to cure any ambiguity, defect or inconsistency in the indenture, but only if such action does not adversely affect the interest of holders of subordinated debt securities of any series in any material respect.

         The indenture contains provisions for convening meetings of the holders of subordinated debt securities of a series if subordinated debt securities of that series are issuable as bearer securities. A meeting may be called at any time by the subordinated debt securities trustee, by Southern Union or by the holders of at least 10% in principal amount of the subordinated debt securities of such series outstanding. In any case, notice must be given as provided in the indenture. Any resolution presented at a meeting or duly reconvened adjourned meeting at which a quorum is present

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                                       25
may be adopted by the affirmative vote of the holders of a majority in principal amount of the subordinated debt securities of that series, except for any consent that must be given by the holder of each subordinated debt security affected, as described above in this section. Any resolution passed or decision made in accordance with the indenture at any duly held meeting of holders of subordinated debt securities of that series will be binding on all holders of the subordinated debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will consist of persons entitled to vote a majority in principal amount of the subordinated debt securities of a series outstanding, unless a specified percentage in principal amount of the subordinated debt securities of a series outstanding is required for the consent or waiver, then the persons entitled to vote such specified percentage in principal amount of the outstanding subordinated debt securities of such series will constitute a quorum. However, if any action is to be taken at a meeting of holders of subordinated debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding subordinated debt securities affected, or of the holders of such series of subordinated debt securities and one or more additional series, then:

         o        there will be no minimum quorum requirement for such meeting;
                  and

         o the principal amount of the outstanding subordinated debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Defeasance and Covenant Defeasance

         Southern Union may elect either (i) to defease and be discharged from any and all obligations with respect to the subordinated debt securities (except as otherwise provided in the indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants that are described in the Indenture ("covenant defeasance"), upon the deposit with the subordinated debt securities trustee, in trust for such purpose, of money and/or specified government obligations that through the payment of principal, premium, if any, and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, premium, if any, and interest on the subordinated debt securities of such series to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Southern Union must deliver to the subordinated debt securities trustee an opinion of counsel to the effect that the holders of the subordinated debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable prospectus supplement.

         Southern Union may exercise its defeasance option with respect to the subordinated debt securities of any series notwithstanding its prior exercise of its covenant defeasance option. If Southern Union exercises its defeasance option, payment of the subordinated debt securities of such series may not be accelerated because of an event of default. If Southern Union exercises its covenant defeasance option, payment of the subordinated debt securities of such series may not be accelerated by reference to any covenant from which Southern Union is released as described under clause (ii) above. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the subordinated debt securities of such series, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.


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

Financial Information

         While any of the subordinated debt securities are outstanding, Southern Union will file with the SEC, to the extent permitted under the Exchange Act, the annual reports, quarterly reports and other documents otherwise required to be filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act even if Southern Union stops being subject to those sections, and Southern Union will also provide to all holders and file with the trustees copies of such reports and documents within 15 days after filing them with the SEC or, if its filing such reports and documents with the SEC is not permitted under the Exchange Act, within 15 days after Southern Union would have been required to file such reports and documents if permitted, in each case at Southern Union's cost.

Payment, Registration and Transfer

         Unless Southern Union specifies otherwise in a prospectus supplement, it will pay principal, interest and any premium on the subordinated debt securities, and they may be surrendered for payment or transferred, at the offices of the subordinated debt securities trustee. Southern Union will make payment on registered subordinated debt securities by checks mailed to the persons in whose names the subordinated debt securities are registered or by transfer to an account maintained by the registered holder on days specified in the indenture or any prospectus supplement. If Southern Union makes subordinated debt securities payments in other forms, we will specify the form and place in a prospectus supplement.

         Southern Union will maintain a corporate trust office of the trustee or another office or agency for the purpose of transferring or exchanging fully registered subordinated debt securities, without the payment of any service charge except for any tax or governmental charge.

         The subordinated debt securities issued to a trust or the property trustee of such trust will be issued as registered subordinated debt securities. Registered subordinated debt securities will be securities recorded in the securities register kept at the corporate office of the subordinated debt securities trustee for the trust that issued that series of securities. Registered subordinated debt securities will be exchangeable for other registered subordinated debt securities of the same series and of a like aggregate principal amount and tenor in different authorized denominations.

         In the event of any redemption of subordinated debt securities, Southern Union will not be required to:

         o issue, register the transfer of or exchange subordinated debt securities of any series during a period beginning at the opening of business 15 days before any selection of subordi-nated debt securities of that series to be redeemed and ending at the close of business on (a) the day of mailing of the relevant notice of redemption if subordinated debt securities of the series are issuable only as registered subordinated debt securities, (b) the day of mailing of the relevant notice of redemption if the subordinated debt securities of the series are also issuable as registered subordinated debt securities and there is no publication, and (c) the day of the first publication of the relevant notice of redemption if the subordinated debt securities are issuable as bearer securities;

         o register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

         o issue, register the transfer of or exchange any subordinated debt securities that have been surrendered for repayment at the option of the holder, except any portion not to be repaid.

         If the subordinated debt securities are distributed to the holders of the related trust preferred securities, the subordinated debt securities may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC. The depository arrangements for such subordinated debt securities are expected to be substantially similar to those in effect for the trust preferred securities. For a description of DTC and the terms of the depository arrangements relating to payments, transfer, voting rights, redemptions and other notices and other matters, see "Description of the Trust Preferred Securities - Book-Entry Only Issuance - The Depositary Trust Company."

--------------------------------------------------------------------------------

Governing Law

         The subordinated debt securities and the indenture will be governed by, and interpreted in accordance with, the laws of the State of New York.

Information Concerning the Subordinated Debt Securities Trustee

         Prior to the occurrence of a default with respect to the indenture and after the curing or waiving of all events of default with respect to the indenture, the subordinated debt securities trustee undertakes to perform only those duties as are specifically set forth in the indenture. In case an event of default has occurred and has not been cured or waived, the trustee will exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to these provisions, the subordinated debt securities trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of subordinated debt securities unless it is offered reasonable indemnity against the costs, expenses and liabilities which might be incurred through the exercise of those powers.

         Southern Union and certain of its affiliates may, from time to time, maintain a banking relationship with the subordinated debt securities trustee.

Miscellaneous

         Southern Union will have the right at all times to assign any of its rights or obligations under the Southern Union indenture to one of its direct or indirect wholly-owned subsidiaries. In the event of such an assignment, Southern Union will remain liable for all of its obligations. The indenture otherwise will be binding upon and exist for the benefit of the parties to the subordinated debt securities indenture and their successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.

                              PLAN OF DISTRIBUTION

         Southern Union may cause the trusts to sell the trust preferred securities to or through underwriters or dealers, directly to purchasers, or through agents. The prospectus supplement with respect to any offering of trust preferred securities will set forth:

         o the terms of the offering of the securities, including the name or names of any underwriters, dealers or agents;

         o the purchase price of the securities and the proceeds to Southern Union and the applicable trust;

         o any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

         o        any initial public offering prices;

         o any discounts or concessions allowed or reallowed or paid to dealers; and

         o any securities exchange on which the offered securities may be listed.

         Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

--------------------------------------------------------------------------------

         We may designate agents to solicit offers to purchase the trust preferred securities.

         o We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

         o Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

         o Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of the trust preferred securities that they offer or sell.

         We may use one or more underwriters in the offer or sale of the trust preferred securities.

         o If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of such securities.

         o We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

         o The underwriters will use our prospectus supplement to sell such securities.

         We may use a dealer to sell the trust preferred securities.

         o If we use a dealer, we, as principal, will sell such securities to the dealer.

         o The dealer will then sell such securities to the public at varying prices that the dealer will determine at the time it sells our securities.

         o We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

         We may directly solicit offers to purchase the trust preferred securities, and we may directly sell the trust preferred securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

         We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act, or as to contribution with respect to payments that such agents, dealers or underwriters may be required to make in connection with those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

         We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the trust preferred securities at the public offering price under delayed delivery contracts.

         o If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

         o These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

         o We will indicate in our prospectus supplement the commission that underwriters and agents soliciting

--------------------------------------------------------------------------------
                  purchases of our securities under delayed delivery contracts will be entitled to receive.


         Each series of trust preferred securities offered will be a new issue of securities and will have no established trading market. Any underwriters to whom the securities are sold for public offering and sale may make a market in the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. The securities offered may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the securities.

                                  LEGAL MATTERS

         Unless stated otherwise in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Fleischman and Walsh, L.L.P., Washington, D.C., and for the underwriters by Hughes Hubbard & Reed LLP, New York, New York. Aaron I. Fleischman, Senior Partner of Fleischman and Walsh, L.L.P., is a director of Southern Union. Mr. Fleischman, Fleischman and Walsh, L.L.P., and other attorneys in that firm beneficially own shares of common stock that, in the aggregate, represent less than two percent (2%) of the outstanding shares of common stock of Southern Union. Certain United States federal income taxation matters will be passed upon for Southern Union, Southern Union Financing II and Southern Union Financing III by Hughes Hubbard & Reed LLP. Hughes Hubbard & Reed LLP performs other legal services for us and our affiliates from time to time.

                                     EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.




--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*


Securities and Exchange Commission Filing Fee......................... $  50,000
Rating Agency Fees....................................................    50,000
Blue Sky Fees and Expenses............................................    15,000
Trustee's Expenses....................................................     5,000
Printing and Engraving Fees...........................................    35,000
Accounting Fees and Expenses..........................................    30,000
Legal Fees and Expenses...............................................   150,000
Miscellaneous.........................................................    25,000
                                                                       ---------
Total                                                                  $ 360,000
                                                                       =========



-----------------
* All fees and expenses other than SEC Registration Fee are estimated.

Item 15.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify its directors and officers, subject to certain limitations. Southern Union's Bylaws require Southern Union to indemnify its respective directors and officers to the fullest extent permitted by law.

Article TWELFTH of the Restated Certificate of Incorporation of Southern Union eliminates personal liability of directors to the fullest extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person against expenses, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

         The directors and officers of Southern Union are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by Southern Union. Southern Union has entered into an Indemnification Agreement with each member of its Board of Directors. The Indemnification Agreement provides the Directors with the contractual right to indemnification for any acts taken in their capacity as a director of Southern Union to the fullest extent permitted under Delaware law.

         Under each trust agreement, no Trustee, affiliate of a Trustee, officer, director, shareholder, member, partner, employee, representative or agent of the Trustee, or any employee or agent of the Trust or its affiliates (each, an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or to any officer, director, shareholder, member, partner, employee, representative or agent of either the Trust or the Trust's affiliates or to any holder of Trust Common Securities or Trust Preferred Securities (each, a "Covered Person") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred upon such Indemnified Person by the trust agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions.

         Any agents, dealers or underwriters who execute any of the agreements filed as Exhibit 1.1 to this registration statement will agree to indemnify Southern Union's directors and their officers who signed the registration statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Southern Union by or on behalf of any such indemnifying party.

Item 16.  Exhibits.

         Exhibits identified in parentheses below are on file with the SEC and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic transmission.

(1)    Underwriting Agreement
1.1    Form of Underwriting Agreement for offering trust preferred securities.*

(4)    Instruments Defining the Rights of Security Holders, Including Indentures
4.1 - Form of Subordinated Debt Securities Indenture between Southern Union Company and JP Morgan Chase Bank (as successor to The Chase Manhattan Bank, N.A.), as Trustee. (Filed as Exhibit 4-G to Southern Union's Registration Statement on Form S-3 (No. 33-58297) and incorporated herein by reference).
4.2 - Certificate of Trust of Southern Union Financing II (previously filed as Exhibit 4-B to Southern Union's Registration Statement on Form S-3 (No. 33-58297) and incorporated herein by reference).
4.3 - Certificate of Trust of Southern Union Financing III (previously filed as Exhibit 4-C to Southern Union's Registration Statement on Form S-3 (No. 33-58297) and incorporated herein by reference).
4.4 - Form of Trust Agreement (Amended and Restated Declaration of Trust) of Southern Union Financing II. *
4.5 - Form of Trust Agreement (Amended and Restated Declaration of Trust) of Southern Union Financing III. *
4.6 - Forms of Supplemental Indenture to Subordinated Debt Securities Indenture Trust issued in connection with Southern Union Financing II and Southern Union Financing III Trust Preferred Securities. *
4.7   - Form of Subordinated Debt Security (included in Exhibit 4.6).
4.8 - Form of Trust Preferred Security for Southern Union Financing II (included in Exhibit 4.4). 4.9 - Form of Trust Preferred Security for Southern Union Financing III (included in Exhibit 4.5).
4.10  - Form of Guarantee with respect to Trust Preferred Securities. *

(5)    Opinion re Legality
5.1 - Opinion of Fleischman and Walsh, L.L.P., including the consent of such firm.*

(8)    Opinion re Tax Matters
8.1 - Opinion of Hughes Hubbard & Reed LLP as to certain federal income taxation matters, including the consent of such firm.*

(12)   Statements re Computation of Ratios
12.1 - Computation of Ratio of Earnings to Fixed Charges of Southern Union Company.
12.2 - Computation of Pro Forma Ratio of Earnings to Fixed Charges of Southern Union Company.

(23)   Consents of Experts and Counsel
23.1   - Consent of Independent Accountants, PricewaterhouseCoopers LLP.
23.2 - Consent of Fleischman and Walsh, L.L.P. will be contained in the opinion of counsel filed as Exhibit 5.1.
23.3 - Consent of Hughes Hubbard & Reed LLP will be contained in the opinion of counsel filed as Exhibit 8.1.

(24)   Powers of Attorney
24.1   - Power of Attorney of the Directors of Southern Union Company.
24.2 - Powers of Attorney for Southern Union Financing II and Southern Union Financing III are included in Exhibits 4.12 and 4.13.

(25)   Statements of Eligibility of Trustees
25.1 - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JP Morgan Chase Bank, as Trustee under the Subordinated Debt Securities Indenture.
25.2 - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Trust Agreement (Amended and Restated Declaration of Trust) of Southern Union Financing II.
25.3 - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Trust Agreement (Amended and Restated Declaration of Trust) of Southern Union Financing III.
25.4 - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee of the trust guarantees of Southern Union for the benefit of the holders of trust preferred securities of Southern Union Financing II.
25.5 - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee of the trust guarantees of Southern Union for the benefit of the holders of trust preferred securities of Southern Union Financing III.


------------------
* To be filed by amendment or by Issuer as part of a current report on Form 8-K.

Item 17.  Undertaking.

       Each of the Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Southern Union's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       Each of the Registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3)of the Securities Act.

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration State-ment or any material change to such information in the Registra-tion Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       Each of the Registrants hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
       (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, Southern Union Company certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on December 6, 2001.


                                        SOUTHERN UNION COMPANY


                                        By DAVID J. KVAPIL
                                           -----------------------------------
                                           David J. Kvapil
                                           Executive Vice President and Chief
                                             Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2001.

          Signature/Name                   Title
          --------------                   -----

GEORGE L. LINDEMANN*                       Chairman of the Board,
                                           Chief Executive Officer and Director

THOMAS F. KARAM*                           President and Chief Operating
                                           Officer, Director

JOHN E. BRENNAN*                           Director

FRANK W. DENIUS*                           Director

AARON I. FLEISCHMAN*                       Director

KURT A. GITTER, M.D.*                      Director

ADAM M. LINDEMANN*                         Director

ROGER J. PEARSON*                          Director

GEORGE ROUNTREE, III*                      Director

RONALD W. SIMMS*                           Director

DAN K. WASSONG*                            Director

DAVID J. KVAPIL
-----------------------------              Executive Vice President and Chief
David J. Kvapil                            Chief Financial Officer
                                           (Principal Accounting Officer)
* by David J. Kvapil
     ---------------
     Attorney-in-fact

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, each of Southern Union Financing Trust II and Southern Union Financing Trust III certifies that it has reasonable grounds to believe that they meet the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on December 6, 2001.

                                         SOUTHERN UNION FINANCING II

                                         By  DAVID J. KVAPIL
                                             ---------------
                                             David J. Kvapil
                                             Trustee

                                         By  DENNIS K. MORGAN
                                             ----------------
                                             Dennis K. Morgan
                                             Trustee

                                         SOUTHERN UNION FINANCING III

                                         By  DAVID J. KVAPIL
                                             ---------------
                                             David J. Kvapil
                                             Trustee

                                         By  DENNIS K. MORGAN
                                             ----------------
                                             Dennis K. Morgan
                                             Trustee

                                  EXHIBIT INDEX

(1)  Underwriting Agreement
1.1  - Form of Underwriting Agreement for offering trust preferred securities.*

(4)  Instruments Defining the Rights of Security Holders, Including Indentures
4.1 - Form of Subordinated Debt Securities Indenture between Southern Union Company and JP Morgan Chase Bank (as successor to The Chase Manhattan Bank, N.A.), as Trustee. (Filed as Exhibit 4-G to Southern Union's Registration Statement on Form S-3 (No. 33-58297) and incorporated herein by reference).
4.2  - Certificate of Trust of Southern Union Financing II (previously filed as
     Exhibit 4-B to Southern Union's Registration Statement on Form S-3 (No. 33-58297) and incorporated herein by reference).
4.3  - Certificate of Trust of Southern Union Financing III (previously filed as
     Exhibit 4-C to Southern Union's Registration Statement on Form S-3 (No. 33-58297) and incorporated herein by reference).
4.4 - Form of Trust Agreement (Amended and Restated Declaration of Trust) of Southern Union Financing II. *
4.5 - Form of Trust Agreement (Amended and Restated Declaration of Trust) of Southern Union Financing III. *
4.6 - Forms of Supplemental Indenture to Subordinated Debt Securities Indenture Trust issued in connection with Southern Union Financing II and Southern Union Financing III Trust Preferred Securities. *
4.7  - Form of Subordinated Debt Security (included in Exhibit 4.6).
4.8 - Form of Trust Preferred Security for Southern Union Financing II (included in Exhibit 4.4).
4.9 - Form of Trust Preferred Security for Southern Union Financing III (included in Exhibit 4.5).
4.10 - Form of Guarantee with respect to Trust Preferred Securities. *

(5)  Opinion re Legality
5.1 - Opinion of Fleischman and Walsh, L.L.P., including the consent of such firm.*

(8)  Opinion re Tax Matters
8.1 - Opinion of Hughes Hubbard & Reed LLP as to certain federal income taxation matters, including the consent of such firm.*

(12) Statements re Computation of Ratios
12.1 - Computation of Ratio of Earnings to Fixed Charges of Southern Union Company.
12.2 - Computation of Pro Forma Ratio of Earnings to Fixed Charges of Southern Union Company.

(23) Consents of Experts and Counsel
23.1 - Consent of Independent Accountants, PricewaterhouseCoopers LLP.
23.2 - Consent of Fleischman and Walsh, L.L.P. will be contained in the opinion of counsel filed as Exhibit 5.1.
23.3 - Consent of Hughes Hubbard & Reed LLP will be contained in the opinion of counsel filed as Exhibit 8.1.

(24) Powers of Attorney
24.1 - Power of Attorney of the Directors of Southern Union Company.
24.2 - Powers of Attorney for Southern Union Financing II and Southern Union Financing III are included in Exhibits 4.12 and 4.13.

(25) Statements of Eligibility of Trustees
25.1 - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JP Morgan Chase Bank, as Trustee under the Subordinated Debt Securities Indenture.
25.2 - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Trust Agreement (Amended and Restated Declaration of Trust) of Southern Union Financing II.
25.3 - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Trust Agreement (Amended and Restated Declaration of Trust) of Southern Union Financing III.
25.4 - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee of the trust guarantees of Southern Union for the benefit of the holders of trust preferred securities of Southern Union Financing II.
25.5 - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee of the trust guarantees of Southern Union for the benefit of the holders of trust preferred securities of Southern Union Financing III.

                                                                    EXHIBIT 12.1


                       RATIO OF EARNINGS TO FIXED CHARGES



                 Three Months Ended                   Year Ended June 30,
                                    --------------------------------------------
                 September 30, 2001   2001      2000     1999     1998     1997
                 ------------------ --------  -------  -------  -------  -------
                                              (dollars in thousands)

EARNINGS:

Consolidated
 pre-tax in-
 come(loss)
 from con-
 tinuing
 operations....       $(46,979)     $ 96,683  $19,434  $17,554  $20,213  $31,405

Interest.......         29,529       112,999   60,972   45,479   44,364   42,945
Net amortiza-
 tion of debt
 discount and
 premium and
 issuance
 expense.......            868         3,739    1,242      965    1,029    1,122
Interest por-
 tion of rental
 expense.......            963         3,851    3,863    2,876    2,252    2,528
                      --------      --------  -------  -------  -------  -------

  Earnings
   (loss)......       $(15,619)     $217,272  $85,511  $66,874  $67,858  $78,000
                      ========      ========  =======  =======  =======  =======

FIXED CHARGES:

Interest.......       $ 29,529      $112,999  $60,972  $45,479  $44,364  $42,945
Net amortiza-
 tion of debt
 discount and
 premium and
 issuance
 expense.......            868         3,739    1,242      965    1,029    1,122
Interest por-
 tion of rental
 expense.......            963         3,851    3,863    2,876    2,252    2,528
                      --------      --------  -------  -------  -------  -------

  Fixed
   charges.....       $31, 360      $120,589  $66,077  $49,320  $47,645  $46,595
                      ========      ========  =======  =======  =======  =======

Ratio of earn-
 ings to fixed
 charges.......          -    (a)       1.80     1.29     1.36     1.42     1.67
                      ========      ========  =======  =======  =======  =======


(a) The earnings were inadequate to cover fixed charges by approximately $47.0 million for the three-month period ended September 30, 2001. The three-month period ended September 30, 2001 was impacted by a pre-tax charge for business restructuring of approximately $32.7 million. Due to the seasonal nature of the gas utility business, the three-month period ending September 30 is typically a loss period.

                                                                    EXHIBIT 12.2


                  PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES




                                                                   Pro Forma (a)
                                                                   -------------
                                                                      Year Ended
                                                                   June 30, 2001
                                                                   -------------
                                                                    (dollars in
                                                                     thousands)

EARNINGS:

Consolidated pre-tax earnings from continuing operations........      $ 69,306
Interest........................................................       126,499

Net amortization of debt discount and premium and issuance
  expense..................... .................................         3,739
Interest portion of rental expense..............................         3,851
                                                                      --------

Earnings........................................................      $203,395
                                                                      ========

FIXED CHARGES:

Interest........................................................      $126,499

Net amortization of debt discount and premium and issuance
  expense.......................................................         3,739

Interest portion of rental expense..............................         3,851
                                                                      --------
     Fixed charges..............................................      $134,089
                                                                      ========

Ratio of earnings to fixed charges...............................         1.52
                                                                      ========




-----------------------------

(a) This pro forma ratio gives effect as of the beginning of the period presented to the acquisitions of ProvEnergy, Valley Resources and Fall River Gas, which were primarily financed through a term note. These acquisitions were assumed to occur as of the beginning of the period presented, as reflected on the Unaudited Pro Forma Combined Condensed Statement of Operations.

                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Southern Union Company ("Southern Union") of our report dated August 7, 2001, except for Note IX as to which the date is September 19, 2001 relating to the consolidated financial statements, which appears in Southern Union's Annual Report on Form 10-K for the year ended June 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                      PRICEWATERHOUSECOOPERS LLP




Austin, Texas
December 3, 2001

                                                                    EXHIBIT 24.1


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Thomas F. Karam, Dennis K. Morgan and David J. Kvapil, acting individually or together, as such person's true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and revocation, to act in any capacity for such person and in such person's name, place, and stead in executing a Registration Statement on Form S-3 (with respect to the issuance of subordinated debt securities to, and guarantees of trust preferred securities issued by, Southern Union Financing II and Southern Union Financing III) and any amendments thereto, and filing said Registration Statement, together with all exhibits thereto and any other documents connected therewith, with the Securities and Exchange Commission for the purpose of registering debt securities of Southern Union Company.


Dated: November 14, 2001



JOHN E. BRENNAN                                      GEORGE L. LINDEMANN
---------------                                      -------------------
John E. Brennan                                      George L. Lindemann


FRANK W. DENIUS                                      ROGER J. PEARSON
---------------                                      ----------------
Frank W. Denius                                      Roger J. Pearson


AARON I. FLEISCHMAN                                  GEORGE ROUNTREE, III
-------------------                                  --------------------
Aaron I. Fleischman                                  George Rountree, III


KURT A. GITTER                                       RONALD W. SIMMS
--------------                                       ---------------
Kurt A. Gitter                                       Ronald W. Simms


THOMAS F. KARAM                                      DAN K. WASSONG
---------------                                      --------------
Thomas F. Karam                                      Dan K. Wassong


ADAM M. LINDEMANN
Adam M. Lindemann

                                                                    Exhibit 25.1
       -------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                   -------------------------------------------
               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                    ----------------------------------------

                               JPMORGAN CHASE BANK
               (Exact name of trustee as specified in its charter)

New York                                                              13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

270 Park Avenue
New York, New York                                                         10017
(Address of principal executive offices)                              (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)
                  --------------------------------------------
                             Southern Union Company
               (Exact name of obligor as specified in its charter)

Texas                                                                 75-0571592
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

504 Lavaca Street
Austin, Texas                                                              78701
(Address of principal executive offices)                              (Zip Code)

                  --------------------------------------------

                          Subordinated Debt Securities
                       (Title of the indenture securities)

                  --------------------------------------------

                                     GENERAL


Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

              New York State Banking Department, State House, Albany, New York 12110.

              Board of Governors of the Federal Reserve System, Washington, D.C., 20551

              Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

              Federal Deposit Insurance Corporation, Washington, D.C., 20429.


         (b)  Whether it is authorized to exercise corporate trust powers.

              Yes.


Item 2.  Affiliations with the Obligor and Guarantors.

         If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

         None.

Item 16.          List of Exhibits

           List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the Restated Organization Certificate of the Trustee and the Certificate of Amendment dated November 9, 2001.

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001 in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

           4.  A copy of the existing By-Laws of the Trustee.

           5. Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in con-nection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

         7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

         8.  Not applicable.

         9.  Not applicable.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 29th day of November, 2001.


                                      JPMORGAN CHASE BANK


                                      By /s/Philbert G. Jones
                                         ----------------------------
                                         Philbert G. Jones
                                         Assistant Vice President

                               State of New York,
                               Banking Department


        I, MANUEL KURSKY, Deputy Superintendent of Bank of The State of New York, DO HEREBY APPROVE the annexed Certificate entitled "RESTATED ORGANIZATION CERTIFICATE OF THE CHASE MANHATTAN BANK Under Section 8007 of the Banking Law," dated Marth 25, 1997, providing for the restatement, without making any amend-ment or change, of the text of the Organization Certificate with its previous amendments in a single certificate.









WITNESS, my hand and official seal of the Banking Department of the City of New York, this 8th day of May in the Year of our Lord one thousand nine hundred and
           ---        ---
ninety-seven.


                                             /s/ MANUEL KURSKY
                                             -----------------
                                                 Manuel Kursky
                                                 Deputy Superintendent of Banks

                                    RESTATED

                            ORGANIZATION CERTIFICATE

                                       OF

                            THE CHASE MANHATTAN BANK

                 Under Section 8007 of the New York Banking Law


          WE, WALTER V. SHIPLEY and ANTHONY J. HORAN, being respectively, the Chairman of the Board and the Secretary of THE CHASE MANHATTAN BANK, a New York banking organization, do hereby certify as follows:

          1. The name of the Corporation is The Chase Manhattan Bank. The Corporation was formed under the name Chemical Bank.

          2. The Organization Certificate of The Chase Manhattan Bank was filed by the Superintendent of Banks of the State of New York on November 26, 1968.

          3. The text of the organization certificate, as amended heretofore, is hereby restated without further amendment or change to read as herein set forth in full:

          FIRST: The name by whice the Corporation is to be known is THE CHASE MANHATTAN BANK.

          SECOND: The principal office of the Corporation is to be located in New York, New York.

          THIRD: The amount of authorized stock which the Corporation is here-after to have is $1,335,000,000 and the number of shares into which such capital stock is to be divided is 125,000,000 shares consisting of 110,000,000 shares of Common Stock, par value $12 per share, and 15,000,000 shares of Preferred Stock, par value $1 per share, which shall be issued in one or more classes or series having such designations, relative rights, preferences or limitations as fixed by the Board of Directors of the Corporation at the time of issuance of any such Preferred Stock.

          FOURTH: The number of directors of the Corporation shall be not less than seven nor more than twenty-five.

          FIFTH: The Corporation is to exercise the powers conferred by Section 100 of the banking laws of the State of New York.

          4. This restated organization certificate was approved by a resolution adopted by the Board of Directors of the Corporation on July 16, 1996.

          IN WITNESS WHEREOF, the undersigned have executed this restated organization certificate this 25th day of March, 1997.



                                        /s/ WALTER V. SHIPLEY
                                        ---------------------
                                            Walter V. Shipley
                                            Chairman of the Board


                                        /s/ ANTHONY J. HORAN
                                        --------------------
                                            Anthony J. Horan
                                            Secretary

STATE OF NEW YORK       )
                        ) ss:
COUNTY OF NEW YORK      )


          I, ANTHONY J. HORAN, being duly sworn, depose and say that I, the said ANTHONY J. HORAN, am the Secretary of THE CHASE MANHATTAN BANK, and that I have read and signed the foregoing Certificate and know the contents thereof and the statements contained therein are true.



                                        /s/ ANTHONY J. HORAN
                                        --------------------
                                            Anthony J. Horan
                                            Secretary



Subscribed and sworn to before
me this 25th day of March, 1997.

/s/ VIRGINIA STANK
------------------
    Virginia Stank
    Notary Public


[SEAL]

                               State of New York,
                               Banking Department


        I, P. VINCENT CONLON Deputy Superintendent of Banks of The State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF THE CHASE MANHATTAN BANK Under
Section 8001 of the New York Banking Law" dated October 22, 2001, providing for a change in name to JPMORGAN CHASE BANK, and an increase in the amount of authorized capital stock from $1,335,000,000 consisting of 110,000,000 shares of common stock with a par value of $12 per share, and 15,000,000 shares of pre-ferred stock with a par value $1 per share, to $1,800,180,000 consisting of 148,765,000 shares of common stock with a par value of $12 per share, and 15,000,000 shares of preferred stock with a par value of $1 per share. The preferred stock shall be issued in one or more classes or series having such designations, relative rights, preferences or limitations as fixed by the Board of Directors of the Corporation at the time of issuance.










WITNESS, my hand and official seal of the Banking Department of the City of New York, this 9th day of November in the Year of our Lord two thousand and one.



                                             /s/ P. VINCENT CONLON
                                             ---------------------
                                                 P Vincent Conlon
                                                 Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                       OF

                          THE ORGANIZATION CERTIFICATE

                                       OF

                            THE CHASE MANHATTAN BANK

                 Under Section 8001 of the New York Banking Law


          WE, WILLIAM B. HARRISON, JR. and ANTHONY J. HORAN, being respectively, the Chief Executive Officer and the Secretary of THE CHASE MANHATTAN BANK, a New York banking organization, do hereby certify as follows:

          1.    The name of the Corporation is The Chase Manhattan Bank.

          2. The Organization Certificate of The Chase Manhattan Bank was filed by the Superintendent of Banks of the State of New York on November 26, 1968 under the title Chemical Bank.

          3. A Certificate of Amendment of the Organization Certificate providing for an increase in capital stock was filed by the Superintendent of Banks of the State of New York on February 17, 1969.

          4. A Certificate of Amendment of the Organization Certificate providing for an increase in capital stock was filed by the Superintendent of Banks of the State of New York on September 8, 1977.

          5. A Certificate of Amendment of the Organization Certificate providing for an increase in capital stock was filed by the Superintendent of Banks of the State of New York on January 29, 1981.

          6. A Certificate of Amendment of the Organization Certificate providing for an increase in capital stock was filed by the Superintendent of Banks of the State of New York on September 14, 1982.

          7. A Certificate of Amendment of the Organization Certificate providing for an increase in capital stock was filed by the Superintendent of Banks of the State of New York on March 13, 1985.

          8. A Certificate of Amendment of the Organization Certificate providing for an increase in capital stock was filed by the Superintendent of Banks of the State of New York on June 4, 1992.

          9. A Certificate of Amendment of the Organization Certificate providing for a change from Chemical Bank to The Chase Manhattan Bank and an increase in capital effective July 13, 1996 was filed by the Superintendent of Banks of the State of New York on July 11, 1996.

          10. A Restated Organizatin Certificate was approved and filed by the Superintendent of Banks of the State of New York on May 8, 1997.

          11. Article FIRST of the Organization certificate, as amended, stating that the name of the corporation is "The Chase Manhattan Bank" is hereby amended and restated to read in its entirety as follows:

          "FIRST:  The name of the corporatin is JPMORGAN CHASE BANK."

          12. Article THIRD of the Organization certificate, as amended, stating that the amount of its authorized capital stock is $1,335,000,000 and the number of shares into which such capital stock is to be divided is 125,000,000 shares consisting of 110,000,000 share of

Common Stock, par value $12 per share, and 15,000,000 shares of Preferred Stock, par value $1 per share, is hereby amended and restated to read in its entirety as follows:

          THIRD: The amount of authorized stock which the Corporation is here-after to have is $1,800,180,000 and the number of shares into which such capital stock is to be divided is 163,765,000 shares consisting of 148,765,000 shares of Common Stock, par value $12 per share, and 15,000,000 shares of Preferred Stock, par value $1 per share, which shall be issued in one or more classes or series having such designations, relative rights, preferences or limitations as fixed by the Board of Directors of the Corporation at the time of issuance of any such Preferred Stock.

          13. These amendments to the Organizatin Certificate were approved by the written consent of J.P. Morgan Chase & Co., the sole stockholder of the Corporation, on June 30, 2001.


          IN WITNESS WHEREOF, the undersigned have executed this Certificate this 22nd day of October, 2001.



                                        /s/ WILLIAM B. HARRISON, JR.
                                        ----------------------------
                                            William B. Harrison, Jr.
                                            Chief Executive Officer


                                        /s/ ANTHONY J. HORAN
                                        --------------------
                                            Anthony J. Horan
                                            Secretary

STATE OF NEW YORK       )
                        )
COUNTY OF NEW YORK      )


          I, ANTHONY J. HORAN, being duly sworn, depose and say that I, the said ANTHONY J. HORAN, am the Secretary of THE CHASE MANHATTAN BANK, and that I have read and signed the foregoing Certificate and know the contents thereof and the statements contained therein are true.



                                        /s/ ANTHONY J. HORAN
                                        --------------------
                                            Anthony J. Horan
                                            Secretary



Subscribed and sworn to before
me this 22nd day of October, 2001.

/s/ MARY VORDERER
-----------------
    Mary Vorderer
    Notary Public


[SEAL]

                                     BY-LAWS



                               JPMorgan Chase Bank

           (Name change effective November 10, 2001 upon the merger of Morgan Guaranty Trust Company of New York into The Chase Manhattan Bank)

           As Amended by the Board of Directors effective June 1, 1999












                             Office of the Secretary
                           270 Park Avenue, 35th floor
                               New York, NY 10017

                                    CONTENTS

                                     SUBJECT
             Article
                  I         Meetings of Stockholders
                                   Section 1.01 Annual Meeting
                                   Section 1.02 Special Meetings
                                   Section 1.03 Quorum

                 II         Board of Directors
                                   Section 2.01 Number
                                   Section 2.02 Vacancies
                                   Section 2.03 Annual Meeting
                                   Section 2.04 Regular Meetings
                                   Section 2.05 Special Meetings
                                   Section 2.06 Quorum
                                   Section 2.07 Rules and Regulations
                                   Section 2.08 Compensation

                III         Committees
                                   Section 3.01 Executive Committee
                                   Section 3.02 Examining Committee
                                   Section 3.03 Other Committees

                 IV         Officers and Agents
                                   Section 4.01 Officers
                                   Section 4.02 Clerks and Agents
                                   Section 4.03 Term of Office
                                   Section 4.04 Chairman of the Board
                                   Section 4.05 Chief Executive Officer
                                   Section 4.06 President
                                   Section 4.07 Vice Chairman of the Board
                                   Section 4.08 Chief Financial Officer Section
                                   4.09 Controller Section 4.10 Secretary
                                   Section 4.11 General Auditor Section 4.12
                                   Powers and Duties of Other
                                                Officers
                                   Section 4.13 Fidelity Bonds

                  V        Corporate Seal

                 VI        Fiscal Year

                VII        Indemnification
                                   Section 7.01 Right to Indemnification
                                   Section 7.02 Contracts and Funding
                                   Section 7.03 Employee Benefit Plans
                                   Section 7.04 Indemnification Not Exclusive
                                                Right
                                   Section 7.05 Advancement of Expenses;
                                                Procedures

               VIII         By-laws
                                   Section 8.01 Inspection
                                   Section 8.02 Amendments
                                   Section 8.03 Construction

                                     BY-LAWS

                                       OF

                               JPMORGAN CHASE BANK


                                    ARTICLE I

                            Meetings of Stockholders

              Section 1.01. Annual Meeting. The annual meeting of stockholders of JPMorgan Chase Bank (herein called the Bank), shall be held in the Borough of Manhattan, City of New York, State of New York, within the first four months of each calendar year, on such date and at such time and place as the Board of Directors (herein called the Board), may determine, for the election of directors and the transaction of such other business as may properly come before the meeting. Notice of such meeting, stating the purpose or purposes thereof and the time when and the place where it is to be held and signed by the Chairman of the Board (herein called the Chairman), the Chief Executive Officer, the President, a Vice Chairman of the Board or the Secretary or an Assistant Corporate Secretary of the Bank, shall be served by personal delivery upon each stockholder of record entitled to vote at such meeting not less than 10 nor more than 50 days before said meeting.

              Section 1.02. Special Meetings. A special meeting of the stockholders may be called at any time by the Board, the Chairman, the Chief Executive Officer, the President, or a Vice Chairman of the Board, or upon the request in writing of the holders of record of not less than 40% of the out-standing capital stock. Notice of any special meeting, stating the time, place and purpose or purposes thereof, shall be given by personal delivery to the stockholders in the manner provided in Section 1.01 for the giving of notice of annual meetings of stockholders. In the case of any meeting of stockholders, annual or special, called for a purpose requiring other or further notice, such notice shall be given as required by law.

              Section 1.03. Quorum. A majority of the outstanding common stock, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held as adjourned, without further notice.

                                   ARTICLE II

                               Board of Directors

              Section 2.01. Number. The business and affairs of the Bank shall be managed by or under the direction of a Board of Directors, of such number as may be fixed from time to time by resolution adopted by the Board, but in no event less than 7 or more than 25, selected, organized and continued in accordance with the provisions of the New York Banking Law. Each director here-after elected shall hold office until the next annual meeting of the stock-holders and until his successor is elected and has qualified, or until his death or until he shall resign or shall have been removed.

              Section 2.02. Vacancies. In case of any increase in the number of directors, the additional director or directors, and in case of any vacancy in the board due to death, resignation, removal, disqualification or any other cause, the successors to fill the vacancies, not exceeding one-third of the entire Board, shall be elected by a majority of the directors then in office.

              Section 2.03. Annual Meeting. An annual meeting of the directors shall be held each year, without notice, immediately following the annual meeting of stockholders. The time and place of such meeting shall be designated by the Board. At such meeting, the directors shall, after qualifying, elect from their own number a Chairman of the Board, a Chief Executive Officer, a President and one or more Vice Chairmen of the Board, and shall elect or appoint such other officers authorized by these By-laws as they may deem desirable, and appoint the Committees specified in Article III hereof. The directors may also elect to serve at the pleasure of the Board, one or more Honorary Directors, not members of the Board. Honorary Directors of the Board shall be paid such compensation or such fees for attendance at meetings of the Board, and meetings of other committees of the Board, as the Board shall determine from time to time.

              Section 2.04. Regular Meetings. The Board shall hold a regular meeting without notice at the principal office of the Bank on the third Tuesday in each month, with such exceptions as shall be determined by the Board, at such time as shall be determined by the Board, unless another time or place, within or without the State, shall be fixed by resolution of the Board. Should the day appointed for a regular meeting fall on a legal holiday, the meeting shall be held at the same time on the preceding day or on such other day as the Board may order.

              Section 2.05. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman, the Chief Executive Officer, the President, a Vice Chairman of the Board, the Secretary or a majority of the directors at the time in office. A notice shall be given as hereinafter in this Section provided of each such special meeting, in which shall be stated the time and place of such meeting, but, except as otherwise expressly provided by law or by these By-laws, the purposes thereof need not be stated in such notice. Except as otherwise provided by law, notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, wireless or other form of recorded communication or be delivered personally or by telephone not later than noon of the calendar day before the day on which such meeting is to be held. At any regular or special meeting of the Board, or any committee thereof, one or more Board or committee members may participate in such meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. This type of participation shall constitute presence in person at the meeting. Notice of any meeting of the Board shall not, however, be required to be given to any director who submits a signed waiver of notice whether before or after the meeting, or if he shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all the directors of the Bank then in office shall be present thereat.

              Section 2.06. Quorum. One-third of the members of the entire Board, or the next highest integer in the event of a fraction, shall constitute a quorum, but if less than a quorum be present, a majority of those present may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

              Section 2.07. Rules and Regulations. The Board may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Bank as it may deem proper, not inconsistent with the laws of the State of New York or these By-laws.

              Section 2.08. Compensation. Directors shall be entitled to receive from the Bank such fees for attendance at meetings of the Board or of any committee, or both, as the Board from time to time shall determine. The Board may also likewise provide that the Bank shall reimburse each such director or member of such committee for any expenses paid by him on account of his attendance at any such meeting. Nothing in this Section contained shall be construed to preclude any director from serving the Bank in any other capacity and receiving compensation therefor.

                                   ARTICLE III

                                   Committees

              Section 3.01. Executive Committee. The Board, by resolution adopted by a majority of the entire Board, shall appoint an Executive Committee which, when the Board is not in session, shall have and may exercise all the powers of the Board that lawfully may be delegated including, without limitation, the power and authority to declare dividends. The Executive Committee shall consist of such number of directors as the Board shall from time to time determine, but not less than five and one of whom shall be designated by the Board as Chairman thereof, as follows: (a) the Chairman of the Board, the Chief Executive Officer, the President, the Vice Chairmen of the Board; and
(b) such other directors, none of whom shall be an officer of the Bank, as shall be appointed to serve at the pleasure of the Board. The Board, by resolution adopted by a majority of the entire Board, may designate one or more directors as alternate members of the Executive Committee and the manner and circumstances in which such alternate members shall replace or act in the place of absent or disqualified members of the Executive Committee. The attendance of one-third of the members of the Committee or their substitutes, or the next highest integer in the event of a fraction, at any meeting shall constitute a quorum, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Committee. All acts done and powers conferred by the Committee from time to time shall be deemed to be, and may be certified as being done or conferred under authority of the Board. The Committee shall fix its own rules and procedures, and the minutes of the meetings of the Committee shall be submitted at the next regular meeting of the Board at which a quorum is present, or if impracticable at the next such subsequent meeting. The Committee shall hold meetings "On Call" and such meetings may be called by the Chairman of the Executive Committee, the Chairman of the Board, the Chief Executive Officer, the President, a Vice Chairman of the Board, or the Secretary. Notice of each such meeting of the Committee shall be given by mail, telegraph, cable, wireless or other form of recorded communication or be delivered personally or by telephone to each member of the Committee not later than the day before the day on which such meeting is to be held. Notice of any such meeting need not be given to any member of the Committee who submits a signed waiver of notice whether before or after the meeting, or if he shall be present at such meeting; and any meeting of the Committee shall be a legal meeting without any notice thereof having been given, if all the members of the Committee shall be present thereat. In the case of any meeting, in the absence of the Chairman of the Executive Committee, such member as shall be designated by the Chairman of the Executive Committee or the Executive Committee shall act as Chairman of the meeting.

              Section 3.02. Examining Committee. The Board, by resolution adopted by a majority of the entire Board, shall appoint an Examining Committee composed of not less than three of its members, none of whom shall be an officer of the Bank, to hold office at its pleasure and one of whom shall be designated by the Board as chairman thereof. The Committee shall make such examination into the affairs of the Bank and its loans and discounts and make such reports in writing thereof as may be directed by the Board or required by the Banking Law. The attendance of one-third of the members of the Committee, or the next highest integer in the event of a fraction, at any meeting shall constitute a quorum, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Committee.

              Section 3.03. Other Committees. The Board, by resolution adopted by a majority of the entire Board, may appoint, from time to time, such other committees composed of not less than three of its members for such purposes and with such duties and powers as the Board may determine. The attendance of one-third of the members of such other committees, or the next highest integer in the event of a fraction, at any meeting shall constitute a quorum, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of such other committees.

                                   ARTICLE IV

                               Officers and Agents

              Section 4.01. Officers. The officers of the Bank shall be (a) a Chairman of the Board, a Chief Executive Officer, a President and one or more Vice Chairmen of the Board, each of whom must be a director and shall be elected by the Board; (b) a Chief Financial Officer, a Controller, a Secretary and a General Auditor, each of whom shall be elected by the Board; and (c) may include a Chief Credit Officer, a Chief Administrative Officer, a Chief Technology Officer, one or more Group Executives and such other officers as may from time to time be elected by the Board or under its authority, or appointed by the Chairman, the Chief Executive Officer, the President or a Vice Chairman of the Board.

              Section 4.02. Clerks and Agents. The Board may elect and dismiss, or the Chairman, the Chief Executive Officer, the President or a Vice Chairman of the Board may appoint and dismiss and delegate to any other officers authority to appoint and dismiss, such clerks, agents and employees as may be deemed advisable for the prompt and orderly transaction of the Bank's business, and may prescribe, or authorize the appointing officers to prescribe, their respective duties, subject to the provisions of these By-laws.

              Section 4.03. Term of Office. The officers designated in Section 4.01(a) shall be elected by the Board at its annual meeting. The officers designated in Section 4.01(b) may be elected at the annual or any other meeting of the Board. The officers designated in Section 4.01(c) may be elected at the annual or any other meeting of the Board or appointed at any time by the designated proper officers. Any vacancy occurring in any office designated in
Section 4.01(a) may be filled at any regular or special meeting of the Board. The officers elected pursuant to Section 4.01(a) shall each hold office for the term of one year and until their successors are elected, unless sooner disqualified or removed by a vote of two-thirds of the whole Board. The officers elected by the Board pursuant to Section 4.01(b) of these By-laws shall hold office at the pleasure of the Board. All other officers, clerks, agents and employees elected by the Board, or appointed by the Chairman, the Chief Executive Officer, the President or a Vice Chairman of the Board, or under their authority, shall hold their respective offices at the pleasure of the Board or officers elected pursuant to Section 4.01(a).

             Section 4.04. Chairman of the Board. The Chairman shall preside at all meetings of the stockholders and at all meetings of the Board. The Chairman of the Board shall have the same power to perform any act on behalf of the Bank and to sign for the Bank as is prescribed in these By-laws for the Chief Executive Officer. He shall perform such other duties as from time to time may be prescribed by the Board.

             Section 4.05. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Bank and shall have, subject to the control of the Board and the Chairman, general supervision and direction of the policies and operations of the Bank and of its several officers other than the Chairman. In the absence of the Chairman, he shall preside at all meetings of the stockholders and at all meetings of the Board. He shall have the power to execute any document or perform any act on behalf of the Bank, including without limitation the power to sign checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Bank, and together with the Secretary or an Assistant Corporate Secretary execute conveyances of real estate and other documents and instruments to which the seal of the Bank may be affixed. He shall perform such other duties as from time to time may be prescribed by the Board.

              Section 4.06. President. The President shall, subject to the direction and control of the Board, the Chairman and the Chief Executive Officer, participate in the supervision of the policies and operations of the Bank. In general, the President shall perform all duties incident to the office of President, and such other duties as from time to time may be prescribed by the Board, the Chairman, or the Chief Executive Officer. In the absence of the Chairman or the Chief Executive Officer, the President shall preside at meetings of stockholders and of the Board. The President shall have the same power to sign for the Bank as is prescribed in these By-laws for the Chief Executive Officer.

              Section 4.07. Vice Chairman of the Board. The Vice Chairman of the Board, or if there be more than one, then each of them, shall, subject to the direction and control of the Board, the Chairman and the Chief Executive Officer, participate in the supervision of the policies and operations of the Bank, and shall have such other duties as may be prescribed from time to time by the Board, the Chairman or the Chief Executive Officer. In the absence of the Chairman, the Chief Executive Officer and the President, a Vice Chairman, as designated by the Chairman or the Board, shall preside at meetings of the stockholders and of the Board. Each Vice Chairman shall have the same power to sign for the Bank as is prescribed in these By-laws for the Chief Executive Officer.

              Section 4.08. Chief Financial Officer. The Chief Financial Officer shall have such powers and perform such duties as the Board, the Chairman, the Chief Executive Officer, the President, or a Vice Chairman of the Board may from time to time prescribe, which duties may include, without limitation, responsibility for strategic planning, corporate finance, control, tax and auditing activities, and shall perform such other duties as may be prescribed by these By-laws.

              Section 4.09. Controller. The Controller shall exercise general supervision of the accounting departments of the Bank. He shall be responsible to the Chief Financial Officer and shall render reports from time to time relating to the general financial condition of the Bank. He shall render such other reports and perform such other duties as from time to time may be prescribed by the Chief Financial Officer, a Vice Chairman of the Board, the President, the Chief Executive Officer or the Chairman.

              Section 4.10.  Secretary.  The Secretary shall:

              (a) record all the proceedings of the meetings of the stock-holders, the Board and the Executive Committee in one or more books kept for that purpose;

              (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law;

              (c) be custodian of the seal of the Bank; and he may see that such seal or a facsimile thereof is affixed to any documents the execution of which on behalf of the Bank is duly authorized and may attest such seal when so affixed; and

              (d) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be prescribed by the Board, the Chairman, the Chief Executive Officer, the President, or a Vice Chairman of the Board.

              Section 4.11. General Auditor. The General Auditor shall exercise general supervision of the Auditing Division. He shall audit the affairs of the Bank and its subsidiaries, including appraisal of the soundness and adequacy of internal controls and operating procedures and shall ascertain the extent of compliance with policies and procedures of the Bank. He shall be responsible to the Board and shall make such audits and prepare such regular reports as the Board, its Examining Committee, the Chairman or the Chief Executive Officer may, from time to time, require or as in his judgment are necessary in the performance of his duties.

              Section 4.12. Powers and Duties of Other Officers. The powers and duties of all other officers of the Bank shall be those usually pertaining to their respective offices, subject to the direction and control of the Board and as otherwise provided in these By-laws.

              Section 4.13. Fidelity Bonds. The Board, in its discretion, may require any or all officers, agents, clerks and employees of the Bank to give bonds covering the faithful performance of their duties or may obtain insurance covering the same, in either case in form and amount approved by the Board, the premiums thereon to be paid by the Bank.

                                    ARTICLE V

                                 Corporate Seal

     The corporate seal of the Bank shall be in the form of a circle and shall bear the full name of the Bank and the words "Corporate Seal New York" together with the logo of J.P. Morgan Chase & Co.

                                   ARTICLE VI

                                   Fiscal Year

     The fiscal year of the Bank shall be the calendar year.

                                   ARTICLE VII

                                 Indemnification

              Section 7.01. Right to Indemnification. The Bank shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be made so involved, in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Bank to procure a judgment in its favor) (a "Proceeding") by reason of the fact that he is or was a director, officer, employee or agent of the Bank, or is or was serving at the request of the Bank as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

              Section 7.02. Contracts and Funding. The Bank may enter into contracts with any director, officer, employee or agent of the Bank in furtherance of the provisions of this Article VII and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VII.

              Section 7.03. Employee Benefit Plans. For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Bank" shall include any service as a director, officer, employee, or agent of the Bank which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of a corporation.

              Section 7.04. Indemnification Not Exclusive Right. The right of indemnification and advancement of expenses provided in this Article VII shall not be exclusive of any other rights to which a person seeking indemnification may otherwise be entitled, under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The provisions of this Article VII shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this
Article VII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VII whether arising from acts or omissions occurring before or after such adoption.

              Section 7.05. Advancement of Expenses; Procedures. In furtherance, but not in limitation, of the foregoing provisions, the following procedures and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VII:

              (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Bank within twenty (20) days after the receipt by the Bank of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if, and to the extent, it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses.

              (b) Written Request for Indemnification. To obtain indemnification under this Article VII, an Indemnitee shall submit to the Secretary of the Bank a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made within a reasonable time after receipt by the Bank of the written request for indemnification together with the Supporting Documentation. The Secretary of the Bank shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

              (c) Procedure for Determination. The Indemnitee's entitlement to indemnification under this Article VII shall be determined (i) by the Board by a majority vote of a quorum (as defined in Article II of these By-laws) consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the stockholders, but only if a majority of the disinterested directors, if they constitute a quorum of the Board, presents the issue of entitlement to indemnification to the stockholders for their determination.

                                  ARTICLE VIII

                                     By-laws

              Section 8.01. Inspection. A copy of the By-laws shall at all times be kept in a convenient place at the principal office of the Bank, and shall be open for inspection by stockholders during banking hours.

              Section 8.02. Amendments. Except as otherwise specifically provided by statute, these By-laws may be added to, amended, altered or repealed at any meeting of the Board by vote of a majority of the entire Board, provided that written notice of any such proposed action shall be given to each director prior to such meeting, or that notice of such addition, amendment, alteration or repeal shall have been given at the preceding meeting of the Board.

              Section 8.03. Construction. The masculine gender, where appearing in these By-laws, shall be deemed to include the feminine gender.

                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                   at the close of business June 30, 2001, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                  Dollar Amounts
                    ASSETS                                         in Millions

Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin......       $  21,536
     Interest-bearing balances...............................          31,428
Securities:
Held to maturity securities..................................             481
Available for sale securities................................          60,903
Federal funds sold and securities purchased under
     agreements to resell....................................          42,824
Loans and lease financing receivables:
     Loans and leases held for sale..........................           3,856
     Loans and leases, net of unearned income....    $155,575
     Less: Allowance for loan and lease losses...       2,276
     Loans and leases, net of unearned income and allowance..         153,299
Trading Assets...............................................          66,636
Premises and fixed assets (including capitalized leases).....           4,468
Other real estate owned .....................................              45
Investments in unconsolidated subsidiaries and associated
     companies...............................................             353
Customers' liability to this bank on acceptances outstanding.             346
Intangible assets
     Goodwill................................................           1,785
     Other Intangible assets.................................           4,365
Other assets.................................................          19,923
                                                                    ---------
TOTAL ASSETS.................................................       $ 412,248

                                   LIABILITIES

Deposits
     In domestic ............................................       $ 137,865
     Noninterest-bearing ..........................   $56,799
     Interest-bearing..............................    81,066
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's .................................         113,924
        Noninterest-bearing $......................     6,537
     Interest-bearing .............................   107,387

Federal funds purchased and securities sold under agreements
     to repurchase...........................................          65,474
Trading liabilities..........................................          39,611
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases)...............          10,573
Bank's liability on acceptances executed and outstanding.....             346
Subordinated notes and debentures............................           6,355
Other liabilities ...........................................          14,772
TOTAL LIABILITIES ...........................................         388,920
Minority Interest in consolidated subsidiaries...............              89

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus................               0
Common stock ................................................           1,211
Surplus  (exclude all surplus related to preferred stock)....          12,715
    Retained earnings........................................           9,985
    Accumulated other comprehensive income...................            (672)
Other equity capital components..............................               0
TOTAL EQUITY CAPITAL.........................................          23,239
                                                                    ---------

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL.....       $ 412,248
                                                                    ---------

         I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                           JOSEPH L. SCLAFANI

         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                           WILLIAM B. HARRISON JR.  )
                                           DOUGLAS A. WARNER III    )  DIRECTORS
                                           WILLIAM H. GRAY III      )

                                                                    Exhibit 25.2
                                Registration No.:
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

____  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
      SECTION 305(b)(2)

                            WILMINGTON TRUST COMPANY
               (Exact name of trustee as specified in its charter)

        Delaware                                        51-0055023
(State of incorporation)                    (I.R.S. employer identification no.)

                               Rodney Square North
                            1100 North Market Street
                           Wilmington, Delaware 19890
                    (Address of principal executive offices)

                               Cynthia L. Corliss
                        Vice President and Trust Counsel
                            Wilmington Trust Company
                               Rodney Square North
                           Wilmington, Delaware 19890
                                 (302) 651-8516
            (Name, address and telephone number of agent for service)


                           Southern Union Financing II
               (Exact name of obligor as specified in its charter)


         Delaware                                    application pending
  (State of incorporation)                  (I.R.S. employer identification no.)



504 Lavaca Street, Suite 800, Austin, Texas                                78701
(Address of principal executive offices)                              (Zip Code)

            Trust Preferred Securities of Southern Union Financing II
                       (Title of the indenture securities)

ITEM 1.     GENERAL INFORMATION.

                    Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.


                    Federal Deposit Insurance Co.        State Bank Commissioner
                    Five Penn Center                     Dover, Delaware
                    Suite #2901
                    Philadelphia, PA

            (b)     Whether it is authorized to exercise corporate trust powers.

                    The trustee is authorized to exercise corporate trust powers.

ITEM 2.     AFFILIATIONS WITH THE OBLIGOR.

                    If the obligor is an affiliate of the trustee, describe each affiliation:

                    Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

ITEM 3.  LIST OF EXHIBITS.

                    List below all exhibits filed as part of this Statement of Eligibility and Qualification.

            (A) Copy of the Charter of Wilmington Trust Company, which includes the certificate of authority of Wilmington Trust Company to commence business and the authorization of Wilmington Trust Company to exercise corporate trust powers.
            (B)     Copy of By-Laws of Wilmington Trust Company.
            (C) Consent of Wilmington trust Company required by Section 321(b) of Trust Indenture Act.
            (D) Copy of most recent Report of Condition of Wilmington Trust Company.

            Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 4th day of December, 2001.


                                                  WILMINGTON TRUST COMPANY

Attest:  /s/ CHRISTOPHER SPONENBERG               By:  /s/  DONALD G. MACKELCAN
         --------------------------                    ------------------------
             Assistant Secretary                  Name:  Donald G. MacKelcan
                                                  Title:  Vice President

                                    EXHIBIT A

                                 AMENDED CHARTER

                            Wilmington Trust Company

                              Wilmington, Delaware

                           As existing on May 9, 1987

                                 Amended Charter

                                       or

                              Act of Incorporation

                                       of

                            Wilmington Trust Company

            Wilmington Trust Company, originally incorporated by an Act of the General Assembly of the State of Delaware, entitled "An Act to Incorporate the Delaware Guarantee and Trust Company", approved March 2, A.D. 1901, and the name of which company was changed to "Wilmington Trust Company" by an amendment filed in the Office of the Secretary of State on March 18, A.D. 1903, and the Charter or Act of Incorporation of which company has been from time to time amended and changed by merger agreements pursuant to the corporation law for state banks and trust companies of the State of Delaware, does hereby alter and amend its Charter or Act of Incorporation so that the same as so altered and amended shall in its entirety read as follows:

            First: - The name of this corporation is Wilmington Trust Company.

            Second: - The location of its principal office in the State of Delaware is at Rodney Square North, in the City of Wilmington, County of New Castle; the name of its resident agent is Wilmington Trust Company whose address is Rodney Square North, in said City. In addition to such principal office, the said corporation maintains and operates branch offices in the City of Newark, New Castle County, Delaware, the Town of Newport, New Castle County, Delaware, at Claymont, New Castle County, Delaware, at Greenville, New Castle County Delaware, and at Milford Cross Roads, New Castle County, Delaware, and shall be empowered to open, maintain and operate branch offices at Ninth and Shipley Streets, 418 Delaware Avenue, 2120 Market Street, and 3605 Market Street, all in the City of Wilmington, New Castle County, Delaware, and such other branch offices or places of business as may be authorized from time to time by the agency or agencies of the government of the State of Delaware empowered to confer such authority.

            Third: - (a) The nature of the business and the objects and purposes proposed to be transacted, promoted or carried on by this Corporation are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do and in any part of the world, viz.:

                    (1) To sue and be sued, complain and defend in any Court of law or equity and to make and use a common seal, and alter the seal at pleasure, to hold, purchase, convey, mortgage or otherwise deal in real and personal estate and property, and to appoint such officers and agents as the business of the Corporation shall require, to make by-laws not inconsistent with the Constitution or laws of the United States or of this State, to discount bills, notes or other evidences of debt, to receive deposits of money, or securities for money, to buy gold and silver bullion and foreign coins, to buy and sell bills of exchange, and generally to use, exercise and enjoy all the powers, rights, privileges and franchises incident to a corporation which are proper or necessary for the transaction of the business of the Corporation hereby created.

                    (2) To insure titles to real and personal property, or any estate or interests therein, and to guarantee the holder of such property, real or personal, against any claim or claims, adverse to his interest therein, and to prepare and give certificates of title for any lands or premises in the State of Delaware, or elsewhere.

                    (3) To act as factor, agent, broker or attorney in the receipt, collection, custody, investment and management of funds, and the purchase, sale, management and disposal of property of all descriptions, and to prepare and execute all papers which may be necessary or proper in such business.

                    (4) To prepare and draw agreements, contracts, deeds, leases, conveyances, mortgages, bonds and legal papers of every description, and to carry on the business of conveyancing in all its branches.

                    (5) To receive upon deposit for safekeeping money, jewelry, plate, deeds, bonds and any and all other personal property of every sort and kind, from executors, administrators, guardians, public officers, courts, receivers, assignees, trustees, and from all fiduciaries, and from all other persons and individuals, and from all corporations whether state, municipal, corporate or private, and to rent boxes, safes, vaults and other receptacles for such property.

                    (6) To act as agent or otherwise for the purpose of registering, issuing, certificating, countersigning, transferring or underwriting the stock, bonds or other obligations of any corporation, association, state or municipality, and may receive and manage any sinking fund therefor on such terms as may be agreed upon between the two parties, and in like manner may act as Treasurer of any corporation or municipality.

                    (7) To act as Trustee under any deed of trust, mortgage, bond or other instrument issued by any state, municipality, body politic, corporation, association or person, either alone or in conjunction with any other person or persons, corporation or corporations.

                    (8) To guarantee the validity, performance or effect of any contract or agreement, and the fidelity of persons holding places of responsibility or trust; to become surety for any person, or persons, for the faithful performance of any trust, office, duty, contract or agreement, either by itself or in conjunction with any other person, or persons, corporation, or corporations, or in like manner become surety upon any bond, recognizance, obligation, judgment, suit, order, or decree to be entered in any court of record within the State of Delaware or elsewhere, or which may now or hereafter be required by any law, judge, officer or court in the State of Delaware or elsewhere.

                    (9) To act by any and every method of appointment as trustee, trustee in bankruptcy, receiver, assignee, assignee in bankruptcy, executor, administrator, guardian, bailee, or in any other trust capacity in the receiving, holding, managing, and disposing of any and all estates and property, real, personal or mixed, and to be appointed as such trustee, trustee in bankruptcy, receiver, assignee, assignee in bankruptcy, executor, administrator, guardian or bailee by any persons, corporations, court, officer, or authority, in the State of Delaware or elsewhere; and whenever this Corporation is so appointed by any person, corporation, court, officer or authority such trustee, trustee in bankruptcy, receiver, assignee, assignee in bankruptcy, executor, administrator, guardian, bailee, or in any other trust capacity, it shall not be required to give bond with surety, but its capital stock shall be taken and held as security for the performance of the duties devolving upon it by such appointment.

                    (10) And for its care, management and trouble, and the exercise of any of its powers hereby given, or for the performance of any of the duties which it may undertake or be called upon to perform, or for the assumption of any responsibility the said Corporation may be entitled to receive a proper compensation.

                    (11) To purchase, receive, hold and own bonds, mortgages, debentures, shares of capital stock, and other securities, obligations, contracts and evidences of indebtedness, of any private, public or municipal corporation within and without the State of Delaware, or of the Government of the United States, or of any state, territory, colony, or possession thereof, or of any foreign government or country; to receive, collect, receipt for, and dispose of interest, dividends and income upon and from any of the bonds, mortgages, debentures, notes, shares of capital stock, securities, obligations, contracts, evidences of indebtedness and other property held and owned by it, and to exercise in respect of all such bonds, mortgages, debentures, notes, shares of capital stock, securities, obligations, contracts, evidences of indebtedness and other property, any and all the rights, powers and privileges of individual owners thereof, including the right to vote thereon; to invest and deal in and with any of the moneys of the Corporation upon such securities and in such manner as it may think fit and proper, and from time to time to vary or realize such investments; to issue bonds and secure the same by pledges or deeds of trust or mortgages of or upon the whole or any part of the property held or owned by the Corporation, and to sell and pledge such bonds, as and when the Board of Directors shall determine, and in the promotion of its said corporate business of investment and to the extent authorized by law, to lease, purchase, hold, sell, assign, transfer, pledge, mortgage and convey real and personal property of any name and nature and any estate or interest therein.

            (b) In furtherance of, and not in limitation, of the powers conferred by the laws of the State of Delaware, it is hereby expressly provided that the said Corporation shall also have the following powers:

                    (1) To do any or all of the things herein set forth, to the same extent as natural persons might or could do, and in any part of the world.

                    (2) To acquire the good will, rights, property and franchises and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation, and to pay for the same in cash, stock of this Corporation, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

                    (3) To take, hold, own, deal in, mortgage or otherwise lien, and to lease, sell, exchange, transfer, or in any manner whatever dispose of property, real, personal or mixed, wherever situated.

                    (4) To enter into, make, perform and carry out contracts of every kind with any person, firm, association or corporation, and, without limit as to amount, to draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments.

                    (5) To have one or more offices, to carry on all or any of its operations and businesses, without restriction to the same extent as natural persons might or could do, to purchase or otherwise acquire, to hold, own, to mortgage, sell, convey or otherwise dispose of, real and personal property, of every class and description, in any State, District, Territory or Colony of the United States, and in any foreign country or place.

                    (6) It is the intention that the objects, purposes and powers specified and clauses contained in this paragraph shall (except where otherwise expressed in said paragraph) be nowise limited or restricted by reference to or inference from the terms of any other clause of this or any other paragraph in this charter, but that the objects, purposes and powers specified in each of the clauses of this paragraph shall be regarded as independent objects, purposes and powers.

            Fourth: - (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty-one million (41,000,000) shares, consisting of:

                    (1) One million (1,000,000) shares of Preferred stock, par value $10.00 per share (hereinafter referred to as "Preferred Stock"); and

                    (2) Forty million (40,000,000) shares of Common Stock, par value $1.00 per share (hereinafter referred to as "Common Stock").

            (b) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of subparagraph 1 of Paragraph (c) of this Article Fourth, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

                    (1) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                    (2) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other class of stock and whether such dividends shall be cumulative or non-cumulative;

                    (3) The right, if any, of the holders of Preferred Stock of such series to convert the same into or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

                    (4) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed.

                    (5) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up, of the Corporation.

                    (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

                    (7) The voting powers, if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such circumstances and on such conditions as the Board of Directors may determine.

            (c) (1) After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of section (b) of this Article Fourth), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of section (b) of this Article Fourth), and subject further to any conditions which may be fixed in accordance with the provisions of section (b) of this Article Fourth, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

                    (2) After distribution in full of the preferential amount, if any, (fixed in accordance with the provisions of section
                    (b) of this Article Fourth), to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up, of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                    (3) Except as may otherwise be required by law or by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to section (b) of this Article Fourth, each holder of Common Stock shall have one vote in respect of each share of Common Stock held on all matters voted upon by the stockholders.

            (d) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

            (e) The relative powers, preferences and rights of each series of Preferred Stock in relation to the relative powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in section (b) of this Article Fourth and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to section (b) of this Article Fourth that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

            (f) Subject to the provisions of section (e), shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

            (g) Shares of Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

            (h) The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

            Fifth: - (a) The business and affairs of the Corporation shall be conducted and managed by a Board of Directors. The number of directors constituting the entire Board shall be not less than five nor more than twenty-five as fixed from time to time by vote of a majority of the whole Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the whole Board shall be twenty-four until otherwise fixed by a majority of the whole Board.

            (b) The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. At the annual meeting of stockholders in 1982, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next annual election of directors. At such election, the stockholders shall elect a successor to such director to hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

            (c) Notwithstanding any other provisions of this Charter or Act of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Charter or Act of Incorporation or the By-Laws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time without cause, but only by the affirmative vote of the holders of two- thirds or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

            (d) Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Such nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Notice of nominations which are proposed by the Board of Directors shall be given by the Chairman on behalf of the Board.

            (e) Each notice under subsection (d) shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of such nominee and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

            (f) The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

            (g) No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

            Sixth: - The Directors shall choose such officers, agents and servants as may be provided in the By-Laws as they may from time to time find necessary or proper.

            Seventh: - The Corporation hereby created is hereby given the same powers, rights and privileges as may be conferred upon corporations organized under the Act entitled "An Act Providing a General Corporation Law", approved March 10, 1899, as from time to time amended.

            Eighth: - This Act shall be deemed and taken to be a private Act.

            Ninth: - This Corporation is to have perpetual existence.

            Tenth: - The Board of Directors, by resolution passed by a majority of the whole Board, may designate any of their number to constitute an Executive Committee, which Committee, to the extent provided in said resolution, or in the By-Laws of the Company, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

            Eleventh: - The private property of the stockholders shall not be liable for the payment of corporate debts to any extent whatever.

            Twelfth: - The Corporation may transact business in any part of the world.

            Thirteenth: - The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-Laws of the Corporation by a vote of the majority of the entire Board. The stockholders may make, alter or repeal any By-Law whether or not adopted by them, provided however, that any such additional By-Laws, alterations or repeal may be adopted only by the affirmative vote of the holders of two-thirds or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

            Fourteenth: - Meetings of the Directors may be held outside of the State of Delaware at such places as may be from time to time designated by the Board, and the Directors may keep the books of the Company outside of the State of Delaware at such places as may be from time to time designated by them.

            Fifteenth: - (a) (1) In addition to any affirmative vote required by law, and except as otherwise expressly provided in sections (b) and
            (c) of this Article Fifteenth:

                    (A) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder), which, after such merger or consolidation, would be an Affiliate (as hereinafter defined) of an Interested Stockholder, or

                    (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate fair market value of $1,000,000 or more, or

                    (C) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more, or

                    (D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or

                    (E) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder, or any Affiliate of any Interested Stockholder,

shall require the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article Fifteenth as one class ("Voting Shares"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                           (2) The term "business combination" as used in this Article Fifteenth shall mean any transaction which is referred to in any one or more of clauses (A) through
                           (E) of paragraph 1 of the section (a).

                    (b) The provisions of section (a) of this Article Fifteenth shall not be applicable to any particular business combination and such business combination shall require only such affirmative vote as is required by law and any other provisions of the Charter or Act of Incorporation or By-Laws if such business combination has been approved by a majority of the whole Board.

                    (c)  For the purposes of this Article Fifteenth:

            (1) A "person" shall mean any individual, firm, corporation or other entity.

            (2) "Interested Stockholder" shall mean, in respect of any business combination, any person (other than the Corporation or any Subsidiary) who or which as of the record date for the determination of stockholders entitled to notice of and to vote on such business combination, or immediately prior to the consummation of any such transaction:

                    (A) is the beneficial owner, directly or indirectly, of more than 10% of the Voting Shares, or

                    (B) is an Affiliate of the Corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than 10% of the then outstanding voting Shares, or

                    (C) is an assignee of or has otherwise succeeded in any share of capital stock of the Corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

            (3)  A person shall be the "beneficial owner" of any Voting Shares:

                    (A) which such person or any of its Affiliates and Associates (as hereafter defined) beneficially own, directly or indirectly, or (B) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or

                    (C) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

            (4) The outstanding Voting Shares shall include shares deemed owned through application of paragraph (3) above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise.

            (5) "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 1981.

            (6) "Subsidiary" shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 1981) is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Investment Stockholder set forth in paragraph (2) of this section (c), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                    (d) majority of the directors shall have the power and duty to determine for the purposes of this Article Fifteenth on the basis of information known to them, (1) the number of Voting Shares beneficially owned by any person (2) whether a person is an Affiliate or Associate of another, (3) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in paragraph (3) of section (c), or (4) whether the assets subject to any business combination or the consideration received for the issuance or transfer of securities by the Corporation, or any Subsidiary has an aggregate fair market value of $1,000,000 or more.

                    (e) Nothing contained in this Article Fifteenth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

            Sixteenth: Notwithstanding any other provision of this Charter or Act of Incorporation or the By-Laws of the Corporation (and in addition to any other vote that may be required by law, this Charter or Act of Incorporation by the By-Laws), the affirmative vote of the holders of at least two-thirds of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter or repeal any provision of Articles Fifth, Thirteenth, Fifteenth or Sixteenth of this Charter or Act of Incorporation.

            Seventeenth: (a) a Director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Laws as the same exists or may hereafter be amended.

                    (b) Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a Director of the Corporation existing hereunder with respect to any act or omission occurring prior to the time of such repeal or modification."

                                    EXHIBIT B

                                     BY-LAWS


                            WILMINGTON TRUST COMPANY

                              WILMINGTON, DELAWARE

                        As existing on February 20, 2000

                       BY-LAWS OF WILMINGTON TRUST COMPANY


                                    ARTICLE I
                             Stockholders' Meetings

            Section 1. The Annual Meeting of Stockholders shall be held on the third Thursday in April each year at the principal office at the Company or at such other date, time, or place as may be designated by resolution by the Board of Directors.

            Section 2. Special meetings of all stockholders may be called at any time by the Board of Directors, the Chairman of the Board or the President.

            Section 3. Notice of all meetings of the stockholders shall be given by mailing to each stockholder at least ten (10) days before said meeting, at his last known address, a written or printed notice fixing the time and place of such meeting.

            Section 4. A majority in the amount of the capital stock of the Company issued and outstanding on the record date, as herein determined, shall constitute a quorum at all meetings of stockholders for the transaction of any business, but the holders of a small number of shares may adjourn, from time to time, without further notice, until a quorum is secured. At each annual or special meeting of stockholders, each stockholder shall be entitled to one vote, either in person or by proxy, for each share of stock registered in the stockholder's name on the books of the Company on the record date for any such meeting as determined herein.


                                   ARTICLE II
                                    Directors

            Section 1. The authorized number of directors that shall constitute the Board of Directors shall be fixed from time to time by or pursuant to a resolution passed by a majority of the Board within the parameters set by the Charter of the Bank. No more than two directors may also be employees of the Company or any affiliate thereof.

            Section 2. Except as provided in these Bylaws or as otherwise required by law, there shall be no qualifications for election or service as directors of the Company. In addition to any other provisions of these Bylaws, to be qualified for nomination for Election or appointment to the Board of Directors each person must have not attained the age of sixty-nine years at the time of such election or appointment, provided however, the Nominating and Corporate Governance Committee may waive such qualification as to a particular candidate otherwise qualified to serve as a director upon a good faith determination by such committee that such a waiver is in the best interests of the Company and its stockholders. The Chairman of the Board of Directors shall not be qualified to continue to serve as a director upon the termination of his or her services in that office for any reason.

            Section 3. The class of Directors so elected shall hold office for three years or until their successors are elected and qualified.

            Section 4. The affairs and business of the Company shall be managed and conducted by the Board of Directors.

            Section 5. The Board of Directors shall meet at the principal office of the Company or elsewhere in its discretion at such times to be determined by a majority of its members, or at the call of the Chairman of the Board of Directors or the President.

            Section 6. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors or by the President, and shall be called upon the written request of a majority of the directors.

            Section 7. A majority of the directors elected and qualified shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

            Section 8. Written notice shall be sent by mail to each director of any special meeting of the Board of Directors, and of any change in the time or place of any regular meeting, stating the time and place of such meeting, which shall be mailed not less than two days before the time of holding such meeting.

            Section 9. In the event of the death, resignation, removal, inability to act, or disqualification of any director, the Board of Directors, although less than a quorum, shall have the right to elect the successor who shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified.

            Section 10. The Board of Directors at its first meeting after its election by the stockholders shall appoint an Executive Committee, a Trust Committee, an Audit Committee and a Compensation Committee, and shall elect from its own members a Chairman of the Board of Directors and a President who may be the same person. The Board of Directors shall also elect at such meeting a Secretary and a Treasurer, who may be the same person, may appoint at any time such other committees and elect or appoint such other officers as it may deem advisable. The Board of Directors may also elect at such meeting one or more Associate Directors.

            Section 11. The Board of Directors may at any time remove, with or without cause, any member of any Committee appointed by it or any associate director or officer elected by it and may appoint or elect his successor.

            Section 12. The Board of Directors may designate an officer to be in charge of such of the departments or divisions of the Company as it may deem advisable.


                                   ARTICLE III
                                   Committees

            Section 1.  Executive Committee

                             (A)  The Executive Committee shall be composed of
not more than nine members who shall be selected by the Board of Directors from its own members and who shall hold office during the pleasure of the Board.

                             (B)  The Executive Committee shall have all the
powers of the Board of Directors when it is not in session to transact all business for and in behalf of the Company that may be brought before it.

                             (C)  The Executive Committee shall meet at the
principal office of the Company or elsewhere in its discretion at such times to be determined by a majority of its members, or at the call of the Chairman of the Executive Committee or at the call of the Chairman of the Board of Directors. The majority of its members shall be necessary to constitute a quorum for the transaction of business. Special meetings of the Executive Committee may be held at any time when a quorum is present.

                             (D)  Minutes of each meeting of the Executive
Committee shall be kept and submitted to the Board of Directors at its next meeting.

                             (E)  The Executive Committee shall advise and
superintend all investments that may be made of the funds of the Company, and shall direct the disposal of the same, in accordance with such rules and regulations as the Board of Directors from time to time make.

                             (F)  In the event of a state of disaster of
sufficient severity to prevent the conduct and management of the affairs and business of the Company by its directors and officers as contemplated by these By-Laws any two available members of the Executive Committee as constituted immediately prior to such disaster shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Company in accordance with the provisions of Article III of these By-Laws; and if less than three members of the Trust Committee is constituted immediately prior to such disaster shall be available for the transaction of its business, such Executive Committee shall also be empowered to exercise all of the powers reserved to the Trust Committee under Article III Section 2 hereof. In the event of the unavailability, at such time, of a minimum of two members of such Executive Committee, any three available directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Company in accordance with the foregoing provisions of this Section. This By-Law shall be subject to implementation by Resolutions of the Board of Directors presently existing or hereafter passed from time to time for that purpose, and any provisions of these By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary Resolutions shall be suspended during such a disaster period until it shall be determined by any interim Executive Committee acting under this section that it shall be to the advantage of the Company to resume the conduct and management of its affairs and business under all of the other provisions of these By-Laws.

            Section 2.  Audit Committee

                             (A)  The Audit Committee shall be composed of five
members who shall be selected by the Board of Directors from its own members, none of whom shall be an officer of the Company, and shall hold office at the pleasure of the Board.

                             (B)  The Audit Committee shall have general
supervision over the Audit Division in all matters however subject to the approval of the Board of Directors; it shall consider all matters brought to its attention by the officer in charge of the Audit Division, review all reports of examination of the Company made by any governmental agency or such independent auditor employed for that purpose, and make such recommendations to the Board of Directors with respect thereto or with respect to any other matters pertaining to auditing the Company as it shall deem desirable.

                             (C)  The Audit Committee shall meet whenever and
wherever the majority of its members shall deem it to be proper for the transaction of its business, and a majority of its Committee shall constitute a quorum.

            Section 3.  Compensation Committee

                             (A)  The Compensation Committee shall be composed
of not more than five (5) members who shall be selected by the Board of Directors from its own members who are not officers of the Company and who shall hold office during the pleasure of the Board.

                             (B)  The Compensation Committee shall in general
advise upon all matters of policy concerning the Company brought to its attention by the management and from time to time review the management of the Company, major organizational matters, including salaries and employee benefits and specifically shall administer the Executive Incentive Compensation Plan.

                             (C)  Meetings of the Compensation Committee may be
called at any time by the Chairman of the Compensation Committee, the Chairman of the Board of Directors, or the President of the Company.

            Section 4.  Associate Directors

                             (A)  Any person who has served as a director may be
elected by the Board of Directors as an associate director, to serve during the pleasure of the Board.

                             (B)  An associate director shall be entitled to
attend all directors meetings and participate in the discussion of all matters brought to the Board, with the exception that he would have no right to vote. An associate director will be eligible for appointment to Committees of the Company, with the exception of the Executive Committee, Audit Committee and Compensation Committee, which must be comprised solely of active directors.

            Section 5.  Absence or Disqualification of Any Member of a Committee

                             (A)  In the absence or disqualification of any
member of any Committee created under Article III of the By-Laws of this Company, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.


                                   ARTICLE IV
                                    Officers

            Section 1. The Chairman of the Board of Directors shall preside at all meetings of the Board and shall have such further authority and powers and shall perform such duties as the Board of Directors may from time to time confer and direct. He shall also exercise such powers and perform such duties as may from time to time be agreed upon between himself and the President of the Company.

            Section 2. The Vice Chairman of the Board. The Vice Chairman of the Board of Directors shall preside at all meetings of the Board of Directors at which the Chairman of the Board shall not be present and shall have such further authority and powers and shall perform such duties as the Board of Directors or the Chairman of the Board may from time to time confer and direct.

            Section 3. The President shall have the powers and duties pertaining to the office of the

President conferred or imposed upon him by statute or assigned to him by the Board of Directors. In the absence of the Chairman of the Board the President shall have the powers and duties of the Chairman of the Board.

            Section 4. The Chairman of the Board of Directors or the President as designated by the Board of Directors, shall carry into effect all legal directions of the Executive Committee and of the Board of Directors, and shall at all times exercise general supervision over the interest, affairs and operations of the Company and perform all duties incident to his office.

            Section 5. There may be one or more Vice Presidents, however denominated by the Board of Directors, who may at any time perform all the duties of the Chairman of the Board of Directors and/or the President and such other powers and duties as may from time to time be assigned to them by the Board of Directors, the Executive Committee, the Chairman of the Board or the President and by the officer in charge of the department or division to which they are assigned.

            Section 6. The Secretary shall attend to the giving of notice of meetings of the stockholders and the Board of Directors, as well as the Committees thereof, to the keeping of accurate minutes of all such meetings and to recording the same in the minute books of the Company. In addition to the other notice requirements of these By-Laws and as may be practicable under the circumstances, all such notices shall be in writing and mailed well in advance of the scheduled date of any other meeting. He shall have custody of the corporate seal and shall affix the same to any documents requiring such corporate seal and to attest the same.

            Section 7. The Treasurer shall have general supervision over all assets and liabilities of the Company. He shall be custodian of and responsible for all monies, funds and valuables of the Company and for the keeping of proper records of the evidence of property or indebtedness and of all the transactions of the Company. He shall have general supervision of the expenditures of the Company and shall report to the Board of Directors at each regular meeting of the condition of the Company, and perform such other duties as may be assigned to him from time to time by the Board of Directors of the Executive Committee.

            Section 8. There may be a Controller who shall exercise general supervision over the internal operations of the Company, including accounting, and shall render to the Board of Directors at appropriate times a report relating to the general condition and internal operations of the Company.

            There may be one or more subordinate accounting or controller officers however denominated, who may perform the duties of the Controller and such duties as may be prescribed by the Controller.

            Section 9. The officer designated by the Board of Directors to be in charge of the Audit Division of the Company with such title as the Board of Directors shall prescribe, shall report to and be directly responsible only to the Board of Directors.

            There shall be an Auditor and there may be one or more Audit Officers, however denominated, who may perform all the duties of the Auditor and such duties as may be prescribed by the officer in charge of the Audit Division.

            Section 10. There may be one or more officers, subordinate in rank to all Vice Presidents with such functional titles as shall be determined from time to time by the Board of Directors, who shall ex officio hold the office Assistant Secretary of this Company and who may perform such duties as may be prescribed by the officer in charge of the department or division to whom they are assigned.

            Section 11. The powers and duties of all other officers of the Company shall be those usually pertaining to their respective offices, subject to the direction of the Board of Directors, the Executive Committee, Chairman of the Board of Directors or the President and the officer in charge of the department or division to which they are assigned.


                                    ARTICLE V
                          Stock and Stock Certificates

            Section 1. Shares of stock shall be transferrable on the books of the Company and a transfer book shall be kept in which all transfers of stock shall be recorded.

            Section 2. Certificates of stock shall bear the signature of the President or any Vice President, however denominated by the Board of Directors and countersigned by the Secretary or Treasurer or an Assistant Secretary, and the seal of the corporation shall be engraved thereon. Each certificate shall recite that the stock represented thereby is transferrable only upon the books of the Company by the holder thereof or his attorney, upon surrender of the certificate properly endorsed. Any certificate of stock surrendered to the Company shall be cancelled at the time of transfer, and before a new certificate or certificates shall be issued in lieu thereof. Duplicate certificates of stock shall be issued only upon giving such security as may be satisfactory to the Board of Directors or the Executive Committee.

            Section 3. The Board of Directors of the Company is authorized to fix in advance a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders and any adjournment thereof, or entitled to receive payment of any dividend, or to any allotment or rights, or to exercise any rights in respect of any change, conversion or exchange of capital stock, or in connection with obtaining the consent of stockholders for any purpose, which record date shall not be more than 60 nor less than 10 days proceeding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent.


                                   ARTICLE VI
                                      Seal

            Section 1. The corporate seal of the Company shall be in the following form:

                    Between two concentric circles the words
               "Wilmington Trust Company" within the inner circle
                        the words "Wilmington, Delaware."


                                   ARTICLE VII
                                   Fiscal Year

            Section 1. The fiscal year of the Company shall be the calendar year.


                                  ARTICLE VIII
                     Execution of Instruments of the Company

            Section 1. The Chairman of the Board, the President or any Vice President, however denominated by the Board of Directors, shall have full power and authority to enter into, make, sign, execute, acknowledge and/or deliver and the Secretary or any Assistant Secretary shall have full power and authority to attest and affix the corporate seal of the Company to any and all deeds, conveyances, assignments, releases, contracts, agreements, bonds, notes, mortgages and all other instruments incident to the business of this Company or in acting as executor, administrator, guardian, trustee, agent or in any other fiduciary or representative capacity by any and every method of appointment or by whatever person, corporation, court officer or authority in the State of Delaware, or elsewhere, without any specific authority, ratification, approval or confirmation by the Board of Directors or the Executive Committee, and any and all such instruments shall have the same force and validity as though expressly authorized by the Board of Directors and/or the Executive Committee.

                                   ARTICLE IX
               Compensation of Directors and Members of Committees

            Section 1. Directors and associate directors of the Company, other than salaried officers of the Company, shall be paid such reasonable honoraria or fees for attending meetings of the Board of Directors as the Board of Directors may from time to time determine. Directors and associate directors who serve as members of committees, other than salaried employees of the Company, shall be paid such reasonable honoraria or fees for services as members of committees as the Board of Directors shall from time to time determine and directors and associate directors may be employed by the Company for such special services as the Board of Directors may from time to time determine and shall be paid for such special services so performed reasonable compensation as may be determined by the Board of Directors.


                                    ARTICLE X
                                 Indemnification

            Section 1. (A) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation shall indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation.

                             (B)  The Corporation shall pay the expenses
incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a Director or officer in his capacity as a Director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Director or officer to repay all amounts advanced if it should be ultimately determined that the Director or officer is not entitled to be indemnified under this Article or otherwise.

                             (C)  If a claim for indemnification or payment of
expenses, under this Article X is not paid in full within ninety days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification of payment of expenses under applicable law.

                             (D)  The rights conferred on any person by this
Article X shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Charter or Act of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise.

                             (E)  Any repeal or modification of the foregoing
provisions of this Article X shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                                   ARTICLE XI
                            Amendments to the By-Laws

            Section 1. These By-Laws may be altered, amended or repealed, in whole or in part, and any new By-Law or By-Laws adopted at any regular or special meeting of the Board of Directors by a vote of the majority of all the members of the Board of Directors then in office.

                                    EXHIBIT C




                             Section 321(b) Consent


            Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Wilmington Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.




                                               WILMINGTON TRUST COMPANY


Dated:  December 4, 2001                       By:  /s/ DONALD G. MACKELCAN
        ----------------                            -----------------------
                                               Name:  Donald G MacKelcan
                                               Title: Vice President

                                    EXHIBIT D



                                     NOTICE


            This form is intended to assist state nonmember banks and savings banks with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state
                            publication requirements.



R E P O R T   O F   C O N D I T I O N

Consolidating domestic subsidiaries of the

           WILMINGTON TRUST COMPANY           of     WILMINGTON
---------------------------------------------    ------------------
                Name of Bank                            City

in the State of   DELAWARE  , at the close of business on June 30, 2001.
                ------------



ASSETS
                                                            Thousands of dollars

Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coins...     $  258,287
     Interest-bearing balances.............................              0
Held-to-maturity securities................................         16,981
Available-for-sale securities..............................      1,183,358
Federal funds sold and securities purchased under
     agreements to resell..................................        538,676
Loans and lease financing receivables:
     Loans and leases, net of unearned income...  4,855,158
     LESS:  Allowance for loan and lease losses.     71,965
     LESS:  Allocated transfer risk reserve.....          0
     Loans and leases, net of unearned income, allowance,
          and reserve......................................      4,783,193
Assets held in trading accounts............................              0
Premises and fixed assets (including capitalized leases)...        129,816
Other real estate owned....................................            435
Investments in unconsolidated subsidiaries and associated
     companies.............................................          1,746
Customers' liability to this bank on acceptances
     outstanding...........................................              0
Intangible assets:
     a.  Goodwill..........................................            233
     b.  Other intangible assets...........................          4,307
Other assets...............................................        137,383
Total assets...............................................      7,054,415

                                                          CONTINUED ON NEXT PAGE

LIABILITIES

Deposits:
In domestic offices........................................      5,029,222
     Noninterest-bearing......................    1,123,260
     Interest-bearing.........................    3,905,962
Federal funds purchased and Securities sold under
     agreements to repurchase..............................        793,638
Trading liabilities (from Schedule RC-D)...................              0
Other borrowed money (includes mortgage indebtedness and
     obligations under capitalized leases:.................        606,082
Bank's liability on acceptances executed and outstanding...              0
Subordinated notes and debentures..........................              0
Other liabilities (from Schedule RC-G).....................        105,784
Total liabilities..........................................      6,534,726


EQUITY CAPITAL

Perpetual preferred stock and related surplus..............              0
Common Stock...............................................            500
Surplus (exclude all surplus related to preferred stock)...         62,118
     a.  Retained earnings.................................        449,102
     b.  Accumulated other comprehensive income............          7,969
Total equity capital.......................................        519,689
Total liabilities, limited-life preferred stock, and
     equity capital........................................      7,054,415

                                                                    Exhibit 25.3
                                Registration No.:
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

____   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
       SECTION 305(b)(2)

                            WILMINGTON TRUST COMPANY
               (Exact name of trustee as specified in its charter)

        Delaware                                         51-0055023
(State of incorporation)                    (I.R.S. employer identification no.)

                               Rodney Square North
                            1100 North Market Street
                           Wilmington, Delaware 19890
                    (Address of principal executive offices)

                               Cynthia L. Corliss
                        Vice President and Trust Counsel
                            Wilmington Trust Company
                               Rodney Square North
                           Wilmington, Delaware 19890
                                 (302) 651-8516
            (Name, address and telephone number of agent for service)


                          Southern Union Financing III
               (Exact name of obligor as specified in its charter)

          Delaware                                   application pending
  (State of incorporation)                  (I.R.S. employer identification no.)



504 Lavaca Street, Suite 800, Austin, Texas                   78701
(Address of principal executive offices)                   (Zip Code)


           Trust Preferred Securities of Southern Union Financing III
                       (Title of the indenture securities)

ITEM 1.     GENERAL INFORMATION.

                    Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.


                    Federal Deposit Insurance Co.        State Bank Commissioner
                    Five Penn Center                     Dover, Delaware
                    Suite #2901
                    Philadelphia, PA

            (b)     Whether it is authorized to exercise corporate trust powers.

                    The trustee is authorized to exercise corporate trust powers.

ITEM 2.     AFFILIATIONS WITH THE OBLIGOR.

                    If the obligor is an affiliate of the trustee, describe each affiliation:

                    Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

ITEM 3.  LIST OF EXHIBITS.

                    List below all exhibits filed as part of this Statement of Eligibility and Qualification.

            A. Copy of the Chapter of Wilmington Trust Company, which includes the certificate of authority of Wilmington Trust Company to commence business and the authorization of Wilmington Trust Company to exercise corporate trust powers.
            B.      Copy of the By-Laws of Wilmington Trust Company.
            C. Consent of Wilmington Trust Company required by Section 321(b) of Trust Indenture Act.
            D. Copy of most recent Report of Condition of Wilmington Trust Company.

            Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 4th day of December, 2001.


                                                    WILMINGTON TRUST COMPANY
[SEAL]

Attest:  /s/ CHRISTOPHER SPONENBERG                By:  /s/  DONALD G. MACKELCAN
         --------------------------                     ------------------------
            Assistant Secretary                    Name:  Donald G. MacKelcan
                                                   Title: Vice President

                                    EXHIBIT A

                                 AMENDED CHARTER

                            Wilmington Trust Company

                              Wilmington, Delaware

                           As existing on May 9, 1987

                                 Amended Charter

                                       or

                              Act of Incorporation

                                       of

                            Wilmington Trust Company

            Wilmington Trust Company, originally incorporated by an Act of the General Assembly of the State of Delaware, entitled "An Act to Incorporate the Delaware Guarantee and Trust Company", approved March 2, A.D. 1901, and the name of which company was changed to "Wilmington Trust Company" by an amendment filed in the Office of the Secretary of State on March 18, A.D. 1903, and the Charter or Act of Incorporation of which company has been from time to time amended and changed by merger agreements pursuant to the corporation law for state banks and trust companies of the State of Delaware, does hereby alter and amend its Charter or Act of Incorporation so that the same as so altered and amended shall in its entirety read as follows:

            First: - The name of this corporation is Wilmington Trust Company.

            Second: - The location of its principal office in the State of Delaware is at Rodney Square North, in the City of Wilmington, County of New Castle; the name of its resident agent is Wilmington Trust Company whose address is Rodney Square North, in said City.
            In addition to such principal office, the said corporation maintains and operates branch offices in the City of Newark, New Castle County, Delaware, the Town of Newport, New Castle County, Delaware, at Claymont, New Castle County, Delaware, at Greenville, New Castle County Delaware, and at Milford Cross Roads, New Castle County, Delaware, and shall be empowered to open, maintain and operate branch offices at Ninth and Shipley Streets, 418 Delaware Avenue, 2120 Market Street, and 3605 Market Street, all in the City of Wilmington, New Castle County, Delaware, and such other branch offices or places of business as may be authorized from time to time by the agency or agencies of the government of the State of Delaware empowered to confer such authority.

            Third: - (a) The nature of the business and the objects and purposes proposed to be transacted, promoted or carried on by this Corporation are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do and in any part of the world, viz.:

                    (1) To sue and be sued, complain and defend in any Court of law or equity and to make and use a common seal, and alter the seal at pleasure, to hold, purchase, convey, mortgage or otherwise deal in real and personal estate and property, and to appoint such officers and agents as the business of the Corporation shall require, to make by-laws not inconsistent with the Constitution or laws of the United States or of this State, to discount bills, notes or other evidences of debt, to receive deposits of money, or securities for money, to buy gold and silver bullion and foreign coins, to buy and sell bills of exchange, and generally to use, exercise and enjoy all the powers, rights, privileges and franchises incident to a corporation which are proper or necessary for the transaction of the business of the Corporation hereby created.

                    (2) To insure titles to real and personal property, or any estate or interests therein, and to guarantee the holder of such property, real or personal, against any claim or claims, adverse to his interest therein, and to prepare and give certificates of title for any lands or premises in the State of Delaware, or elsewhere.

                    (3) To act as factor, agent, broker or attorney in the receipt, collection, custody, investment and management of funds, and the purchase, sale, management and disposal of property of all descriptions, and to prepare and execute all papers which may be necessary or proper in such business.

                    (4) To prepare and draw agreements, contracts, deeds, leases, conveyances, mortgages, bonds and legal papers of every description, and to carry on the business of conveyancing in all its branches.

                    (5) To receive upon deposit for safekeeping money, jewelry, plate, deeds, bonds and any and all other personal property of every sort and kind, from executors, administrators, guardians, public officers, courts, receivers, assignees, trustees, and from all fiduciaries, and from all other persons and individuals, and from all corporations whether state, municipal, corporate or private, and to rent boxes, safes, vaults and other receptacles for such property.

                    (6) To act as agent or otherwise for the purpose of registering, issuing, certificating, countersigning, transferring or underwriting the stock, bonds or other obligations of any corporation, association, state or municipality, and may receive and manage any sinking fund therefor on such terms as may be agreed upon between the two parties, and in like manner may act as Treasurer of any corporation or municipality.

                    (7) To act as Trustee under any deed of trust, mortgage, bond or other instrument issued by any state, municipality, body politic, corporation, association or person, either alone or in conjunction with any other person or persons, corporation or corporations.

                    (8) To guarantee the validity, performance or effect of any contract or agreement, and the fidelity of persons holding places of responsibility or trust; to become surety for any person, or persons, for the faithful performance of any trust, office, duty, contract or agreement, either by itself or in conjunction with any other person, or persons, corporation, or corporations, or in like manner become surety upon any bond, recognizance, obligation, judgment, suit, order, or decree to be entered in any court of record within the State of Delaware or elsewhere, or which may now or hereafter be required by any law, judge, officer or court in the State of Delaware or elsewhere.

                    (9) To act by any and every method of appointment as trustee, trustee in bankruptcy, receiver, assignee, assignee in bankruptcy, executor, administrator, guardian, bailee, or in any other trust capacity in the receiving, holding, managing, and disposing of any and all estates and property, real, personal or mixed, and to be appointed as such trustee, trustee in bankruptcy, receiver, assignee, assignee in bankruptcy, executor, administrator, guardian or bailee by any persons, corporations, court, officer, or authority, in the State of Delaware or elsewhere; and whenever this Corporation is so appointed by any person, corporation, court, officer or authority such trustee, trustee in bankruptcy, receiver, assignee, assignee in bankruptcy, executor, administrator, guardian, bailee, or in any other trust capacity, it shall not be required to give bond with surety, but its capital stock shall be taken and held as security for the performance of the duties devolving upon it by such appointment.

                    (10) And for its care, management and trouble, and the exercise of any of its powers hereby given, or for the performance of any of the duties which it may undertake or be called upon to perform, or for the assumption of any responsibility the said Corporation may be entitled to receive a proper compensation.

                    (11) To purchase, receive, hold and own bonds, mortgages, debentures, shares of capital stock, and other securities, obligations, contracts and evidences of indebtedness, of any private, public or municipal corporation within and without the State of Delaware, or of the Government of the United States, or of any state, territory, colony, or possession thereof, or of any foreign government or country; to receive, collect, receipt for, and dispose of interest, dividends and income upon and from any of the bonds, mortgages, debentures, notes, shares of capital stock, securities, obligations, contracts, evidences of indebtedness and other property held and owned by it, and to exercise in respect of all such bonds, mortgages, debentures, notes, shares of capital stock, securities, obligations, contracts, evidences of indebtedness and other property, any and all the rights, powers and privileges of individual owners thereof, including the right to vote thereon; to invest and deal in and with any of the moneys of the Corporation upon such securities and in such manner as it may think fit and proper, and from time to time to vary or realize such investments; to issue bonds and secure the same by pledges or deeds of trust or mortgages of or upon the whole or any part of the property held or owned by the Corporation, and to sell and pledge such bonds, as and when the Board of Directors shall determine, and in the promotion of its said corporate business of investment and to the extent authorized by law, to lease, purchase, hold, sell, assign, transfer, pledge, mortgage and convey real and personal property of any name and nature and any estate or interest therein.

            (b) In furtherance of, and not in limitation, of the powers conferred by the laws of the State of Delaware, it is hereby expressly provided that the said Corporation shall also have the following powers:

                    (1) To do any or all of the things herein set forth, to the same extent as natural persons might or could do, and in any part of the world.

                    (2) To acquire the good will, rights, property and franchises and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation, and to pay for the same in cash, stock of this Corporation, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

                    (3) To take, hold, own, deal in, mortgage or otherwise lien, and to lease, sell, exchange, transfer, or in any manner whatever dispose of property, real, personal or mixed, wherever situated.

                    (4) To enter into, make, perform and carry out contracts of every kind with any person, firm, association or corporation, and, without limit as to amount, to draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments.

                    (5) To have one or more offices, to carry on all or any of its operations and businesses, without restriction to the same extent as natural persons might or could do, to purchase or otherwise acquire, to hold, own, to mortgage, sell, convey or otherwise dispose of, real and personal property, of every class and description, in any State, District, Territory or Colony of the United States, and in any foreign country or place.

                    (6) It is the intention that the objects, purposes and powers specified and clauses contained in this paragraph shall (except where otherwise expressed in said paragraph) be nowise limited or restricted by reference to or inference from the terms of any other clause of this or any other paragraph in this charter, but that the objects, purposes and powers specified in each of the clauses of this paragraph shall be regarded as independent objects, purposes and powers.

            Fourth: - (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty-one million (41,000,000) shares, consisting of:

                    (1) One million (1,000,000) shares of Preferred stock, par value $10.00 per share (hereinafter referred to as "Preferred Stock"); and

                    (2) Forty million (40,000,000) shares of Common Stock, par value $1.00 per share (hereinafter referred to as "Common Stock").

            (b) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of subparagraph 1 of Paragraph (c) of this Article Fourth, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

                    (1) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                    (2) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other class of stock and whether such dividends shall be cumulative or non-cumulative;

                    (3) The right, if any, of the holders of Preferred Stock of such series to convert the same into or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

                    (4) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed.

                    (5) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up, of the Corporation.

                    (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

                    (7) The voting powers, if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such circumstances and on such conditions as the Board of Directors may determine.

            (c) (1) After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of section (b) of this Article Fourth), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of section (b) of this Article Fourth), and subject further to any conditions which may be fixed in accordance with the provisions of section (b) of this Article Fourth, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

                    (2) After distribution in full of the preferential amount, if any, (fixed in accordance with the provisions of section
                    (b) of this Article Fourth), to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up, of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                    (3) Except as may otherwise be required by law or by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to section (b) of this Article Fourth, each holder of Common Stock shall have one vote in respect of each share of Common Stock held on all matters voted upon by the stockholders.

            (d) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

            (e) The relative powers, preferences and rights of each series of Preferred Stock in relation to the relative powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in section (b) of this Article Fourth and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to section (b) of this Article Fourth that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

            (f) Subject to the provisions of section (e), shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

            (g) Shares of Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

            (h) The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

            Fifth: - (a) The business and affairs of the Corporation shall be conducted and managed by a Board of Directors. The number of directors constituting the entire Board shall be not less than five nor more than twenty-five as fixed from time to time by vote of a majority of the whole Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the whole Board shall be twenty-four until otherwise fixed by a majority of the whole Board.

            (b) The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. At the annual meeting of stockholders in 1982, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next annual election of directors. At such election, the stockholders shall elect a successor to such director to hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

            (c) Notwithstanding any other provisions of this Charter or Act of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Charter or Act of Incorporation or the By-Laws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time without cause, but only by the affirmative vote of the holders of two- thirds or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

            (d) Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Such nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Notice of nominations which are proposed by the Board of Directors shall be given by the Chairman on behalf of the Board.

            (e) Each notice under subsection (d) shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of such nominee and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

            (f) The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

            (g) No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

            Sixth: - The Directors shall choose such officers, agents and servants as may be provided in the By-Laws as they may from time to time find necessary or proper.

            Seventh: - The Corporation hereby created is hereby given the same powers, rights and privileges as may be conferred upon corporations organized under the Act entitled "An Act Providing a General Corporation Law", approved March 10, 1899, as from time to time amended.

            Eighth: - This Act shall be deemed and taken to be a private Act.

            Ninth: - This Corporation is to have perpetual existence.

            Tenth: - The Board of Directors, by resolution passed by a majority of the whole Board, may designate any of their number to constitute an Executive Committee, which Committee, to the extent provided in said resolution, or in the By-Laws of the Company, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

            Eleventh: - The private property of the stockholders shall not be liable for the payment of corporate debts to any extent whatever.

            Twelfth: - The Corporation may transact business in any part of the world.

            Thirteenth: - The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-Laws of the Corporation by a vote of the majority of the entire Board. The stockholders may make, alter or repeal any By-Law whether or not adopted by them, provided however, that any such additional By-Laws, alterations or repeal may be adopted only by the affirmative vote of the holders of two-thirds or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

            Fourteenth: - Meetings of the Directors may be held outside of the State of Delaware at such places as may be from time to time designated by the Board, and the Directors may keep the books of the Company outside of the State of Delaware at such places as may be from time to time designated by them.

            Fifteenth: - (a) (1) In addition to any affirmative vote required by law, and except as otherwise expressly provided in sections (b) and
            (c) of this Article Fifteenth:

                    (A) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder), which, after such merger or consolidation, would be an Affiliate (as hereinafter defined) of an Interested Stockholder, or

                    (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate fair market value of $1,000,000 or more, or

                    (C) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more, or

                    (D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or

                    (E) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder, or any Affiliate of any Interested Stockholder,

shall require the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article Fifteenth as one class ("Voting Shares"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                           (2) The term "business combination" as used in this Article Fifteenth shall mean any transaction which is referred to in any one or more of clauses (A) through
                           (E) of paragraph 1 of the section (a).

                    (b) The provisions of section (a) of this Article Fifteenth shall not be applicable to any particular business combination and such business combination shall require only such affirmative vote as is required by law and any other provisions of the Charter or Act of Incorporation or By-Laws if such business combination has been approved by a majority of the whole Board.

                    (c)  For the purposes of this Article Fifteenth:

            (1) A "person" shall mean any individual, firm, corporation or other entity.

            (2) "Interested Stockholder" shall mean, in respect of any business combination, any person (other than the Corporation or any Subsidiary) who or which as of the record date for the determination of stockholders entitled to notice of and to vote on such business combination, or immediately prior to the consummation of any such transaction:

                    (A) is the beneficial owner, directly or indirectly, of more than 10% of the Voting Shares, or

                    (B) is an Affiliate of the Corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than 10% of the then outstanding voting Shares, or

                    (C) is an assignee of or has otherwise succeeded in any share of capital stock of the Corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

            (3)  A person shall be the "beneficial owner" of any Voting Shares:

                    (A) which such person or any of its Affiliates and Associates (as hereafter defined) beneficially own, directly or indirectly, or (B) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or

                    (C) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

            (4) The outstanding Voting Shares shall include shares deemed owned through application of paragraph (3) above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise.

            (5) "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 1981.

            (6) "Subsidiary" shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 1981) is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Investment Stockholder set forth in paragraph (2) of this section (c), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                    (d) majority of the directors shall have the power and duty to determine for the purposes of this Article Fifteenth on the basis of information known to them, (1) the number of Voting Shares beneficially owned by any person (2) whether a person is an Affiliate or Associate of another, (3) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in paragraph (3) of section (c), or (4) whether the assets subject to any business combination or the consideration received for the issuance or transfer of securities by the Corporation, or any Subsidiary has an aggregate fair market value of $1,000,000 or more.

                    (e) Nothing contained in this Article Fifteenth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

            Sixteenth: Notwithstanding any other provision of this Charter or Act of Incorporation or the By-Laws of the Corporation (and in addition to any other vote that may be required by law, this Charter or Act of Incorporation by the By-Laws), the affirmative vote of the holders of at least two-thirds of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter or repeal any provision of Articles Fifth, Thirteenth, Fifteenth or Sixteenth of this Charter or Act of Incorporation.

            Seventeenth: (a) a Director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Laws as the same exists or may hereafter be amended.

                    (b) Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a Director of the Corporation existing hereunder with respect to any act or omission occurring prior to the time of such repeal or modification."

                                    EXHIBIT B

                                     BY-LAWS


                            WILMINGTON TRUST COMPANY

                              WILMINGTON, DELAWARE

                        As existing on February 20, 2000

                       BY-LAWS OF WILMINGTON TRUST COMPANY


                                    ARTICLE I
                             Stockholders' Meetings

            Section 1. The Annual Meeting of Stockholders shall be held on the third Thursday in April each year at the principal office at the Company or at such other date, time, or place as may be designated by resolution by the Board of Directors.

            Section 2. Special meetings of all stockholders may be called at any time by the Board of Directors, the Chairman of the Board or the President.

            Section 3. Notice of all meetings of the stockholders shall be given by mailing to each stockholder at least ten (10) days before said meeting, at his last known address, a written or printed notice fixing the time and place of such meeting.

            Section 4. A majority in the amount of the capital stock of the Company issued and outstanding on the record date, as herein determined, shall constitute a quorum at all meetings of stockholders for the transaction of any business, but the holders of a small number of shares may adjourn, from time to time, without further notice, until a quorum is secured. At each annual or special meeting of stockholders, each stockholder shall be entitled to one vote, either in person or by proxy, for each share of stock registered in the stockholder's name on the books of the Company on the record date for any such meeting as determined herein.


                                   ARTICLE II
                                    Directors

            Section 1. The authorized number of directors that shall constitute the Board of Directors shall be fixed from time to time by or pursuant to a resolution passed by a majority of the Board within the parameters set by the Charter of the Bank. No more than two directors may also be employees of the Company or any affiliate thereof.

            Section 2. Except as provided in these Bylaws or as otherwise required by law, there shall be no qualifications for election or service as directors of the Company. In addition to any other provisions of these Bylaws, to be qualified for nomination for Election or appointment to the Board of Directors each person must have not attained the age of sixty-nine years at the time of such election or appointment, provided however, the Nominating and Corporate Governance Committee may waive such qualification as to a particular candidate otherwise qualified to serve as a director upon a good faith determination by such committee that such a waiver is in the best interests of the Company and its stockholders. The Chairman of the Board of Directors shall not be qualified to continue to serve as a director upon the termination of his or her services in that office for any reason.

            Section 3. The class of Directors so elected shall hold office for three years or until their successors are elected and qualified.

            Section 4. The affairs and business of the Company shall be managed and conducted by the Board of Directors.

            Section 5. The Board of Directors shall meet at the principal office of the Company or elsewhere in its discretion at such times to be determined by a majority of its members, or at the call of the Chairman of the Board of Directors or the President.

            Section 6. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors or by the President, and shall be called upon the written request of a majority of the directors.

            Section 7. A majority of the directors elected and qualified shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

            Section 8. Written notice shall be sent by mail to each director of any special meeting of the Board of Directors, and of any change in the time or place of any regular meeting, stating the time and place of such meeting, which shall be mailed not less than two days before the time of holding such meeting.

            Section 9. In the event of the death, resignation, removal, inability to act, or disqualification of any director, the Board of Directors, although less than a quorum, shall have the right to elect the successor who shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified.

            Section 10. The Board of Directors at its first meeting after its election by the stockholders shall appoint an Executive Committee, a Trust Committee, an Audit Committee and a Compensation Committee, and shall elect from its own members a Chairman of the Board of Directors and a President who may be the same person. The Board of Directors shall also elect at such meeting a Secretary and a Treasurer, who may be the same person, may appoint at any time such other committees and elect or appoint such other officers as it may deem advisable. The Board of Directors may also elect at such meeting one or more Associate Directors.

            Section 11. The Board of Directors may at any time remove, with or without cause, any member of any Committee appointed by it or any associate director or officer elected by it and may appoint or elect his successor.

            Section 12. The Board of Directors may designate an officer to be in charge of such of the departments or divisions of the Company as it may deem advisable.


                                   ARTICLE III
                                   Committees

            Section 1.  Executive Committee

                             (A)  The Executive Committee shall be composed of
not more than nine members who shall be selected by the Board of Directors from its own members and who shall hold office during the pleasure of the Board.

                             (B)  The Executive Committee shall have all the
powers of the Board of Directors when it is not in session to transact all business for and in behalf of the Company that may be brought before it.

                             (C)  The Executive Committee shall meet at the
principal office of the Company or elsewhere in its discretion at such times to be determined by a majority of its members, or at the call of the Chairman of the Executive Committee or at the call of the Chairman of the Board of Directors. The majority of its members shall be necessary to constitute a quorum for the transaction of business. Special meetings of the Executive Committee may be held at any time when a quorum is present.

                             (D)  Minutes of each meeting of the Executive
Committee shall be kept and submitted to the Board of Directors at its next meeting.

                             (E)  The Executive Committee shall advise and
superintend all investments that may be made of the funds of the Company, and shall direct the disposal of the same, in accordance with such rules and regulations as the Board of Directors from time to time make.

                             (F)  In the event of a state of disaster of
sufficient severity to prevent the conduct and management of the affairs and business of the Company by its directors and officers as contemplated by these By-Laws any two available members of the Executive Committee as constituted immediately prior to such disaster shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Company in accordance with the provisions of Article III of these By-Laws; and if less than three members of the Trust Committee is constituted immediately prior to such disaster shall be available for the transaction of its business, such Executive Committee shall also be empowered to exercise all of the powers reserved to the Trust Committee under Article III Section 2 hereof. In the event of the unavailability, at such time, of a minimum of two members of such Executive Committee, any three available directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Company in accordance with the foregoing provisions of this Section. This By-Law shall be subject to implementation by Resolutions of the Board of Directors presently existing or hereafter passed from time to time for that purpose, and any provisions of these By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary Resolutions shall be suspended during such a disaster period until it shall be determined by any interim Executive Committee acting under this section that it shall be to the advantage of the Company to resume the conduct and management of its affairs and business under all of the other provisions of these By-Laws.

            Section 2.  Audit Committee

                             (A)  The Audit Committee shall be composed of five
members who shall be selected by the Board of Directors from its own members, none of whom shall be an officer of the Company, and shall hold office at the pleasure of the Board.

                             (B)  The Audit Committee shall have general
supervision over the Audit Division in all matters however subject to the approval of the Board of Directors; it shall consider all matters brought to its attention by the officer in charge of the Audit Division, review all reports of examination of the Company made by any governmental agency or such independent auditor employed for that purpose, and make such recommendations to the Board of Directors with respect thereto or with respect to any other matters pertaining to auditing the Company as it shall deem desirable.

                             (C)  The Audit Committee shall meet whenever and
wherever the majority of its members shall deem it to be proper for the transaction of its business, and a majority of its Committee shall constitute a quorum.

            Section 3.  Compensation Committee

                             (A)  The Compensation Committee shall be composed
of not more than five (5) members who shall be selected by the Board of Directors from its own members who are not officers of the Company and who shall hold office during the pleasure of the Board.

                             (B)  The Compensation Committee shall in general
advise upon all matters of policy concerning the Company brought to its attention by the management and from time to time review the management of the Company, major organizational matters, including salaries and employee benefits and specifically shall administer the Executive Incentive Compensation Plan.

                             (C)  Meetings of the Compensation Committee may be
called at any time by the Chairman of the Compensation Committee, the Chairman of the Board of Directors, or the President of the Company.

            Section 4.  Associate Directors

                             (A)  Any person who has served as a director may be
elected by the Board of Directors as an associate director, to serve during the pleasure of the Board.

                             (B)  An associate director shall be entitled to
attend all directors meetings and participate in the discussion of all matters brought to the Board, with the exception that he would have no right to vote. An associate director will be eligible for appointment to Committees of the Company, with the exception of the Executive Committee, Audit Committee and Compensation Committee, which must be comprised solely of active directors.

            Section 5.  Absence or Disqualification of Any Member of a Committee

                             (A)  In the absence or disqualification of any
member of any Committee created under Article III of the By-Laws of this Company, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.


                                   ARTICLE IV
                                    Officers

            Section 1. The Chairman of the Board of Directors shall preside at all meetings of the Board and shall have such further authority and powers and shall perform such duties as the Board of Directors may from time to time confer and direct. He shall also exercise such powers and perform such duties as may from time to time be agreed upon between himself and the President of the Company.

            Section 2. The Vice Chairman of the Board. The Vice Chairman of the Board of Directors shall preside at all meetings of the Board of Directors at which the Chairman of the Board shall not be present and shall have such further authority and powers and shall perform such duties as the Board of Directors or the Chairman of the Board may from time to time confer and direct.

            Section 3. The President shall have the powers and duties pertaining to the office of the President conferred or imposed upon him by statute or assigned to him by the Board of Directors. In the absence of the Chairman of the Board the President shall have the powers and duties of the Chairman of the Board.

            Section 4. The Chairman of the Board of Directors or the President as designated by the Board of Directors, shall carry into effect all legal directions of the Executive Committee and of the Board of Directors, and shall at all times exercise general supervision over the interest, affairs and operations of the Company and perform all duties incident to his office.

            Section 5. There may be one or more Vice Presidents, however denominated by the Board of Directors, who may at any time perform all the duties of the Chairman of the Board of Directors and/or the President and such other powers and duties as may from time to time be assigned to them by the Board of Directors, the Executive Committee, the Chairman of the Board or the President and by the officer in charge of the department or division to which they are assigned.

            Section 6. The Secretary shall attend to the giving of notice of meetings of the stockholders and the Board of Directors, as well as the Committees thereof, to the keeping of accurate minutes of all such meetings and to recording the same in the minute books of the Company. In addition to the other notice requirements of these By-Laws and as may be practicable under the circumstances, all such notices shall be in writing and mailed well in advance of the scheduled date of any other meeting. He shall have custody of the corporate seal and shall affix the same to any documents requiring such corporate seal and to attest the same.

            Section 7. The Treasurer shall have general supervision over all assets and liabilities of the Company. He shall be custodian of and responsible for all monies, funds and valuables of the Company and for the keeping of proper records of the evidence of property or indebtedness and of all the transactions of the Company. He shall have general supervision of the expenditures of the Company and shall report to the Board of Directors at each regular meeting of the condition of the Company, and perform such other duties as may be assigned to him from time to time by the Board of Directors of the Executive Committee.

            Section 8. There may be a Controller who shall exercise general supervision over the internal operations of the Company, including accounting, and shall render to the Board of Directors at appropriate times a report relating to the general condition and internal operations of the Company.

            There may be one or more subordinate accounting or controller officers however denominated, who may perform the duties of the Controller and such duties as may be prescribed by the Controller.

            Section 9. The officer designated by the Board of Directors to be in charge of the Audit Division of the Company with such title as the Board of Directors shall prescribe, shall report to and be directly responsible only to the Board of Directors.

            There shall be an Auditor and there may be one or more Audit Officers, however denominated, who may perform all the duties of the Auditor and such duties as may be prescribed by the officer in charge of the Audit Division.

            Section 10. There may be one or more officers, subordinate in rank to all Vice Presidents with such functional titles as shall be determined from time to time by the Board of Directors, who shall ex officio hold the office Assistant Secretary of this Company and who may perform such duties as may be prescribed by the officer in charge of the department or division to whom they are assigned.

            Section 11. The powers and duties of all other officers of the Company shall be those usually pertaining to their respective offices, subject to the direction of the Board of Directors, the Executive Committee, Chairman of the Board of Directors or the President and the officer in charge of the department or division to which they are assigned.


                                    ARTICLE V
                          Stock and Stock Certificates

            Section 1. Shares of stock shall be transferrable on the books of the Company and a transfer book shall be kept in which all transfers of stock shall be recorded.

            Section 2. Certificates of stock shall bear the signature of the President or any Vice President, however denominated by the Board of Directors and countersigned by the Secretary or Treasurer or an Assistant Secretary, and the seal of the corporation shall be engraved thereon. Each certificate shall recite that the stock represented thereby is transferrable only upon the books of the Company by the holder thereof or his attorney, upon surrender of the certificate properly endorsed. Any certificate of stock surrendered to the Company shall be cancelled at the time of transfer, and before a new certificate or certificates shall be issued in lieu thereof. Duplicate certificates of stock shall be issued only upon giving such security as may be satisfactory to the Board of Directors or the Executive Committee.

            Section 3. The Board of Directors of the Company is authorized to fix in advance a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders and any adjournment thereof, or entitled to receive payment of any dividend, or to any allotment or rights, or to exercise any rights in respect of any change, conversion or exchange of capital stock, or in connection with obtaining the consent of stockholders for any purpose, which record date shall not be more than 60 nor less than 10 days proceeding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent.

                                   ARTICLE VI
                                      Seal

            Section 1. The corporate seal of the Company shall be in the following form:

                    Between two concentric circles the words
               "Wilmington Trust Company" within the inner circle
                        the words "Wilmington, Delaware."


                                   ARTICLE VII
                                   Fiscal Year

            Section 1. The fiscal year of the Company shall be the calendar year.


                                  ARTICLE VIII
                     Execution of Instruments of the Company

            Section 1. The Chairman of the Board, the President or any Vice President, however denominated by the Board of Directors, shall have full power and authority to enter into, make, sign, execute, acknowledge and/or deliver and the Secretary or any Assistant Secretary shall have full power and authority to attest and affix the corporate seal of the Company to any and all deeds, conveyances, assignments, releases, contracts, agreements, bonds, notes, mortgages and all other instruments incident to the business of this Company or in acting as executor, administrator, guardian, trustee, agent or in any other fiduciary or representative capacity by any and every method of appointment or by whatever person, corporation, court officer or authority in the State of Delaware, or elsewhere, without any specific authority, ratification, approval or confirmation by the Board of Directors or the Executive Committee, and any and all such instruments shall have the same force and validity as though expressly authorized by the Board of Directors and/or the Executive Committee.


                                   ARTICLE IX
               Compensation of Directors and Members of Committees

            Section 1. Directors and associate directors of the Company, other than salaried officers of the Company, shall be paid such reasonable honoraria or fees for attending meetings of the Board of Directors as the Board of Directors may from time to time determine. Directors and associate directors who serve as members of committees, other than salaried employees of the Company, shall be paid such reasonable honoraria or fees for services as members of committees as the Board of Directors shall from time to time determine and directors and associate directors may be employed by the Company for such special services as the Board of Directors may from time to time determine and shall be paid for such special services so performed reasonable compensation as may be determined by the Board of Directors.


                                    ARTICLE X
                                 Indemnification

            Section 1. (A) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation shall indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation.

                             (B)  The Corporation shall pay the expenses
incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a Director or officer in his capacity as a Director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Director or officer to repay all amounts advanced if it should be ultimately determined that the Director or officer is not entitled to be indemnified under this Article or otherwise.

                             (C)  If a claim for indemnification or payment of
expenses, under this Article X is not paid in full within ninety days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification of payment of expenses under applicable law.

                             (D)  The rights conferred on any person by this
Article X shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Charter or Act of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise.

                             (E)  Any repeal or modification of the foregoing
provisions of this Article X shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   ARTICLE XI
                            Amendments to the By-Laws

            Section 1. These By-Laws may be altered, amended or repealed, in whole or in part, and any new By-Law or By-Laws adopted at any regular or special meeting of the Board of Directors by a vote of the majority of all the members of the Board of Directors then in office.

                                    EXHIBIT C




                             Section 321(b) Consent


            Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Wilmington Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.




                                                   WILMINGTON TRUST COMPANY


Dated:  December 4, 2001                           By:  /s/ DONALD G. MACKELCAN
        ----------------                                -----------------------
                                                   Name:  Donald G. MacKelcan
                                                   Title: Vice President

                                    EXHIBIT D



                                     NOTICE


                  This form is intended to assist state nonmember banks and savings banks with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.



R E P O R T   O F   C O N D I T I O N

Consolidating domestic subsidiaries of the

           WILMINGTON TRUST COMPANY                        of     WILMINGTON
----------------------------------------------------------    ------------------
                 Name of Bank                                        City

in the State of   DELAWARE  , at the close of business on June 30, 2001.
                ------------



ASSETS

                                                            Thousands of dollars
Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coins...        258,287
     Interest-bearing balances.............................              0
Held-to-maturity securities................................         16,981
Available-for-sale securities..............................      1,183,358
Federal funds sold and securities purchased under
     agreements to resell..................................        538,676
Loans and lease financing receivables:
     Loans and leases, net of unearned income.... 4,855,158
     LESS:  Allowance for loan and lease losses..    71,965
     LESS:  Allocated transfer risk reserve......         0
Loans and leases, net of unearned income, allowance, and
     reserve...............................................      4,783,193
Assets held in trading accounts............................              0
Premises and fixed assets (including capitalized leases)...        129,816
Other real estate owned....................................            435
Investments in unconsolidated subsidiaries and associated
     companies.............................................          1,746
Customers' liability to this bank on acceptances
     outstanding...........................................              0
Intangible assets:
     a.  Goodwill..........................................            233
     b.  Other intangible assets...........................          4,307
Other assets...............................................        137,383
Total assets...............................................      7,054,415

                                                          CONTINUED ON NEXT PAGE

LIABILITIES

Deposits:
In domestic offices........................................      5,029,222
     Noninterest-bearing......................    1,123,260
     Interest-bearing.........................    3,905,962
Federal funds purchased and Securities sold under
     agreements to repurchase..............................        793,638
Trading liabilities (from Schedule RC-D)...................              0
Other borrowed money (includes mortgage indebtedness and
     obligations under capitalized leases:.................        606,082
Bank's liability on acceptances executed and outstanding...              0
Subordinated notes and debentures..........................              0
Other liabilities (from Schedule RC-G).....................        105,784
Total liabilities..........................................      6,534,726


EQUITY CAPITAL

Perpetual preferred stock and related surplus..............              0
Common Stock...............................................            500
Surplus (exclude all surplus related to preferred stock)...         62,118
     a.  Retained earnings.................................        449,102
     b.  Accumulated other comprehensive income............          7,969
Total equity capital.......................................        519,689
Total liabilities, limited-life preferred stock, and
     equity capital........................................      7,054,415

                                                                    EXHIBIT 25.4

                               Registration No.:
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

_____  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
       SECTION 305(b)(2)

                            WILMINGTON TRUST COMPANY
               (Exact name of trustee as specified in its charter)

        Delaware                                         51-0055023
(State of incorporation)                    (I.R.S. employer identification no.)

                               Rodney Square North
                            1100 North Market Street
                           Wilmington, Delaware 19890
                    (Address of principal executive offices)

                               Cynthia L. Corliss
                        Vice President and Trust Counsel
                            Wilmington Trust Company
                               Rodney Square North
                           Wilmington, Delaware 19890
                                 (302) 651-8516
            (Name, address and telephone number of agent for service)


                             Southern Union Company
               (Exact name of obligor as specified in its charter)


         Delaware                                       75-0571592
  (State of incorporation)                  (I.R.S. employer identification no.)



504 Lavaca Street, Suite 800, Austin, Texas                78701
(Address of principal executive offices)                (Zip Code)

      Guarantees of Southern Union Company with respect to Trust Preferred
                    Securities of Southern Union Financing II
                       (Title of the indenture securities)

ITEM 1.     GENERAL INFORMATION.

                    Furnish the following information as to the trustee:

            (a) Name and Address of each examining or supervising authority to which it is subject.


                    Federal Deposit Insurance Co.        State Bank Commissioner
                    Five Penn Center                     Dover, Delaware
                    Suite #2901
                    Philadelphia, PA

            (b)     Whether it is authorized to exercise corporate trust powers.

                    The trustee is authorized to exercise corporate trust powers.

ITEM 2.     AFFILIATIONS WITH THE OBLIGOR.

                    If the obligor is an affiliate of the trustee, describe each affiliation:

                    Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

ITEM 3.  LIST OF EXHIBITS.

                    List below all exhibits filed as part of this Statement of Eligibility and Qualification.

            A. Copy of the Charter of Wilmington Trust Company, which includes the certificate of authority of Wilmington Trust Company to commence business and the authorization of Wilmington Trust Company to exercise corporate trust powers.
            B.      Copy of By-Laws of Wilmington Trust Company.
            C. Consent of Wilmington Trust Company required by Section 321(b) of Trust Indenture Act.
            D. Copy of most recent Report of Condition of Wilmington Trust Company.

            Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 4th day of December, 2001.


                                                 WILMINGTON TRUST COMPANY
[SEAL]

Attest:  /s/ CHRISTOPHER SPONENBERG              By:  /s/  DONALD G. MACKELCAN
         --------------------------                   ------------------------
             Assistant Secretary                 Name:  Donald G. MacKelcan
                                                 Title: Vice President

                                    EXHIBIT A

                                 AMENDED CHARTER

                            Wilmington Trust Company

                              Wilmington, Delaware

                           As existing on May 9, 1987

                                 Amended Charter

                                       or

                              Act of Incorporation

                                       of

                            Wilmington Trust Company

            Wilmington Trust Company, originally incorporated by an Act of the General Assembly of the State of Delaware, entitled "An Act to Incorporate the Delaware Guarantee and Trust Company", approved March 2, A.D. 1901, and the name of which company was changed to "Wilmington Trust Company" by an amendment filed in the Office of the Secretary of State on March 18, A.D. 1903, and the Charter or Act of Incorporation of which company has been from time to time amended and changed by merger agreements pursuant to the corporation law for state banks and trust companies of the State of Delaware, does hereby alter and amend its Charter or Act of Incorporation so that the same as so altered and amended shall in its entirety read as follows:

            First: - The name of this corporation is Wilmington Trust Company.

            Second: - The location of its principal office in the State of Delaware is at Rodney Square North, in the City of Wilmington, County of New Castle; the name of its resident agent is Wilmington Trust Company whose address is Rodney Square North, in said City.
            In addition to such principal office, the said corporation maintains and operates branch offices in the City of Newark, New Castle County, Delaware, the Town of Newport, New Castle County, Delaware, at Claymont, New Castle County, Delaware, at Greenville, New Castle County Delaware, and at Milford Cross Roads, New Castle County, Delaware, and shall be empowered to open, maintain and operate branch offices at Ninth and Shipley Streets, 418 Delaware Avenue, 2120 Market Street, and 3605 Market Street, all in the City of Wilmington, New Castle County, Delaware, and such other branch offices or places of business as may be authorized from time to time by the agency or agencies of the government of the State of Delaware empowered to confer such authority.

            Third: - (a) The nature of the business and the objects and purposes proposed to be transacted, promoted or carried on by this Corporation are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do and in any part of the world, viz.:

                    (1) To sue and be sued, complain and defend in any Court of law or equity and to make and use a common seal, and alter the seal at pleasure, to hold, purchase, convey, mortgage or otherwise deal in real and personal estate and property, and to appoint such officers and agents as the business of the Corporation shall require, to make by-laws not inconsistent with the Constitution or laws of the United States or of this State, to discount bills, notes or other evidences of debt, to receive deposits of money, or securities for money, to buy gold and silver bullion and foreign coins, to buy and sell bills of exchange, and generally to use, exercise and enjoy all the powers, rights, privileges and franchises incident to a corporation which are proper or necessary for the transaction of the business of the Corporation hereby created.

                    (2) To insure titles to real and personal property, or any estate or interests therein, and to guarantee the holder of such property, real or personal, against any claim or claims, adverse to his interest therein, and to prepare and give certificates of title for any lands or premises in the State of Delaware, or elsewhere.

                    (3) To act as factor, agent, broker or attorney in the receipt, collection, custody, investment and management of funds, and the purchase, sale, management and disposal of property of all descriptions, and to prepare and execute all papers which may be necessary or proper in such business.

                    (4) To prepare and draw agreements, contracts, deeds, leases, conveyances, mortgages, bonds and legal papers of every description, and to carry on the business of conveyancing in all its branches.

                    (5) To receive upon deposit for safekeeping money, jewelry, plate, deeds, bonds and any and all other personal property of every sort and kind, from executors, administrators, guardians, public officers, courts, receivers, assignees, trustees, and from all fiduciaries, and from all other persons and individuals, and from all corporations whether state, municipal, corporate or private, and to rent boxes, safes, vaults and other receptacles for such property.

                    (6) To act as agent or otherwise for the purpose of registering, issuing, certificating, countersigning, transferring or underwriting the stock, bonds or other obligations of any corporation, association, state or municipality, and may receive and manage any sinking fund therefor on such terms as may be agreed upon between the two parties, and in like manner may act as Treasurer of any corporation or municipality.

                    (7) To act as Trustee under any deed of trust, mortgage, bond or other instrument issued by any state, municipality, body politic, corporation, association or person, either alone or in conjunction with any other person or persons, corporation or corporations.

                    (8) To guarantee the validity, performance or effect of any contract or agreement, and the fidelity of persons holding places of responsibility or trust; to become surety for any person, or persons, for the faithful performance of any trust, office, duty, contract or agreement, either by itself or in conjunction with any other person, or persons, corporation, or corporations, or in like manner become surety upon any bond, recognizance, obligation, judgment, suit, order, or decree to be entered in any court of record within the State of Delaware or elsewhere, or which may now or hereafter be required by any law, judge, officer or court in the State of Delaware or elsewhere.

                    (9) To act by any and every method of appointment as trustee, trustee in bankruptcy, receiver, assignee, assignee in bankruptcy, executor, administrator, guardian, bailee, or in any other trust capacity in the receiving, holding, managing, and disposing of any and all estates and property, real, personal or mixed, and to be appointed as such trustee, trustee in bankruptcy, receiver, assignee, assignee in bankruptcy, executor, administrator, guardian or bailee by any persons, corporations, court, officer, or authority, in the State of Delaware or elsewhere; and whenever this Corporation is so appointed by any person, corporation, court, officer or authority such trustee, trustee in bankruptcy, receiver, assignee, assignee in bankruptcy, executor, administrator, guardian, bailee, or in any other trust capacity, it shall not be required to give bond with surety, but its capital stock shall be taken and held as security for the performance of the duties devolving upon it by such appointment.

                    (10) And for its care, management and trouble, and the exercise of any of its powers hereby given, or for the performance of any of the duties which it may undertake or be called upon to perform, or for the assumption of any responsibility the said Corporation may be entitled to receive a proper compensation.

                    (11) To purchase, receive, hold and own bonds, mortgages, debentures, shares of capital stock, and other securities, obligations, contracts and evidences of indebtedness, of any private, public or municipal corporation within and without the State of Delaware, or of the Government of the United States, or of any state, territory, colony, or possession thereof, or of any foreign government or country; to receive, collect, receipt for, and dispose of interest, dividends and income upon and from any of the bonds, mortgages, debentures, notes, shares of capital stock, securities, obligations, contracts, evidences of indebtedness and other property held and owned by it, and to exercise in respect of all such bonds, mortgages, debentures, notes, shares of capital stock, securities, obligations, contracts, evidences of indebtedness and other property, any and all the rights, powers and privileges of individual owners thereof, including the right to vote thereon; to invest and deal in and with any of the moneys of the Corporation upon such securities and in such manner as it may think fit and proper, and from time to time to vary or realize such investments; to issue bonds and secure the same by pledges or deeds of trust or mortgages of or upon the whole or any part of the property held or owned by the Corporation, and to sell and pledge such bonds, as and when the Board of Directors shall determine, and in the promotion of its said corporate business of investment and to the extent authorized by law, to lease, purchase, hold, sell, assign, transfer, pledge, mortgage and convey real and personal property of any name and nature and any estate or interest therein.

            (b) In furtherance of, and not in limitation, of the powers conferred by the laws of the State of Delaware, it is hereby expressly provided that the said Corporation shall also have the following powers:

                    (1) To do any or all of the things herein set forth, to the same extent as natural persons might or could do, and in any part of the world.

                    (2) To acquire the good will, rights, property and franchises and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation, and to pay for the same in cash, stock of this Corporation, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

                    (3) To take, hold, own, deal in, mortgage or otherwise lien, and to lease, sell, exchange, transfer, or in any manner whatever dispose of property, real, personal or mixed, wherever situated.

                    (4) To enter into, make, perform and carry out contracts of every kind with any person, firm, association or corporation, and, without limit as to amount, to draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments.

                    (5) To have one or more offices, to carry on all or any of its operations and businesses, without restriction to the same extent as natural persons might or could do, to purchase or otherwise acquire, to hold, own, to mortgage, sell, convey or otherwise dispose of, real and personal property, of every class and description, in any State, District, Territory or Colony of the United States, and in any foreign country or place.

                    (6) It is the intention that the objects, purposes and powers specified and clauses contained in this paragraph shall (except where otherwise expressed in said paragraph) be nowise limited or restricted by reference to or inference from the terms of any other clause of this or any other paragraph in this charter, but that the objects, purposes and powers specified in each of the clauses of this paragraph shall be regarded as independent objects, purposes and powers.

            Fourth: - (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty-one million (41,000,000) shares, consisting of:

                    (1) One million (1,000,000) shares of Preferred stock, par value $10.00 per share (hereinafter referred to as "Preferred Stock"); and

                    (2) Forty million (40,000,000) shares of Common Stock, par value $1.00 per share (hereinafter referred to as "Common Stock").

            (b) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of subparagraph 1 of Paragraph (c) of this Article Fourth, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

                    (1) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                    (2) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other class of stock and whether such dividends shall be cumulative or non-cumulative;

                    (3) The right, if any, of the holders of Preferred Stock of such series to convert the same into or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

                    (4) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed.

                    (5) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up, of the Corporation.

                    (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

                    (7) The voting powers, if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such circumstances and on such conditions as the Board of Directors may determine.

            (c) (1) After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of section (b) of this Article Fourth), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of section (b) of this Article Fourth), and subject further to any conditions which may be fixed in accordance with the provisions of section (b) of this Article Fourth, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

                    (2) After distribution in full of the preferential amount, if any, (fixed in accordance with the provisions of section
                    (b) of this Article Fourth), to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up, of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                    (3) Except as may otherwise be required by law or by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to section (b) of this Article Fourth, each holder of Common Stock shall have one vote in respect of each share of Common Stock held on all matters voted upon by the stockholders.

            (d) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

            (e) The relative powers, preferences and rights of each series of Preferred Stock in relation to the relative powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in section (b) of this Article Fourth and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to section (b) of this Article Fourth that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

            (f) Subject to the provisions of section (e), shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

            (g) Shares of Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

            (h) The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

            Fifth: - (a) The business and affairs of the Corporation shall be conducted and managed by a Board of Directors. The number of directors constituting the entire Board shall be not less than five nor more than twenty-five as fixed from time to time by vote of a majority of the whole Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the whole Board shall be twenty-four until otherwise fixed by a majority of the whole Board.

            (b) The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. At the annual meeting of stockholders in 1982, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next annual election of directors. At such election, the stockholders shall elect a successor to such director to hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

            (c) Notwithstanding any other provisions of this Charter or Act of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Charter or Act of Incorporation or the By-Laws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time without cause, but only by the affirmative vote of the holders of two- thirds or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

            (d) Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Such nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Notice of nominations which are proposed by the Board of Directors shall be given by the Chairman on behalf of the Board.

            (e) Each notice under subsection (d) shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of such nominee and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

            (f) The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

            (g) No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

            Sixth: - The Directors shall choose such officers, agents and servants as may be provided in the By-Laws as they may from time to time find necessary or proper.

            Seventh: - The Corporation hereby created is hereby given the same powers, rights and privileges as may be conferred upon corporations organized under the Act entitled "An Act Providing a General Corporation Law", approved March 10, 1899, as from time to time amended.

            Eighth: - This Act shall be deemed and taken to be a private Act.

            Ninth: - This Corporation is to have perpetual existence.

            Tenth: - The Board of Directors, by resolution passed by a majority of the whole Board, may designate any of their number to constitute an Executive Committee, which Committee, to the extent provided in said resolution, or in the By-Laws of the Company, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

            Eleventh: - The private property of the stockholders shall not be liable for the payment of corporate debts to any extent whatever.

            Twelfth: - The Corporation may transact business in any part of the world.

            Thirteenth: - The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-Laws of the Corporation by a vote of the majority of the entire Board. The stockholders may make, alter or repeal any By-Law whether or not adopted by them, provided however, that any such additional By-Laws, alterations or repeal may be adopted only by the affirmative vote of the holders of two-thirds or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

            Fourteenth: - Meetings of the Directors may be held outside of the State of Delaware at such places as may be from time to time designated by the Board, and the Directors may keep the books of the Company outside of the State of Delaware at such places as may be from time to time designated by them.

            Fifteenth: - (a) (1) In addition to any affirmative vote required by law, and except as otherwise expressly provided in sections (b) and
            (c) of this Article Fifteenth:

                    (A) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder), which, after such merger or consolidation, would be an Affiliate (as hereinafter defined) of an Interested Stockholder, or

                    (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate fair market value of $1,000,000 or more, or

                    (C) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more, or

                    (D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or

                    (E) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder, or any Affiliate of any Interested Stockholder,

shall require the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article Fifteenth as one class ("Voting Shares"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                           (2) The term "business combination" as used in this Article Fifteenth shall mean any transaction which is referred to in any one or more of clauses (A) through
                           (E) of paragraph 1 of the section (a).

                    (b) The provisions of section (a) of this Article Fifteenth shall not be applicable to any particular business combination and such business combination shall require only such affirmative vote as is required by law and any other provisions of the Charter or Act of Incorporation or By-Laws if such business combination has been approved by a majority of the whole Board.

                    (c)  For the purposes of this Article Fifteenth:

            (1) A "person" shall mean any individual, firm, corporation or other entity.

            (2) "Interested Stockholder" shall mean, in respect of any business combination, any person (other than the Corporation or any Subsidiary) who or which as of the record date for the determination of stockholders entitled to notice of and to vote on such business combination, or immediately prior to the consummation of any such transaction:

                    (A) is the beneficial owner, directly or indirectly, of more than 10% of the Voting Shares, or

                    (B) is an Affiliate of the Corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than 10% of the then outstanding voting Shares, or

                    (C) is an assignee of or has otherwise succeeded in any share of capital stock of the Corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

            (3)  A person shall be the "beneficial owner" of any Voting Shares:

                    (A) which such person or any of its Affiliates and Associates (as hereafter defined) beneficially own, directly or indirectly, or

                    (B) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or

                    (C) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

            (4) The outstanding Voting Shares shall include shares deemed owned through application of paragraph (3) above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise.

            (5) "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 1981.

            (6) "Subsidiary" shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 1981) is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Investment Stockholder set forth in paragraph (2) of this section (c), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                    (d) majority of the directors shall have the power and duty to determine for the purposes of this Article Fifteenth on the basis of information known to them, (1) the number of Voting Shares beneficially owned by any person (2) whether a person is an Affiliate or Associate of another, (3) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in paragraph (3) of section (c), or (4) whether the assets subject to any business combination or the consideration received for the issuance or transfer of securities by the Corporation, or any Subsidiary has an aggregate fair market value of $1,000,000 or more.

                    (e) Nothing contained in this Article Fifteenth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

            Sixteenth: Notwithstanding any other provision of this Charter or Act of Incorporation or the By-Laws of the Corporation (and in addition to any other vote that may be required by law, this Charter or Act of Incorporation by the By-Laws), the affirmative vote of the holders of at least two-thirds of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter or repeal any provision of Articles Fifth, Thirteenth, Fifteenth or Sixteenth of this Charter or Act of Incorporation.

            Seventeenth: (a) a Director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Laws as the same exists or may hereafter be amended.

                    (b) Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a Director of the Corporation existing hereunder with respect to any act or omission occurring prior to the time of such repeal or modification."

                                    EXHIBIT B

                                     BY-LAWS


                            WILMINGTON TRUST COMPANY

                              WILMINGTON, DELAWARE

                        As existing on February 20, 2000

                       BY-LAWS OF WILMINGTON TRUST COMPANY


                                    ARTICLE I
                             Stockholders' Meetings

            Section 1. The Annual Meeting of Stockholders shall be held on the third Thursday in April each year at the principal office at the Company or at such other date, time, or place as may be designated by resolution by the Board of Directors.

            Section 2. Special meetings of all stockholders may be called at any time by the Board of Directors, the Chairman of the Board or the President.

            Section 3. Notice of all meetings of the stockholders shall be given by mailing to each stockholder at least ten (10) days before said meeting, at his last known address, a written or printed notice fixing the time and place of such meeting.

            Section 4. A majority in the amount of the capital stock of the Company issued and outstanding on the record date, as herein determined, shall constitute a quorum at all meetings of stockholders for the transaction of any business, but the holders of a small number of shares may adjourn, from time to time, without further notice, until a quorum is secured. At each annual or special meeting of stockholders, each stockholder shall be entitled to one vote, either in person or by proxy, for each share of stock registered in the stockholder's name on the books of the Company on the record date for any such meeting as determined herein.


                                   ARTICLE II
                                    Directors

            Section 1. The authorized number of directors that shall constitute the Board of Directors shall be fixed from time to time by or pursuant to a resolution passed by a majority of the Board within the parameters set by the Charter of the Bank. No more than two directors may also be employees of the Company or any affiliate thereof.

            Section 2. Except as provided in these Bylaws or as otherwise required by law, there shall be no qualifications for election or service as directors of the Company. In addition to any other provisions of these Bylaws, to be qualified for nomination for Election or appointment to the Board of Directors each person must have not attained the age of sixty-nine years at the time of such election or appointment, provided however, the Nominating and Corporate Governance Committee may waive such qualification as to a particular candidate otherwise qualified to serve as a director upon a good faith determination by such committee that such a waiver is in the best interests of the Company and its stockholders. The Chairman of the Board of Directors shall not be qualified to continue to serve as a director upon the termination of his or her services in that office for any reason.

            Section 3. The class of Directors so elected shall hold office for three years or until their successors are elected and qualified.

            Section 4. The affairs and business of the Company shall be managed and conducted by the Board of Directors.

            Section 5. The Board of Directors shall meet at the principal office of the Company or elsewhere in its discretion at such times to be determined by a majority of its members, or at the call of the Chairman of the Board of Directors or the President.

            Section 6. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors or by the President, and shall be called upon the written request of a majority of the directors.

            Section 7. A majority of the directors elected and qualified shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

            Section 8. Written notice shall be sent by mail to each director of any special meeting of the Board of Directors, and of any change in the time or place of any regular meeting, stating the time and place of such meeting, which shall be mailed not less than two days before the time of holding such meeting.

            Section 9. In the event of the death, resignation, removal, inability to act, or disqualification of any director, the Board of Directors, although less than a quorum, shall have the right to elect the successor who shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified.

            Section 10. The Board of Directors at its first meeting after its election by the stockholders shall appoint an Executive Committee, a Trust Committee, an Audit Committee and a Compensation Committee, and shall elect from its own members a Chairman of the Board of Directors and a President who may be the same person. The Board of Directors shall also elect at such meeting a Secretary and a Treasurer, who may be the same person, may appoint at any time such other committees and elect or appoint such other officers as it may deem advisable. The Board of Directors may also elect at such meeting one or more Associate Directors.

            Section 11. The Board of Directors may at any time remove, with or without cause, any member of any Committee appointed by it or any associate director or officer elected by it and may appoint or elect his successor.

            Section 12. The Board of Directors may designate an officer to be in charge of such of the departments or divisions of the Company as it may deem advisable.


                                   ARTICLE III
                                   Committees

            Section 1.  Executive Committee

                             (A)  The Executive Committee shall be composed of
not more than nine members who shall be selected by the Board of Directors from its own members and who shall hold office during the pleasure of the Board.

                             (B)  The Executive Committee shall have all the
powers of the Board of Directors when it is not in session to transact all business for and in behalf of the Company that may be brought before it.

                             (C)  The Executive Committee shall meet at the
principal office of the Company or elsewhere in its discretion at such times to be determined by a majority of its members, or at the call of the Chairman of the Executive Committee or at the call of the Chairman of the Board of Directors. The majority of its members shall be necessary to constitute a quorum for the transaction of business. Special meetings of the Executive Committee may be held at any time when a quorum is present.

                             (D)  Minutes of each meeting of the Executive
Committee shall be kept and submitted to the Board of Directors at its next meeting.

                             (E)  The Executive Committee shall advise and
superintend all investments that may be made of the funds of the Company, and shall direct the disposal of the same, in accordance with such rules and regulations as the Board of Directors from time to time make.

                             (F)  In the event of a state of disaster of
sufficient severity to prevent the conduct and management of the affairs and business of the Company by its directors and officers as contemplated by these By-Laws any two available members of the Executive Committee as constituted immediately prior to such disaster shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Company in accordance with the provisions of Article III of these By-Laws; and if less than three members of the Trust Committee is constituted immediately prior to such disaster shall be available for the transaction of its business, such Executive Committee shall also be empowered to exercise all of the powers reserved to the Trust Committee under Article III Section 2 hereof. In the event of the unavailability, at such time, of a minimum of two members of such Executive Committee, any three available directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Company in accordance with the foregoing provisions of this Section. This By-Law shall be subject to implementation by Resolutions of the Board of Directors presently existing or hereafter passed from time to time for that purpose, and any provisions of these By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary Resolutions shall be suspended during such a disaster period until it shall be determined by any interim Executive Committee acting under this section that it shall be to the advantage of the Company to resume the conduct and management of its affairs and business under all of the other provisions of these By-Laws.

            Section 2.  Audit Committee

                             (A)  The Audit Committee shall be composed of five
members who shall be selected by the Board of Directors from its own members, none of whom shall be an officer of the Company, and shall hold office at the pleasure of the Board.

                             (B)  The Audit Committee shall have general
supervision over the Audit Division in all matters however subject to the approval of the Board of Directors; it shall consider all matters brought to its attention by the officer in charge of the Audit Division, review all reports of examination of the Company made by any governmental agency or such independent auditor employed for that purpose, and make such recommendations to the Board of Directors with respect thereto or with respect to any other matters pertaining to auditing the Company as it shall deem desirable.

                             (C)  The Audit Committee shall meet whenever and
wherever the majority of its members shall deem it to be proper for the transaction of its business, and a majority of its Committee shall constitute a quorum.

            Section 3.  Compensation Committee

                             (A)  The Compensation Committee shall be composed
of not more than five (5) members who shall be selected by the Board of Directors from its own members who are not officers of the Company and who shall hold office during the pleasure of the Board.

                             (B)  The Compensation Committee shall in general
advise upon all matters of policy concerning the Company brought to its attention by the management and from time to time review the management of the Company, major organizational matters, including salaries and employee benefits and specifically shall administer the Executive Incentive Compensation Plan.

                             (C)  Meetings of the Compensation Committee may be
called at any time by the Chairman of the Compensation Committee, the Chairman of the Board of Directors, or the President of the Company.

            Section 4.  Associate Directors

                             (A)  Any person who has served as a director may be
elected by the Board of Directors as an associate director, to serve during the pleasure of the Board.

                             (B)  An associate director shall be entitled to
attend all directors meetings and participate in the discussion of all matters brought to the Board, with the exception that he would have no right to vote. An associate director will be eligible for appointment to Committees of the Company, with the exception of the Executive Committee, Audit Committee and Compensation Committee, which must be comprised solely of active directors.

            Section 5.  Absence or Disqualification of Any Member of a Committee

                             (A)  In the absence or disqualification of any
member of any Committee created under Article III of the By-Laws of this Company, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.


                                   ARTICLE IV
                                    Officers

            Section 1. The Chairman of the Board of Directors shall preside at all meetings of the Board and shall have such further authority and powers and shall perform such duties as the Board of Directors may from time to time confer and direct. He shall also exercise such powers and perform such duties as may from time to time be agreed upon between himself and the President of the Company.

            Section 2. The Vice Chairman of the Board. The Vice Chairman of the Board of Directors shall preside at all meetings of the Board of Directors at which the Chairman of the Board shall not be present and shall have such further authority and powers and shall perform such duties as the Board of Directors or the Chairman of the Board may from time to time confer and direct.

            Section 3. The President shall have the powers and duties pertaining to the office of the

President conferred or imposed upon him by statute or assigned to him by the Board of Directors. In the absence of the Chairman of the Board the President shall have the powers and duties of the Chairman of the Board.

            Section 4. The Chairman of the Board of Directors or the President as designated by the Board of Directors, shall carry into effect all legal directions of the Executive Committee and of the Board of Directors, and shall at all times exercise general supervision over the interest, affairs and operations of the Company and perform all duties incident to his office.

            Section 5. There may be one or more Vice Presidents, however denominated by the Board of Directors, who may at any time perform all the duties of the Chairman of the Board of Directors and/or the President and such other powers and duties as may from time to time be assigned to them by the Board of Directors, the Executive Committee, the Chairman of the Board or the President and by the officer in charge of the department or division to which they are assigned.

            Section 6. The Secretary shall attend to the giving of notice of meetings of the stockholders and the Board of Directors, as well as the Committees thereof, to the keeping of accurate minutes of all such meetings and to recording the same in the minute books of the Company. In addition to the other notice requirements of these By-Laws and as may be practicable under the circumstances, all such notices shall be in writing and mailed well in advance of the scheduled date of any other meeting. He shall have custody of the corporate seal and shall affix the same to any documents requiring such corporate seal and to attest the same.

            Section 7. The Treasurer shall have general supervision over all assets and liabilities of the Company. He shall be custodian of and responsible for all monies, funds and valuables of the Company and for the keeping of proper records of the evidence of property or indebtedness and of all the transactions of the Company. He shall have general supervision of the expenditures of the Company and shall report to the Board of Directors at each regular meeting of the condition of the Company, and perform such other duties as may be assigned to him from time to time by the Board of Directors of the Executive Committee.

            Section 8. There may be a Controller who shall exercise general supervision over the internal operations of the Company, including accounting, and shall render to the Board of Directors at appropriate times a report relating to the general condition and internal operations of the Company.

            There may be one or more subordinate accounting or controller officers however denominated, who may perform the duties of the Controller and such duties as may be prescribed by the Controller.

            Section 9. The officer designated by the Board of Directors to be in charge of the Audit Division of the Company with such title as the Board of Directors shall prescribe, shall report to and be directly responsible only to the Board of Directors.

            There shall be an Auditor and there may be one or more Audit Officers, however denominated, who may perform all the duties of the Auditor and such duties as may be prescribed by the officer in charge of the Audit Division.

            Section 10. There may be one or more officers, subordinate in rank to all Vice Presidents with such functional titles as shall be determined from time to time by the Board of Directors, who shall ex officio hold the office Assistant Secretary of this Company and who may perform such duties as may be prescribed by the officer in charge of the department or division to whom they are assigned.

            Section 11. The powers and duties of all other officers of the Company shall be those usually pertaining to their respective offices, subject to the direction of the Board of Directors, the Executive Committee, Chairman of the Board of Directors or the President and the officer in charge of the department or division to which they are assigned.


                                    ARTICLE V
                          Stock and Stock Certificates

            Section 1. Shares of stock shall be transferrable on the books of the Company and a transfer book shall be kept in which all transfers of stock shall be recorded.

            Section 2. Certificates of stock shall bear the signature of the President or any Vice President, however denominated by the Board of Directors and countersigned by the Secretary or Treasurer or an Assistant Secretary, and the seal of the corporation shall be engraved thereon. Each certificate shall recite that the stock represented thereby is transferrable only upon the books of the Company by the holder thereof or his attorney, upon surrender of the certificate properly endorsed. Any certificate of stock surrendered to the Company shall be cancelled at the time of transfer, and before a new certificate or certificates shall be issued in lieu thereof. Duplicate certificates of stock shall be issued only upon giving such security as may be satisfactory to the Board of Directors or the Executive Committee.

            Section 3. The Board of Directors of the Company is authorized to fix in advance a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders and any adjournment thereof, or entitled to receive payment of any dividend, or to any allotment or rights, or to exercise any rights in respect of any change, conversion or exchange of capital stock, or in connection with obtaining the consent of stockholders for any purpose, which record date shall not be more than 60 nor less than 10 days proceeding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent.


                                   ARTICLE VI
                                      Seal

            Section 1. The corporate seal of the Company shall be in the following form:

                    Between two concentric circles the words
               "Wilmington Trust Company" within the inner circle
                        the words "Wilmington, Delaware."


                                   ARTICLE VII
                                   Fiscal Year

            Section 1. The fiscal year of the Company shall be the calendar year.


                                  ARTICLE VIII
                     Execution of Instruments of the Company

            Section 1. The Chairman of the Board, the President or any Vice President, however denominated by the Board of Directors, shall have full power and authority to enter into, make, sign, execute, acknowledge and/or deliver and the Secretary or any Assistant Secretary shall have full power and authority to attest and affix the corporate seal of the Company to any and all deeds, conveyances, assignments, releases, contracts, agreements, bonds, notes, mortgages and all other instruments incident to the business of this Company or in acting as executor, administrator, guardian, trustee, agent or in any other fiduciary or representative capacity by any and every method of appointment or by whatever person, corporation, court officer or authority in the State of Delaware, or elsewhere, without any specific authority, ratification, approval or confirmation by the Board of Directors or the Executive Committee, and any and all such instruments shall have the same force and validity as though expressly authorized by the Board of Directors and/or the Executive Committee.

                                   ARTICLE IX
               Compensation of Directors and Members of Committees

            Section 1. Directors and associate directors of the Company, other than salaried officers of the Company, shall be paid such reasonable honoraria or fees for attending meetings of the Board of Directors as the Board of Directors may from time to time determine. Directors and associate directors who serve as members of committees, other than salaried employees of the Company, shall be paid such reasonable honoraria or fees for services as members of committees as the Board of Directors shall from time to time determine and directors and associate directors may be employed by the Company for such special services as the Board of Directors may from time to time determine and shall be paid for such special services so performed reasonable compensation as may be determined by the Board of Directors.


                                    ARTICLE X
                                 Indemnification

            Section 1. (A) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation shall indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation.

                             (B)  The Corporation shall pay the expenses
incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a Director or officer in his capacity as a Director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Director or officer to repay all amounts advanced if it should be ultimately determined that the Director or officer is not entitled to be indemnified under this Article or otherwise.

                             (C)  If a claim for indemnification or payment of
expenses, under this Article X is not paid in full within ninety days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification of payment of expenses under applicable law.

                             (D)  The rights conferred on any person by this
Article X shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Charter or Act of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise.

                             (E)  Any repeal or modification of the foregoing
provisions of this Article X shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                                   ARTICLE XI
                            Amendments to the By-Laws

            Section 1. These By-Laws may be altered, amended or repealed, in whole or in part, and any new By-Law or By-Laws adopted at any regular or special meeting of the Board of Directors by a vote of the majority of all the members of the Board of Directors then in office.

                                    EXHIBIT C




                             Section 321(b) Consent


            Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Wilmington Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.



                                              WILMINGTON TRUST COMPANY


Dated:  December 4, 2001                      By:  /s/ DONALD G. MACKELCAN
        ----------------                           -----------------------
                                              Name:  Donald G. MacKelcan
                                              Title: Vice President

                                    EXHIBIT D



                                     NOTICE


                  This form is intended to assist state nonmember banks and savings banks with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.



R E P O R T   O F   C O N D I T I O N

Consolidating domestic subsidiaries of the

           WILMINGTON TRUST COMPANY                        of     WILMINGTON
----------------------------------------------------------    ------------------
                 Name of Bank                                        City

in the State of   DELAWARE  , at the close of business on June 30, 2001.
                ------------



ASSETS

                                                            Thousands of dollars

Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coins...       258,287
     Interest-bearing balances.............................             0
Held-to-maturity securities................................        16,981
Available-for-sale securities..............................     1,183,358
Federal funds sold and securities purchased under
     agreements to resell..................................       538,676
Loans and lease financing receivables:
     Loans and leases, net of unearned income...  4,855,158
     LESS:  Allowance for loan and lease losses.     71,965
     LESS:  Allocated transfer risk reserve.....          0
Loans and leases, net of unearned income,
     allowance, and reserve................................     4,783,193
Assets held in trading accounts............................             0
Premises and fixed assets (including capitalized leases)...       129,816
Other real estate owned....................................           435
Investments in unconsolidated subsidiaries and associated
     companies.............................................         1,746
Customers' liability to this bank on acceptances
     outstanding...........................................             0
Intangible assets:
     a.  Goodwill..........................................           233
     b.  Other intangible assets...........................         4,307
Other assets...............................................       137,383
Total assets...............................................     7,054,415

                                                          CONTINUED ON NEXT PAGE

LIABILITIES

Deposits:
In domestic offices........................................     5,029,222
     Noninterest-bearing.....................     1,123,260
     Interest-bearing........................     3,905,962
Federal funds purchased and Securities sold under
     agreements to repurchase..............................       793,638
Trading liabilities (from Schedule RC-D)...................             0
Other borrowed money (includes mortgage indebtedness and
     obligations under capitalized leases:.................       606,082
Bank's liability on acceptances executed and outstanding...             0
Subordinated notes and debentures..........................             0
Other liabilities (from Schedule RC-G).....................       105,784
Total liabilities..........................................     6,534,726


EQUITY CAPITAL

Perpetual preferred stock and related surplus..............             0
Common Stock...............................................           500
Surplus (exclude all surplus related to preferred stock)...        62,118
     a.  Retained earnings.................................       449,102
     b.  Accumulated other comprehensive income............         7,969
Total equity capital.......................................       519,689
Total liabilities, limited-life preferred stock, and
    equity capital.........................................     7,054,415

                                                                    EXHIBIT 25.5

                                Registration No.:
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

_____  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
       SECTION 305(b)(2)

                            WILMINGTON TRUST COMPANY
               (Exact name of trustee as specified in its charter)

        Delaware                                         51-0055023
(State of incorporation)                    (I.R.S. employer identification no.)

                               Rodney Square North
                            1100 North Market Street
                           Wilmington, Delaware 19890
                    (Address of principal executive offices)

                               Cynthia L. Corliss
                        Vice President and Trust Counsel
                            Wilmington Trust Company
                               Rodney Square North
                           Wilmington, Delaware 19890
                                 (302) 651-8516
            (Name, address and telephone number of agent for service)


                             Southern Union Company
               (Exact name of obligor as specified in its charter)


          Delaware                                        75-0571592
  (State of incorporation)                  (I.R.S. employer identification no.)



504 Lavaca Street, Suite 800, Austin, Texas                  78701
(Address of principal executive offices)                  (Zip Code)


      Guarantees of Southern Union Company with respect to Trust Preferred
                   Securities of Southern Union Financing III
                       (Title of the indenture securities)

ITEM 1.     GENERAL INFORMATION.

                    Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.


                    Federal Deposit Insurance Co.        State Bank Commissioner
                    Five Penn Center                     Dover, Delaware
                    Suite #2901
                    Philadelphia, PA

            (b)     Whether it is authorized to exercise corporate trust powers.

                    The trustee is authorized to exercise corporate trust powers.

ITEM 2.     AFFILIATIONS WITH THE OBLIGOR.

                    If the obligor is an affiliate of the trustee, describe each affiliation:

                    Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

ITEM 3.  LIST OF EXHIBITS.

                    List below all exhibits filed as part of this Statement of Eligibility and Qualification.

            A. Copy of the Charter of Wilmington Trust Company, which includes the certificate of authority of Wilmington Trust Company to commence business and the authorization of Wilmington Trust Company to exercise corporate trust powers.
            B.      Copy of By-Laws of Wilmington Trust Company.
            C. Consent of Wilmington Trust Company required by Section 321(b) of Trust Indenture Act.
            D. Copy of most recent Report of Condition of Wilmington Trust Company.

            Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 4th day of December, 2001.


                                              WILMINGTON TRUST COMPANY

[SEAL]

Attest:  /s/ CHRISTOPHER SPONENBERG           By:  /s/  DONALD G. MACKELCAN
         --------------------------                ------------------------
             Assistant Secretary              Name:  Donald G. MacKelcan
                                              Title: Vice President

                                    EXHIBIT A

                                 AMENDED CHARTER

                            Wilmington Trust Company

                              Wilmington, Delaware

                           As existing on May 9, 1987

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                                 Amended Charter

                                       or

                              Act of Incorporation

                                       of

                            Wilmington Trust Company

            Wilmington Trust Company, originally incorporated by an Act of the General Assembly of the State of Delaware, entitled "An Act to Incorporate the Delaware Guarantee and Trust Company", approved March 2, A.D. 1901, and the name of which company was changed to "Wilmington Trust Company" by an amendment filed in the Office of the Secretary of State on March 18, A.D. 1903, and the Charter or Act of Incorporation of which company has been from time to time amended and changed by merger agreements pursuant to the corporation law for state banks and trust companies of the State of Delaware, does hereby alter and amend its Charter or Act of Incorporation so that the same as so altered and amended shall in its entirety read as follows:

            First: - The name of this corporation is Wilmington Trust Company.

            Second: - The location of its principal office in the State of Delaware is at Rodney Square North, in the City of Wilmington, County of New Castle; the name of its resident agent is Wilmington Trust Company whose address is Rodney Square North, in said City.
            In addition to such principal office, the said corporation maintains and operates branch offices in the City of Newark, New Castle County, Delaware, the Town of Newport, New Castle County, Delaware, at Claymont, New Castle County, Delaware, at Greenville, New Castle County Delaware, and at Milford Cross Roads, New Castle County, Delaware, and shall be empowered to open, maintain and operate branch offices at Ninth and Shipley Streets, 418 Delaware Avenue, 2120 Market Street, and 3605 Market Street, all in the City of Wilmington, New Castle County, Delaware, and such other branch offices or places of business as may be authorized from time to time by the agency or agencies of the government of the State of Delaware empowered to confer such authority.

            Third: - (a) The nature of the business and the objects and purposes proposed to be transacted, promoted or carried on by this Corporation are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do and in any part of the world, viz.:

                    (1) To sue and be sued, complain and defend in any Court of law or equity and to make and use a common seal, and alter the seal at pleasure, to hold, purchase, convey, mortgage or otherwise deal in real and personal estate and property, and to

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                    appoint such officers and agents as the business of the
                    Corporation shall require, to make by-laws not inconsistent with the Constitution or laws of the United States or of this State, to discount bills, notes or other evidences of debt, to receive deposits of money, or securities for money, to buy gold and silver bullion and foreign coins, to buy and sell bills of exchange, and generally to use, exercise and enjoy all the powers, rights, privileges and franchises incident to a corporation which are proper or necessary for the transaction of the business of the Corporation hereby created.

                    (2) To insure titles to real and personal property, or any estate or interests therein, and to guarantee the holder of such property, real or personal, against any claim or claims, adverse to his interest therein, and to prepare and give certificates of title for any lands or premises in the State of Delaware, or elsewhere.

                    (3) To act as factor, agent, broker or attorney in the receipt, collection, custody, investment and management of funds, and the purchase, sale, management and disposal of property of all descriptions, and to prepare and execute all papers which may be necessary or proper in such business.

                    (4) To prepare and draw agreements, contracts, deeds, leases, conveyances, mortgages, bonds and legal papers of every description, and to carry on the business of conveyancing in all its branches.

                    (5) To receive upon deposit for safekeeping money, jewelry, plate, deeds, bonds and any and all other personal property of every sort and kind, from executors, administrators, guardians, public officers, courts, receivers, assignees, trustees, and from all fiduciaries, and from all other persons and individuals, and from all corporations whether state, municipal, corporate or private, and to rent boxes, safes, vaults and other receptacles for such property.

                    (6) To act as agent or otherwise for the purpose of registering, issuing, certificating, countersigning, transferring or underwriting the stock, bonds or other obligations of any corporation, association, state or municipality, and may receive and manage any sinking fund therefor on such terms as may be agreed upon between the two parties, and in like manner may act as Treasurer of any corporation or municipality.

                    (7) To act as Trustee under any deed of trust, mortgage, bond or other instrument issued by any state, municipality, body politic, corporation, association or person, either alone or in conjunction with any other person or persons, corporation or corporations.

                    (8) To guarantee the validity, performance or effect of any contract or agreement, and the fidelity of persons holding places of responsibility or trust; to become surety for any person, or persons, for the faithful performance of any trust, office, duty,

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                    contract or agreement, either by itself or in conjunction
                    with any other person, or persons, corporation, or corporations, or in like manner become surety upon any bond, recognizance, obligation, judgment, suit, order, or decree to be entered in any court of record within the State of Delaware or elsewhere, or which may now or hereafter be required by any law, judge, officer or court in the State of Delaware or elsewhere.

                    (9) To act by any and every method of appointment as trustee, trustee in bankruptcy, receiver, assignee, assignee in bankruptcy, executor, administrator, guardian, bailee, or in any other trust capacity in the receiving, holding, managing, and disposing of any and all estates and property, real, personal or mixed, and to be appointed as such trustee, trustee in bankruptcy, receiver, assignee, assignee in bankruptcy, executor, administrator, guardian or bailee by any persons, corporations, court, officer, or authority, in the State of Delaware or elsewhere; and whenever this Corporation is so appointed by any person, corporation, court, officer or authority such trustee, trustee in bankruptcy, receiver, assignee, assignee in bankruptcy, executor, administrator, guardian, bailee, or in any other trust capacity, it shall not be required to give bond with surety, but its capital stock shall be taken and held as security for the performance of the duties devolving upon it by such appointment.

                    (10) And for its care, management and trouble, and the exercise of any of its powers hereby given, or for the performance of any of the duties which it may undertake or be called upon to perform, or for the assumption of any responsibility the said Corporation may be entitled to receive a proper compensation.

                    (11) To purchase, receive, hold and own bonds, mortgages, debentures, shares of capital stock, and other securities, obligations, contracts and evidences of indebtedness, of any private, public or municipal corporation within and without the State of Delaware, or of the Government of the United States, or of any state, territory, colony, or possession thereof, or of any foreign government or country; to receive, collect, receipt for, and dispose of interest, dividends and income upon and from any of the bonds, mortgages, debentures, notes, shares of capital stock, securities, obligations, contracts, evidences of indebtedness and other property held and owned by it, and to exercise in respect of all such bonds, mortgages, debentures, notes, shares of capital stock, securities, obligations, contracts, evidences of indebtedness and other property, any and all the rights, powers and privileges of individual owners thereof, including the right to vote thereon; to invest and deal in and with any of the moneys of the Corporation upon such securities and in such manner as it may think fit and proper, and from time to time to vary or realize such investments; to issue bonds and secure the same by pledges or deeds of trust or mortgages of or upon the whole or any part of the property held or owned by the Corporation, and to sell and pledge such bonds, as and when the Board of Directors shall determine, and in the promotion of its said corporate business of investment

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                    and to the extent authorized by law, to lease, purchase,
                    hold, sell, assign, transfer, pledge, mortgage and convey real and personal property of any name and nature and any estate or interest therein.

            (b) In furtherance of, and not in limitation, of the powers conferred by the laws of the State of Delaware, it is hereby expressly provided that the said Corporation shall also have the following powers:

                    (1) To do any or all of the things herein set forth, to the same extent as natural persons might or could do, and in any part of the world.

                    (2) To acquire the good will, rights, property and franchises and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation, and to pay for the same in cash, stock of this Corporation, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

                    (3) To take, hold, own, deal in, mortgage or otherwise lien, and to lease, sell, exchange, transfer, or in any manner whatever dispose of property, real, personal or mixed, wherever situated.

                    (4) To enter into, make, perform and carry out contracts of every kind with any person, firm, association or corporation, and, without limit as to amount, to draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments.

                    (5) To have one or more offices, to carry on all or any of its operations and businesses, without restriction to the same extent as natural persons might or could do, to purchase or otherwise acquire, to hold, own, to mortgage, sell, convey or otherwise dispose of, real and personal property, of every class and description, in any State, District, Territory or Colony of the United States, and in any foreign country or place.

                    (6) It is the intention that the objects, purposes and powers specified and clauses contained in this paragraph shall (except where otherwise expressed in said paragraph) be nowise limited or restricted by reference to or inference from the terms of any other clause of this or any other paragraph in this charter, but that the objects, purposes and powers specified in each of the clauses of this paragraph shall be regarded as independent objects, purposes and powers.

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            Fourth: - (a)  The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty-one million (41,000,000) shares, consisting of:

                    (1) One million (1,000,000) shares of Preferred stock, par value $10.00 per share (hereinafter referred to as "Preferred Stock"); and

                    (2) Forty million (40,000,000) shares of Common Stock, par value $1.00 per share (hereinafter referred to as "Common Stock").

            (b) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of subparagraph 1 of Paragraph (c) of this Article Fourth, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

                    (1) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                    (2) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other class of stock and whether such dividends shall be cumulative or non-cumulative;

                    (3) The right, if any, of the holders of Preferred Stock of such series to convert the same into or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

                    (4) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and

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                    conditions on which, Preferred Stock of such series may be redeemed.

                    (5) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up, of the Corporation.

                    (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

                    (7) The voting powers, if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such circumstances and on such conditions as the Board of Directors may determine.

            (c) (1) After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of section (b) of this Article Fourth), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of section (b) of this Article Fourth), and subject further to any conditions which may be fixed in accordance with the provisions of section (b) of this Article Fourth, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

                    (2) After distribution in full of the preferential amount, if any, (fixed in accordance with the provisions of section
                    (b) of this Article Fourth), to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up, of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                    (3) Except as may otherwise be required by law or by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to section (b) of this Article Fourth, each holder of Common Stock shall have one vote in respect of each share of Common Stock held on all matters voted upon by the stockholders.

            (d) No holder of any of the shares of any class or series of stock or of options, warrants

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            or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

            (e) The relative powers, preferences and rights of each series of Preferred Stock in relation to the relative powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in section (b) of this Article Fourth and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to section (b) of this Article Fourth that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

            (f) Subject to the provisions of section (e), shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

            (g) Shares of Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

            (h) The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

            Fifth: - (a) The business and affairs of the Corporation shall be conducted and managed by a Board of Directors. The number of directors constituting the entire Board shall be not less than five nor more than twenty-five as fixed from time to time by vote of a majority

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            of the whole Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the whole Board shall be twenty-four until otherwise fixed by a majority of the whole Board.

            (b) The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. At the annual meeting of stockholders in 1982, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next annual election of directors. At such election, the stockholders shall elect a successor to such director to hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

            (c) Notwithstanding any other provisions of this Charter or Act of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Charter or Act of Incorporation or the By-Laws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time without cause, but only by the affirmative vote of the holders of two- thirds or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

            (d) Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Such nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Notice of nominations which are proposed by the Board of Directors shall be given by the Chairman on behalf of the Board.

            (e) Each notice under subsection (d) shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal

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            occupation or employment of such nominee and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

            (f) The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

            (g) No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

            Sixth: - The Directors shall choose such officers, agents and servants as may be provided in the By-Laws as they may from time to time find necessary or proper.

            Seventh: - The Corporation hereby created is hereby given the same powers, rights and privileges as may be conferred upon corporations organized under the Act entitled "An Act Providing a General Corporation Law", approved March 10, 1899, as from time to time amended.

            Eighth: - This Act shall be deemed and taken to be a private Act.

            Ninth: - This Corporation is to have perpetual existence.

            Tenth: - The Board of Directors, by resolution passed by a majority of the whole Board, may designate any of their number to constitute an Executive Committee, which Committee, to the extent provided in said resolution, or in the By-Laws of the Company, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

            Eleventh: - The private property of the stockholders shall not be liable for the payment of corporate debts to any extent whatever.

            Twelfth: - The Corporation may transact business in any part of the world.

            Thirteenth: - The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-Laws of the Corporation by a vote of the majority of the entire Board. The stockholders may make, alter or repeal any By-Law whether or not adopted by them, provided however, that any such additional By-Laws, alterations or repeal may be adopted only by the affirmative vote of the holders of two-thirds or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

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            Fourteenth: - Meetings of the Directors may be held outside of the
            State of Delaware at such places as may be from time to time designated by the Board, and the Directors may keep the books of the Company outside of the State of Delaware at such places as may be from time to time designated by them.

            Fifteenth: - (a) (1) In addition to any affirmative vote required by law, and except as otherwise expressly provided in sections (b) and
            (c) of this Article Fifteenth:

                    (A) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder), which, after such merger or consolidation, would be an Affiliate (as hereinafter defined) of an Interested Stockholder, or

                    (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate fair market value of $1,000,000 or more, or

                    (C) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more, or

                    (D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or

                    (E) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder, or any Affiliate of any Interested Stockholder,

shall require the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article Fifteenth as one class ("Voting Shares"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may

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be specified, by law or in any agreement with any national securities exchange or otherwise.

                           (2) The term "business combination" as used in this Article Fifteenth shall mean any transaction which is referred to in any one or more of clauses (A) through
                           (E) of paragraph 1 of the section (a).

                    (b) The provisions of section (a) of this Article Fifteenth shall not be applicable to any particular business combination and such business combination shall require only such affirmative vote as is required by law and any other provisions of the Charter or Act of Incorporation or By-Laws if such business combination has been approved by a majority of the whole Board.

                    (c)  For the purposes of this Article Fifteenth:

            (1) A "person" shall mean any individual, firm, corporation or other entity.

            (2) "Interested Stockholder" shall mean, in respect of any business combination, any person (other than the Corporation or any Subsidiary) who or which as of the record date for the determination of stockholders entitled to notice of and to vote on such business combination, or immediately prior to the consummation of any such transaction:

                    (A) is the beneficial owner, directly or indirectly, of more than 10% of the Voting Shares, or

                    (B) is an Affiliate of the Corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than 10% of the then outstanding voting Shares, or

                    (C) is an assignee of or has otherwise succeeded in any share of capital stock of the Corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

            (3)  A person shall be the "beneficial owner" of any Voting Shares:

                    (A) which such person or any of its Affiliates and Associates (as hereafter defined) beneficially own, directly or indirectly, or

                   (B) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or

                    (C) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

            (4) The outstanding Voting Shares shall include shares deemed owned through application of paragraph (3) above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise.

            (5) "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 1981.

            (6) "Subsidiary" shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 1981) is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Investment Stockholder set forth in paragraph (2) of this section (c), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                    (d) majority of the directors shall have the power and duty to determine for the purposes of this Article Fifteenth on the basis of information known to them, (1) the number of Voting Shares beneficially owned by any person (2) whether a person is an Affiliate or Associate of another, (3) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in paragraph (3) of section (c), or (4) whether the assets subject to any business combination or the consideration received for the issuance or transfer of securities by the Corporation, or any Subsidiary has an aggregate fair market value of $1,000,000 or more.

                    (e) Nothing contained in this Article Fifteenth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

            Sixteenth: Notwithstanding any other provision of this Charter or Act of Incorporation or the By-Laws of the Corporation (and in addition to any other vote that may be required by law, this Charter or Act of Incorporation by the By-Laws), the affirmative vote of the holders of at least two-thirds of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter or repeal any provision of Articles Fifth, Thirteenth, Fifteenth or Sixteenth of this Charter or Act of Incorporation.

            Seventeenth: (a) a Director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Laws as the same exists or may hereafter be amended.

                    (b) Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a Director of the Corporation existing hereunder with respect to any act or omission occurring prior to the time of such repeal or modification."

                                    EXHIBIT B

                                     BY-LAWS


                            WILMINGTON TRUST COMPANY

                              WILMINGTON, DELAWARE

                        As existing on February 20, 2000

                       BY-LAWS OF WILMINGTON TRUST COMPANY


                                    ARTICLE I
                             Stockholders' Meetings

            Section 1. The Annual Meeting of Stockholders shall be held on the third Thursday in April each year at the principal office at the Company or at such other date, time, or place as may be designated by resolution by the Board of Directors.

            Section 2. Special meetings of all stockholders may be called at any time by the Board of Directors, the Chairman of the Board or the President.

            Section 3. Notice of all meetings of the stockholders shall be given by mailing to each stockholder at least ten (10) days before said meeting, at his last known address, a written or printed notice fixing the time and place of such meeting.

            Section 4. A majority in the amount of the capital stock of the Company issued and outstanding on the record date, as herein determined, shall constitute a quorum at all meetings of stockholders for the transaction of any business, but the holders of a small number of shares may adjourn, from time to time, without further notice, until a quorum is secured. At each annual or special meeting of stockholders, each stockholder shall be entitled to one vote, either in person or by proxy, for each share of stock registered in the stockholder's name on the books of the Company on the record date for any such meeting as determined herein.

                                   ARTICLE II
                                    Directors

            Section 1. The authorized number of directors that shall constitute the Board of Directors shall be fixed from time to time by or pursuant to a resolution passed by a majority of the Board within the parameters set by the Charter of the Bank. No more than two directors may also be employees of the Company or any affiliate thereof.

            Section 2. Except as provided in these Bylaws or as otherwise required by law, there shall be no qualifications for election or service as directors of the Company. In addition to any other provisions of these Bylaws, to be qualified for nomination for Election or appointment to the Board of Directors each person must have not attained the age of sixty-nine years at the time of such election or appointment, provided however, the Nominating and Corporate Governance Committee may waive such qualification as to a particular candidate otherwise qualified to serve as a director upon a good faith determination by such committee that such a waiver is in the best interests of the Company and its stockholders. The Chairman of the Board of Directors shall not be qualified to continue to serve as a director upon the termination of his or her services in that office for any reason.

            Section 3. The class of Directors so elected shall hold office for three years or until their successors are elected and qualified.

            Section 4. The affairs and business of the Company shall be managed and conducted by the Board of Directors.

            Section 5. The Board of Directors shall meet at the principal office of the Company or elsewhere in its discretion at such times to be determined by a majority of its members, or at the call of the Chairman of the Board of Directors or the President.

            Section 6. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors or by the President, and shall be called upon the written request of a majority of the directors.

            Section 7. A majority of the directors elected and qualified shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

            Section 8. Written notice shall be sent by mail to each director of any special meeting of the Board of Directors, and of any change in the time or place of any regular meeting, stating the time and place of such meeting, which shall be mailed not less than two days before the time of holding such meeting.

            Section 9. In the event of the death, resignation, removal, inability to act, or disqualification of any director, the Board of Directors, although less than a quorum, shall have the right to elect the successor who shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified.

            Section 10. The Board of Directors at its first meeting after its election by the stockholders shall appoint an Executive Committee, a Trust Committee, an Audit Committee and a Compensation Committee, and shall elect from its own members a Chairman of the Board of Directors and a President who may be the same person. The Board of Directors shall also elect at such meeting a Secretary and a Treasurer, who may be the same person, may appoint at any time such other committees and elect or appoint such other officers as it may deem advisable. The

Board of Directors may also elect at such meeting one or more Associate
Directors.

            Section 11. The Board of Directors may at any time remove, with or without cause, any member of any Committee appointed by it or any associate director or officer elected by it and may appoint or elect his successor.

            Section 12. The Board of Directors may designate an officer to be in charge of such of the departments or divisions of the Company as it may deem advisable.


                                   ARTICLE III
                                   Committees

            Section 1.  Executive Committee

                             (A)  The Executive Committee shall be composed of
not more than nine members who shall be selected by the Board of Directors from its own members and who shall hold office during the pleasure of the Board.

                             (B)  The Executive Committee shall have all the
powers of the Board of Directors when it is not in session to transact all business for and in behalf of the Company that may be brought before it.

                             (C)  The Executive Committee shall meet at the
principal office of the Company or elsewhere in its discretion at such times to be determined by a majority of its members, or at the call of the Chairman of the Executive Committee or at the call of the Chairman of the Board of Directors. The majority of its members shall be necessary to constitute a quorum for the transaction of business. Special meetings of the Executive Committee may be held at any time when a quorum is present.

                             (D)  Minutes of each meeting of the Executive
Committee shall be kept and submitted to the Board of Directors at its next meeting.

                             (E)  The Executive Committee shall advise and
superintend all investments that may be made of the funds of the Company, and shall direct the disposal of the same, in accordance with such rules and regulations as the Board of Directors from time to time make.

                             (F)  In the event of a state of disaster of
sufficient severity to prevent the conduct and management of the affairs and business of the Company by its directors and officers as contemplated by these By-Laws any two available members of the Executive Committee as constituted immediately prior to such disaster shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Company in accordance with the provisions of Article III of these By-Laws; and if less than three members of the Trust Committee is constituted immediately prior to such disaster shall be available for the transaction of its business, such Executive Committee shall also be empowered to exercise all of the powers reserved to the Trust Committee under Article III
Section 2 hereof. In the event of the unavailability, at such time, of a minimum of two members of such Executive Committee, any three available directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Company in accordance with the foregoing provisions of this Section. This By-Law shall be subject to implementation by Resolutions of the Board of Directors presently existing or hereafter passed from time to time for that purpose, and any provisions of these By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary Resolutions shall be suspended during such a disaster period until it shall be determined by any interim Executive Committee acting under this section that it shall be to the advantage of the Company to resume the conduct and management of its affairs and business under all of the other provisions of these By-Laws.

            Section 2.  Audit Committee

                             (A)  The Audit Committee shall be composed of five
members who shall be selected by the Board of Directors from its own members, none of whom shall be an officer of the Company, and shall hold office at the pleasure of the Board.

                             (B)  The Audit Committee shall have general
supervision over the Audit Division in all matters however subject to the approval of the Board of Directors; it shall consider all matters brought to its attention by the officer in charge of the Audit Division, review all reports of examination of the Company made by any governmental agency or such independent auditor employed for that purpose, and make such recommendations to the Board of Directors with respect thereto or with respect to any other matters pertaining to auditing the Company as it shall deem desirable.

                             (C)  The Audit Committee shall meet whenever and
wherever the majority of its members shall deem it to be proper for the transaction of its business, and a majority of its Committee shall constitute a quorum.

            Section 3.  Compensation Committee

                             (A)  The Compensation Committee shall be composed
of not more than five (5) members who shall be selected by the Board of Directors from its own members who are not officers of the Company and who shall hold office during the pleasure of the Board.

                             (B)  The Compensation Committee shall in general
advise upon all matters of policy concerning the Company brought to its attention by the management and from time to time review the management of the Company, major organizational matters, including salaries and employee benefits and specifically shall administer the Executive Incentive Compensation Plan.

                             (C)  Meetings of the Compensation Committee may be
called at any time by the Chairman of the Compensation Committee, the Chairman of the Board of Directors, or the President of the Company.

            Section 4.  Associate Directors

                             (A)  Any person who has served as a director may be
elected by the Board of Directors as an associate director, to serve during the pleasure of the Board.

                             (B)  An associate director shall be entitled to
attend all directors meetings and participate in the discussion of all matters brought to the Board, with the exception that he would have no right to vote. An associate director will be eligible for appointment to Committees of the Company, with the exception of the Executive Committee, Audit Committee and Compensation Committee, which must be comprised solely of active directors.

            Section 5.  Absence or Disqualification of Any Member of a Committee

                             (A)  In the absence or disqualification of any
member of any Committee created under Article III of the By-Laws of this Company, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.


                                   ARTICLE IV
                                    Officers

            Section 1. The Chairman of the Board of Directors shall preside at all meetings of the Board and shall have such further authority and powers and shall perform such duties as the Board of Directors may from time to time confer and direct. He shall also exercise such powers and perform such duties as may from time to time be agreed upon between himself and the President of the Company.

            Section 2. The Vice Chairman of the Board. The Vice Chairman of the Board of Directors shall preside at all meetings of the Board of Directors at which the Chairman of the Board shall not be present and shall have such further authority and powers and shall perform such duties as the Board of Directors or the Chairman of the Board may from time to time confer and direct.

            Section 3. The President shall have the powers and duties pertaining to the office of the President conferred or imposed upon him by statute or assigned to him by the Board of Directors. In the absence of the Chairman of the Board the President shall have the powers and duties of the Chairman of the Board.

            Section 4. The Chairman of the Board of Directors or the President as designated by the Board of Directors, shall carry into effect all legal directions of the Executive Committee and of the Board of Directors, and shall at all times exercise general supervision over the interest, affairs and operations of the Company and perform all duties incident to his office.

            Section 5. There may be one or more Vice Presidents, however denominated by the Board of Directors, who may at any time perform all the duties of the Chairman of the Board of Directors and/or the President and such other powers and duties as may from time to time be assigned to them by the Board of Directors, the Executive Committee, the Chairman of the Board or the President and by the officer in charge of the department or division to which they are assigned.

            Section 6. The Secretary shall attend to the giving of notice of meetings of the stockholders and the Board of Directors, as well as the Committees thereof, to the keeping of accurate minutes of all such meetings and to recording the same in the minute books of the Company. In addition to the other notice requirements of these By-Laws and as may be practicable under the circumstances, all such notices shall be in writing and mailed well in advance of the scheduled date of any other meeting. He shall have custody of the corporate seal and shall affix the same to any documents requiring such corporate seal and to attest the same.

            Section 7. The Treasurer shall have general supervision over all assets and liabilities of the Company. He shall be custodian of and responsible for all monies, funds and valuables of the Company and for the keeping of proper records of the evidence of property or indebtedness and of all the transactions of the Company. He shall have general supervision of the expenditures of the Company and shall report to the Board of Directors at each regular meeting of the condition of the Company, and perform such other duties as may be assigned to him from time to time by the Board of Directors of the Executive Committee.

            Section 8. There may be a Controller who shall exercise general supervision over the internal operations of the Company, including accounting, and shall render to the Board of Directors at appropriate times a report relating to the general condition and internal operations of the Company.

            There may be one or more subordinate accounting or controller officers however denominated, who may perform the duties of the Controller and such duties as may be prescribed by the Controller.

            Section 9. The officer designated by the Board of Directors to be in charge of the Audit Division of the Company with such title as the Board of Directors shall prescribe, shall report to and be directly responsible only to the Board of Directors.

            There shall be an Auditor and there may be one or more Audit Officers, however denominated, who may perform all the duties of the Auditor and such duties as may be prescribed by the officer in charge of the Audit Division.

            Section 10. There may be one or more officers, subordinate in rank to all Vice Presidents with such functional titles as shall be determined from time to time by the Board of Directors, who shall ex officio hold the office Assistant Secretary of this Company and who may perform such duties as may be prescribed by the officer in charge of the department or division to whom they are assigned.

            Section 11. The powers and duties of all other officers of the Company shall be those usually pertaining to their respective offices, subject to the direction of the Board of Directors, the Executive Committee, Chairman of the Board of Directors or the President and the officer in charge of the department or division to which they are assigned.


                                    ARTICLE V
                          Stock and Stock Certificates

            Section 1. Shares of stock shall be transferrable on the books of the Company and a transfer book shall be kept in which all transfers of stock shall be recorded.

            Section 2. Certificates of stock shall bear the signature of the President or any Vice

President, however denominated by the Board of Directors and countersigned by the Secretary or Treasurer or an Assistant Secretary, and the seal of the corporation shall be engraved thereon. Each certificate shall recite that the stock represented thereby is transferrable only upon the books of the Company by the holder thereof or his attorney, upon surrender of the certificate properly endorsed. Any certificate of stock surrendered to the Company shall be cancelled at the time of transfer, and before a new certificate or certificates shall be issued in lieu thereof. Duplicate certificates of stock shall be issued only upon giving such security as may be satisfactory to the Board of Directors or the Executive Committee.

            Section 3. The Board of Directors of the Company is authorized to fix in advance a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders and any adjournment thereof, or entitled to receive payment of any dividend, or to any allotment or rights, or to exercise any rights in respect of any change, conversion or exchange of capital stock, or in connection with obtaining the consent of stockholders for any purpose, which record date shall not be more than 60 nor less than 10 days proceeding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent.


                                   ARTICLE VI
                                      Seal

            Section 1. The corporate seal of the Company shall be in the following form:

                    Between two concentric circles the words
               "Wilmington Trust Company" within the inner circle
                        the words "Wilmington, Delaware."


                                   ARTICLE VII
                                   Fiscal Year

            Section 1. The fiscal year of the Company shall be the calendar year.

                                  ARTICLE VIII
                     Execution of Instruments of the Company

            Section 1. The Chairman of the Board, the President or any Vice President, however denominated by the Board of Directors, shall have full power and authority to enter into, make, sign, execute, acknowledge and/or deliver and the Secretary or any Assistant Secretary shall have full power and authority to attest and affix the corporate seal of the Company to any and all deeds, conveyances, assignments, releases, contracts, agreements, bonds, notes, mortgages and all other instruments incident to the business of this Company or in acting as executor, administrator, guardian, trustee, agent or in any other fiduciary or representative capacity by any and every method of appointment or by whatever person, corporation, court officer or authority in the State of Delaware, or elsewhere, without any specific authority, ratification, approval or confirmation by the Board of Directors or the Executive Committee, and any and all such instruments shall have the same force and validity as though expressly authorized by the Board of Directors and/or the Executive Committee.


                                   ARTICLE IX
               Compensation of Directors and Members of Committees

            Section 1. Directors and associate directors of the Company, other than salaried officers of the Company, shall be paid such reasonable honoraria or fees for attending meetings of the Board of Directors as the Board of Directors may from time to time determine. Directors and associate directors who serve as members of committees, other than salaried employees of the Company, shall be paid such reasonable honoraria or fees for services as members of committees as the Board of Directors shall from time to time determine and directors and associate directors may be employed by the Company for such special services as the Board of Directors may from time to time determine and shall be paid for such special services so performed reasonable compensation as may be determined by the Board of Directors.


                                    ARTICLE X
                                 Indemnification

            Section 1. (A) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation shall indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation.

                             (B)  The Corporation shall pay the expenses
incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a Director or officer in his capacity as a Director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Director or officer to repay all amounts advanced if it should be ultimately determined that the Director or officer is not entitled to be indemnified under this Article or otherwise.

                             (C)  If a claim for indemnification or payment of
expenses, under this Article X is not paid in full within ninety days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification of payment of expenses under applicable law.

                             (D)  The rights conferred on any person by this
Article X shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Charter or Act of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise.

                             (E)  Any repeal or modification of the foregoing
provisions of this Article X shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                                   ARTICLE XI
                            Amendments to the By-Laws

            Section 1. These By-Laws may be altered, amended or repealed, in whole or in part, and any new By-Law or By-Laws adopted at any regular or special meeting of the Board of Directors by a vote of the majority of all the members of the Board of Directors then in office.

                                    EXHIBIT C




                             Section 321(b) Consent


            Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Wilmington Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.



                                              WILMINGTON TRUST COMPANY


Dated:  December 4, 2001                      By:  /s/ DONALD G. MACKELCAN
        ----------------                           -----------------------
                                              Name:  Donald G. MacKelcan
                                              Title: Vice President

                                    EXHIBIT D



                                     NOTICE


                  This form is intended to assist state nonmember banks and savings banks with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.



R E P O R T   O F   C O N D I T I O N

Consolidating domestic subsidiaries of the

           WILMINGTON TRUST COMPANY                        of     WILMINGTON
----------------------------------------------------------    ------------------
                 Name of Bank                                        City

in the State of   DELAWARE  , at the close of business on June 30, 2001.
                ------------



ASSETS

                                                            Thousands of dollars

Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coins...        258,287
     Interest-bearing balances.............................              0
Held-to-maturity securities................................         16,981
Available-for-sale securities..............................      1,183,358
Federal funds sold and securities purchased under
     agreements to resell..................................        538,676
Loans and lease financing receivables:
     Loans and leases, net of unearned income...  4,855,158
     LESS:  Allowance for loan and lease losses.     71,965
     LESS:  Allocated transfer risk reserve.....          0
Loans and leases, net of unearned income,
     allowance, and reserve................................      4,783,193
Assets held in trading accounts............................              0
Premises and fixed assets (including capitalized leases)...        129,816
Other real estate owned....................................            435
Investments in unconsolidated subsidiaries and associated
     companies.............................................          1,746
Customers' liability to this bank on acceptances
     outstanding...........................................              0
Intangible assets:
     a.  Goodwill..........................................            233
     b.  Other intangible assets...........................          4,307
Other assets...............................................        137,383
Total assets...............................................      7,054,415

                                                          CONTINUED ON NEXT PAGE

LIABILITIES

Deposits:
In domestic offices........................................      5,029,222
     Noninterest-bearing......................    1,123,260
     Interest-bearing.........................    3,905,962
Federal funds purchased and Securities sold under
     agreements to repurchase..............................        793,638
Trading liabilities (from Schedule RC-D)...................              0
Other borrowed money (includes mortgage indebtedness and
     obligations under capitalized leases:.................        606,082
Bank's liability on acceptances executed and outstanding...              0
Subordinated notes and debentures..........................              0
Other liabilities (from Schedule RC-G).....................        105,784
Total liabilities..........................................      6,534,726


EQUITY CAPITAL

Perpetual preferred stock and related surplus..............              0
Common Stock...............................................            500
Surplus (exclude all surplus related to preferred stock)...         62,118
     a.  Retained earnings.................................        449,102
     b.  Accumulated other comprehensive income............          7,969
Total equity capital.......................................        519,689
Total liabilities, limited-life preferred stock, and
     equity capital........................................      7,054,415